    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1998
                                                      REGISTRATION NO. 333-60761


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ------------------------------


                                   AMENDMENT
                                     NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                  CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


         COLORADO                       3440                    93-0962072
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD         (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)   INDUSTRIAL CLASSIFICATION  IDENTIFICATION NO.)
                                      CODE NUMBER)


                           410 17TH STREET, SUITE 400
                            DENVER, COLORADO  80202
                                 (888) 313-8051
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                               CAPITOL METALS CO.
                           20000 SOUTH WESTERN AVENUE
                          TORRANCE, CALIFORNIA  90501
                    (Address of Principal Place of Business)

                                   COPIES TO:


DONALD R. JACKSON                                 THOMAS P. GALLAGHER, ESQ.
SECRETARY                                         BARBARA J. COMLY, ESQ.
CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.       GALLAGHER, BRIODY & BUTLER
410 17TH STREET, SUITE 400                        212 CARNEGIE CENTER, SUITE 402
DENVER, COLORADO  80202                           PRINCETON, NEW JERSEY  08540
(888) 313-8051                                    (609) 452-6000
(NAME, ADDRESS AND TELEPHONE
NUMBER OF AGENT FOR SERVICE)

                       ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [ X ]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                        CALCULATION OF REGISTRATION FEE


============================================================================================================================
  TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
          TO BE REGISTERED                REGISTERED      OFFERING PRICE PER    AGGREGATE  OFFERING   REGISTRATION FEE
                                                               SHARE(1)              PRICE(1)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
 COMMON SHARES ISSUABLE UPON                7,895,470             $1.75        $   13,817,072.50    $       4,076.04(11)
 CONVERSION OF 10% CONVERTIBLE
 NOTES(2)
----------------------------------------------------------------------------------------------------------------------------
 COMMON SHARES ISSUABLE IN LIEU OF            631,644             $.625        $      394,777.50    $         116.46(11)
 CASH INTEREST ON 10% CONVERTIBLE
 NOTES(3)
----------------------------------------------------------------------------------------------------------------------------
 COMMON SHARES ISSUABLE UPON                4,311,294             $1.75        $    7,544,764.50    $       2,225.71(11)
 CONVERSION OF SERIES C PREFERRED
 SHARES(4)
----------------------------------------------------------------------------------------------------------------------------
 COMMON SHARES ISSUABLE UPON                1,000,000             $1.00        $    1,000,000.00    $         295.00(11)
 EXERCISE OF WARRANTS(5)
----------------------------------------------------------------------------------------------------------------------------
 COMMON SHARES ISSUABLE UPON                1,000,000             $ .75        $      750,000.00    $         221.25(11)
 EXERCISE OF WARRANTS(6)
----------------------------------------------------------------------------------------------------------------------------
 COMMON SHARES ISSUABLE UPON                  250,000             $2.38        $      595,000.00    $         175.53(11)
 EXERCISE OF WARRANTS(7)
----------------------------------------------------------------------------------------------------------------------------
 COMMON SHARES ISSUABLE UPON                  200,000             $2.00        $      400,000.00    $         118.00(11)
 EXERCISE OF WARRANTS(8)
----------------------------------------------------------------------------------------------------------------------------
 OUTSTANDING COMMON SHARES(9)               1,542,460             $.625        $      964,037.50    $         284.40(11)
----------------------------------------------------------------------------------------------------------------------------
 OUTSTANDING COMMON SHARES(10)              2,266,259             $.445        $    1,008,485.26    $         297.51(12)
----------------------------------------------------------------------------------------------------------------------------
 TOTAL(13)                                 19,097,127                          $   26,474,137.26    $       7,809.90(11)(12)
============================================================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee.


(2) Includes the indeterminate number of Common Shares issuable upon conversion of $5.0 million principal of 10% Convertible Notes at the conversion price equal to the lesser of (i) $1.75 per share or (ii) the following conversion prices: (x) on or after August 6, 1998 at a per share price equal to eighty percent (80%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for the twenty trading days prior to the exercise date of such conversion and
       (y) on or after October 5, 1998 at a per share price equal to seventy-five (75%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for each of the twenty trading days prior to the exercise date of such conversion. The maximum offering price per share is based upon the estimated conversion price of $1.75 which is higher than the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998 or $.625 (in accordance with Rule 457(g)).

(3) Includes the indeterminate number of Common Shares issuable by the Company in lieu of cash interest on the 10% Convertible Notes. The maximum offering price per share is based upon the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998 or $.625 (in accordance with Rule 457(g)).

(4) Includes the indeterminate number of Common Shares issuable upon conversion of 186 outstanding Series C Preferred Shares at the conversion price per Series C Preferred Share equal to $10,000 divided by the lesser of (x) $1.75 and (y) seventy-five percent (75%) of the arithmetic average of the closing bid prices for each of the five trading days prior to the exercise date of any such conversion. The maximum offering price per share is based upon the estimated conversion price of $1.75 which is higher than the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998 or $.625 (in accordance with Rule 457(g)).

(5) Includes 1,000,000 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares at an exercise price of $1.00. The maximum offering price per share is based upon the $1.00 exercise price of the warrants since it is higher than the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998 or $.625 (in accordance with Rule 457(g)).

(6) Includes 1,000,000 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares at an exercise price of $.75. The maximum offering price per share is based upon the $.75 exercise price of the warrants since it is higher than the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998 or $.625 (in accordance with Rule 457(g)).

(7) Includes 250,000 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares at an exercise price of $2.38. The maximum offering price per share is based upon the $2.38 exercise price of the warrants since it is higher than the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998 or $.625 (in accordance with Rule 457(g)).

(8) Includes 200,000 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares at an exercise price of $2.00. The maximum offering price per share is based upon the $2.00 exercise price of the warrants since it is higher than the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998 or $.625 (in accordance with Rule 457(g)).



(9)    Outstanding Common Shares owned by the Selling Shareholders.   Includes
       269,349 Common Shares which are subject to adjustment, and the indeterminate number of Common Shares issuable upon such antidilution adjustment. The maximum offering price per share is based upon $.625, the average of the reported bid and asked price of the Company's Common Shares on July 31, 1998.



(10) Outstanding Common Shares owned by the Selling Shareholders. The maximum offering price per share is based upon $.445, the average of the reported bid and asked price of the Company's Common Shares on August 21, 1998.

(11) $7,512.39 registration fee previously paid when Form SB-2 originally filed on August 6, 1998.

(12) Pursuant to Rule 457, an additional fee of $297.51, base on the 2,266,259 additional shares being registered, is due in connection with this Amendment No. 1. The maximum offering price per share is based upon $.445, the average of the reported bid and asked price of the Company's Common Shares on August 21, 1998.

(13) Includes in each case reoffers of the Common Shares offered hereby and Common Shares issuable pursuant to antidilution provisions pursuant to Rule 416.

                             CROSS REFERENCE SHEET

 Item Number and Caption                                 Location or Heading in Prospectus
 -----------------------                                 ---------------------------------
 1.      Front of Registration Statement and Outside     Outside Front Cover Page
         Front Cover of Prospectus

 2.      Inside Front and Outside Back Cover Pages of    Inside Front Cover Page; Back Cover Page
         Prospectus
 3.      Summary Information and Risk Factors            Prospectus Summary; Risk Factors

 4.      Use of Proceeds                                 Use of Proceeds

 5.      Determination of Offering Price                 Not Applicable

 6.      Dilution                                        Not Applicable

 7.      Selling Security Holders                        Selling Shareholders

 8.      Plan of Distribution                            Plan of Distribution

 9.      Legal Proceedings                               Business

 10.     Directors, Executive Officers, Promoters and    Management
         Control Persons

 11.     Security Ownership of Certain Beneficial        Security Ownership of Certain Beneficial Owners and
         Owners and Management                           Management

 12.     Description of Securities                       Description of Securities

 13.     Interest of Named Experts and Counsel           Not Applicable

 14.     Disclosure of Commission Position on            Description of Securities
         Indemnification for Securities Act
         Liabilities

 15.     Organization Within Last Five Years             Not Applicable

 16.     Description of Business                         Business

 17.     Management's Discussion and Analysis or Plan    Management's Discussion and Analysis and Plan of
         of Operation                                    Operation

 18.     Description of Property                         Business

 19.     Certain Relationships and Related               Certain Relationships and Related Transactions
         Transactions

 20.     Market for Common Equity and Related            Market Prices and Dividends
         Stockholder Matters

 21.     Executive Compensation                          Executive Compensation

 22.     Financial Statements                            Index to Financial Statements

 23.     Changes In and Disagreements with Accountants   Not Applicable
         on Accounting and Financial Disclosures

PROSPECTUS

                  CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.


                            18,007,714 Common Shares



       This Prospectus relates to the sale by certain holders of securities (the "Selling Shareholders") of Consolidated Capital of North America, Inc. (the "Company") of the following number of Common Shares, $.0001 par value per share (the "Common Shares"), of the Company: (i) an estimated 7,895,470 Common Shares issuable upon conversion of $5,000,000 in principal amount of 10% Convertible Notes of the Company (the "Convertible Notes"), (ii) an estimated 631,644 Common Shares that may be issued as interest on the Convertible Notes at the option of the Company in lieu of cash interest (the "Interest Shares"),
(iii) an estimated 3,221,881 Common Shares issuable upon conversion of 139 Series C Convertible Preferred Shares of the Company (the "Series C Shares"),
(iv) 2,450,000 Common Shares underlying Warrants of the Company (the "Warrants"), and (v) 3,808,719 outstanding Common Shares ( the "Outstanding Shares"). (The shares issuable upon conversion or exercise of the Convertible Notes, the Series C Shares and the Warrants, are referred to as the "Conversion Shares"; the Outstanding Shares, the Interest Shares and the Conversion Shares, are referred to as the "Shares"). Because the conversion price of the Convertible Notes and the Series C Shares is related to the market price of the Common Shares at the time of conversion and the issuance price of the Interest Shares is related to the market price of the Common Shares at the time of issuance and because there may be antidilution adjustments to the exercise price of the Convertible Notes, the Series C Shares and the Warrants and antidilution adjustments to 269,349 of the Outstanding Shares, the number of Conversion Shares, Interest Shares and Common Shares which are subject to this Prospectus is indeterminate and this Prospectus relates to the resale of such entire indeterminate number of Shares.


       The number of Common Shares issuable upon conversion of the Convertible Notes, and the consequent number of Shares available for resale under this Prospectus, is based upon a conversion price which is equal to the lesser of
(i) $1.75 per share and (ii) the following conversion prices: (x) on or after August 6, 1998 at a per share price equal to eighty percent (80%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for the twenty trading days prior to the exercise date of such conversion and (y) on or after October 5, 1998 at a per share price equal to seventy-five (75%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for each of the twenty trading days prior to the exercise date of such conversion.

       The Company has the right, at its sole option, to pay any interest due on the Convertible Notes in Common Shares of the Company (the "Interest Shares") based on the arithmetic average of the closing bid and ask price of the Company's Common Shares for the twenty trading days prior to the interest payment due date.

       The number of Common Shares issuable upon conversion of the Series C Shares, and the consequent number of Shares available for resale under this Prospectus, is based upon a conversion price per Series C Share which is equal to $10,000 divided by the lesser of (x) $1.75 and (y) seventy five percent (75%) of the arithmetic average of the closing bid prices for each of the five trading days prior to the exercise date of any such conversion.

       The Shares covered by this Prospectus are being sold by the Selling Shareholders identified herein. See "Selling Shareholders". Except for the exercise price of the Warrants, the Company will not receive any part of the proceeds from the sale of the Shares. One Selling Shareholder offering 442,000 Shares is paying a pro-rata portion of the expenses incurred by the Company in connection with the offering. All other expenses incurred in connection with the offering by Selling Shareholders are being borne by the Company.


       The Common Shares are quoted on the "OTC Bulletin Board" under the stock symbol "CDNO". On August 21, 1998, the closing bid price for the Common Shares was $.43 per share and the closing asked price was $.46 per share.



       THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 7.


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is August 27, 1998.

                             AVAILABLE INFORMATION


       The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Shares offered by this Prospectus (the "Registration Statement").

       The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company, including the Registration Statement, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite #1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contain certain reports, proxy and information statements and other information regarding companies that file electronically with the Commission, including the Company.

       This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits filed therewith. The Company will provide without charge to each person who receives this Prospectus upon written or oral request of such person, a copy of the information that was incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference, unless the exhibits themselves are specifically incorporated by reference). All such requests should be directed to the Company at 410 17th Street, Suite 400, Denver, Colorado 80202, Attention: Secretary, or by telephone at (888-313-8051). Statements contained in this Prospectus as to the contents of any document filed as an exhibit to the Registration Statement are qualified in all respects by reference to the exhibit for a complete statement of its terms and conditions.


                        ------------------------------


       THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, AMONG
OTHERS: GENERAL ECONOMIC CONDITIONS, CHANGES IN LAWS AND GOVERNMENT REGULATIONS, FLUCTUATIONS IN DEMAND FOR THE COMPANY'S PRODUCTS, THE COMPANY'S ABILITY TO CONSUMMATE STRATEGIC ACQUISITIONS AND THE COMPANY'S ABILITY TO SUCCESSFULLY FINANCE ANY SUCH ACQUISITIONS, AS WELL AS ITS CURRENT ONGOING OPERATIONS. WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVES," "INTENDS," "ANTICIPATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ALL FORWARDING STATEMENTS INCLUDED IN THIS PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

                        ------------------------------

                               PROSPECTUS SUMMARY


       The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

                                  THE COMPANY

       The Company operates a steel service center, a steel processing facility and fabricates and sells steel framing for commercial and residential structures through its two subsidiaries Capitol Metals Co. ("Capitol"), which was acquired by the Company in January 1998, and Angeles Metal Trim Co. ("Angeles"), which was acquired by the Company in January 1997.

       Capitol is one of the largest flat rolled service facilities in Southern California. Capitol sells and processes flat rolled carbon steel products, which include:

              o      Hot rolled steel
              o      Pickled and oiled steel
              o      Cold rolled steel
              o      Galvanized steel
              o      Aluminized steel

       Capitol processes steel to the precise thickness, length, width, shape, temper and surface quality specified by its customers. Value-added processes provided by Capitol include:

              o Cutting to length - the cutting of steel into pieces and along the width of a coil to create sheets or plates.

              o Blanking - the process in which flat-rolled steel is cut into precise two dimensional shapes by passing it through a slitter and leveler.

              o Leveling - the flattening of steel to uniform tolerances for proper machining.

              o Slitting - the cutting of coiled steel to specified widths along the length of the coil.

              o Pickling - a chemical treatment to improve surface quality by removing the surface oxidation and scale which develops on the steel shortly after it is hot-rolled.

              o Edge trimming - a process which removes a specified portion of the outside edges of coiled steel to produce uniform width and round or smooth edges.

       Capitol owns three slitting lines, four cut-to-length lines and one banding line for slit coil packing. The only toll coil pickling line on the West Coast capable of handling 40,000 pound coils is owned by Capitol. This line has capacity to process over 14,000 tons per month. Capitol also warehouses customer owned material.

       Management believes that Capitol's toll pickling line provides a significant competitive advantage to the Company. In addition to providing the only pickling service on the West Coast for 40,000 pound coils, Capitol is able to offer to its pickling customers customized processing services for steel owned by such customers or purchased from Capitol as well as storage of such steel in Capitol's warehouse facility.

       Angeles is in the business of fabricating and selling light gauge steel framing materials for commercial and residential structures. Angeles' products include galvanized steel components, framing materials, studs, tracks, trusses and joists for domestic and international markets. Angeles also provides technical support, engineering and estimating services for specialized projects, primarily in the residential housing market. A subsidiary of Angeles has also developed a proprietary low-cost steel frame housing structure.

       The Company's business strategy is to achieve profitability through expansion of its existing operations and acquisitions of businesses that are strategically located or positioned to diversify or enhance the Company's customer base, product range and geographic coverage.

       The executive offices of the Company are located at 410 17th Street, Suite 400, Denver, Colorado 80202 and its telephone number is (888) 313-8051.

                                  RISK FACTORS

       The Common Shares offered hereby involves a high degree of risk. See "Risk Factors."

                                  THE OFFERING


 Common Shares offered by     An estimated 18,007,714 Common Shares including:
 Selling Shareholders         (i) an estimated 7,895,470 Common Shares issuable
                              upon conversion of $5,000,000 in principal amount of 10% Convertible Notes of the Company (the
                              "Convertible Notes")(1), (ii) an estimated 631,644
                              Common Shares that may be issued as interest on the Convertible Notes at the option of the Company in lieu of cash interest (the "Interest
                              Shares")(2), (iii) an estimated 3,221,881 Common
                              Shares issuable upon conversion of 139 Series C
                              Convertible Preferred Shares of the Company (the
                              "Series C Shares")(3), (iv) 2,450,000 Common
                              Shares underlying Warrants of the Company (the
                              "Warrants")(4), and (v) 3,808,719 outstanding
                              Common Shares (the "Outstanding Shares"). (The shares issuable upon conversion or exercise of the Convertible Notes, the Series C Shares and the
                              Warrants, are referred to as the "Conversion
                              Shares"; the Outstanding Shares, the Interest
                              Shares and the Conversion Shares, are referred to as the "Shares"). Because the conversion price of the Convertible Notes and the Series C Shares is related to the market price of the Common Shares at the time of conversion and the issuance price of the Interest Shares is related to the market price of the Common Shares at the time of issuance and because there may be antidilution adjustments to the exercise price of the Convertible Notes, the Series C Shares and the Warrants and antidilution adjustments to 269,349 of the Outstanding Shares, the number of Conversion
                              Shares, Interest Shares and Outstanding Shares which are subject to this Prospectus is indeterminate and this Prospectus relates to the resale of such entire indeterminate number of Shares.



 Common Shares to be
 outstanding after the
 offering                     35,142,121 shares(5)

                                  THE OFFERING


 Estimated Proceeds           $2,745,000 gross proceeds to the Company if all of
                              the Warrants are exercised. The Company will receive none of the proceeds from the sale of the Conversion Shares, the Interest Shares or the
                              Outstanding Shares  by the Selling Shareholders.

 Use of Proceeds              Working capital.

 Risk Factors                 Investment in the securities offered hereby
                              involves a high degree of risk. See "Risk
                              Factors".

 OTC Bulletin Board Symbol    CDNO

--------------------------


(1) The number of Common Shares issuable upon conversion of the Convertible Notes, and the consequent number of Shares available for resale under this Prospectus, is based upon a conversion price which is equal to the lesser of (i) $1.75 per share and (ii) the following conversion prices:
       (x) on or after August 6, 1998 at a per share price equal to eighty percent (80%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for the twenty trading days prior to the exercise date of such conversion and (y) on or after October 5, 1998 a per share price equal to seventy-five (75%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for each of the twenty trading days prior to the exercise date of such conversion. The Convertible Notes mature on April 8, 1999. Common Shares issuable upon conversion of the Convertible Notes referenced in this Prospectus are based on an assumed conversion price of $.633275 but this Prospectus covers the indeterminate number of Common Shares issuable upon conversion of the Convertible Notes based on the conversion price in effect at the time of conversion.


(2) Interest is due on the unpaid principal of the Convertible Notes at the rate of 10% per annum, payable semi-annually on October 1 and April 1 commencing October 1, 1998. The Company has the right, at its sole option, to pay any interest due on the Convertible Notes in Common Shares of the Company (the "Interest Shares") based on the arithmetic average of the closing bid and ask price of the Company's Common Shares for the twenty trading days prior to the interest payment due date (the "Interest Price"). The Interest Shares referenced in this Prospectus assume an Interest Price for the Common Shares at the time of issuance of $.791594 but this Prospectus covers the indeterminate number of Common Shares that may be issued as Interest Shares based on the market price at the time of issuance.


(3) The number of Common Shares issuable upon conversion of the Series C Shares, and the consequent number of Shares available for resale under this Prospectus, is based upon a conversion price per Series C Share which is equal to $10,000 divided by the lesser of (x) $1.75 and (y) seventy five percent (75%) of the arithmetic average of the closing bid prices for each of the five trading days prior to the exercise date of any such conversion. Common Shares issuable upon conversion of the Series C Shares referenced in this Prospectus are based on an assumed conversion price of $.431438 but this Prospectus covers the indeterminate number of Common Shares issuable upon conversion of the Series C Share based on the conversion price in effect at the time of conversion.


(4) The Warrants include warrants to purchase 1,000,000 Common Shares at $1.00 per share, warrants to purchase 1,000,000 Common Shares at $.75, warrants to purchase 250,000 Common Shares at $2.38 per share and warrants to purchase 200,000 Common Shares at $2.00 per share.

(5) Includes 21,943,126 Common Shares issued and outstanding on August 25, 1998 and all of the Conversion Shares and the Interest Shares. Excludes 1,115,000 Common Shares which are issuable upon exercise of outstanding options, 744,000 Common Shares underlying Series A Convertible Preferred Shares, 449,000 Common Shares underlying Series B Convertible Preferred Shares and any Common Shares issuable in lieu of cash dividends on the Series A Convertible Preferred Shares and Series B Convertible Preferred Shares and Series C Convertible Preferred Shares. Also excludes 2,000,000 Common Shares which are issuable upon conversion of a $1,750,000 promissory note and a $250,000 promissory note.


            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

       The following table contains selected financial information derived from the financial statements set forth elsewhere in this Prospectus. The summary financial information should be read in conjunction with Management's Discussion and Analysis and Plan of Operation and the financial statements and notes thereto included elsewhere in this Prospectus.


       The unaudited financial information of the Company as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 has been prepared on the same basis as the audited financial statements of the Company and, in the opinion of management, includes all adjustments necessary to present fairly the financial position and the results of operations of the Company.


       The results of operations for interim periods are unaudited and are not necessarily indicative of the results for the full year.

SUMMARY STATEMENT OF OPERATIONS DATA


                                              Year Ended December 31               Six Months Ended
                                         ------------------------------     -------------------------------
                                                                              June 30,          June 30,
                                              1997             1996             1998              1997
                                         --------------   -------------     -----------       -------------
                                                                           (Unaudited)        (Unaudited)
 Net sales                               $ 16,989,478     $         --       $ 10,363,227      $10,454,582
 Gross profit                               2,968,368               --          1,501,918        1,885,328
 Loss from operations                      (2,061,238)         (91,110)        (3,450,243)        (764,652)
 Net loss                                  (2,478,577)        (312,482)        (6,129,301)        (924,981)
 Loss applicable to common
   stockholders                            (2,478,577)        (312,482)        (7,000,031)        (924,981)
 Basic and diluted loss per share                (.17)            (.20)              (.39)            (.07)
 Weighted average number of
    common shares outstanding               14,980,423        1,532,129        18,171,869       14,089,254


SUMMARY BALANCE SHEET DATA


                                           December 31, 1997              June 30, 1998
                                           -----------------             ---------------
                                                                           (Unaudited)
 Working capital (deficit)                     $  (1,942,872)            $ (2,515,851)
 Total assets                                      7,706,283               18,169,324
 Long-term debt, less current
      portion                                      2,928,133                6,408,525
 Redeemable Series C preferred
   shares                                               ----                2,000,000
 Total liabilities                                 7,698,431               20,003,004
 Stockholders' equity (deficit)                        7,852               (1,833,680)

                                  RISK FACTORS


       AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS.


       NEW BUSINESS; OPERATING LOSSES. Although the Company has existed since 1987, the Company entered a new line of business in January 1997. Since commencing its steel operations in January 1997 the Company has incurred operating and net losses. No assurance can be given that the Company will generate an operating profit or achieve profitability in the future. For the fiscal year ended December 31, 1997 and the six months ended June 30, 1998, the Company's net loss was $924,981 and $6,129,301, respectively. Including the discount attributable to the conversion value of preferred shares and warrants of $761,917 and dividends of $108,813, the Company reported a loss for the six months ended June 30, 1998 of $7,000,031 ($.39 per share). See "Management's Discussion and Analysis of Financial Condition and Plan of Operations."



       NEED FOR ADDITIONAL CAPITAL. As of June 30, 1998, the Company had an accumulated deficit of $10,148,278, a working capital deficit of $2,515,851 and stockholder's deficit of $1,833,680. Since January 1997, the Company has financed its operations with cash available under its credit facilities and funds advanced under loan arrangements with affiliated entities. The Company has also financed its operations through the private placement of capital stock and convertible securities, including $1,000,000 from the sale of Common Shares in January 1997, $2,000,000 from the March 1998 sale of Series C Shares and $5,000,000 from the April and June 1998 issuances of Convertible Notes.


       The Company is in default under the Handel Note assumed in connection with the acquisition of Capitol Metals (the "Capitol Acquisition") and has an obligation to repay $450,000 plus accrued interest on such Note. The Company is also in default under a $300,000 Note issued in connection with the Capital Acquisition (the "BINHAD Note"). The Handel Note and the BINHAD Note are subordinate to the Congress Facility. No action may be commenced on the Handel Note or the BINHAD Note until October 12, 1998 and January 12, 1999, respectively. Failure to cure such default on such dates will constitute an event of default under the Congress Facility and the Convertible Notes.

       The Company intends to raise additional capital to fund the repayment of the Handel Note and working capital requirements of the Company which may cause substantial dilution to the interests of the Company's existing shareholders. There can be no assurances that such financing will be available to the Company. The Company has filed a claim against BINHAD for certain breaches of representations and warranties by BINHAD in connection with the Capital Acquisition. The Company intends to offset such damages against amounts outstanding under the BINHAD Note.

       The Company will be required to obtain additional lines of credit for working capital purposes and make periodic public offerings or private placements in order to meet the liquidity needs of its business. The Company believes that the funds raised from the sale of the Series C Preferred Shares, the sale of the Convertible Notes, operating cash flows of the Company, funds available under the Congress Facility and funds raised in an equity offering will provide adequate resources to fund ongoing operating requirements and future capital expenditures related to the development of its business for the next twelve months. There can be no assurances that financing sources will be available to the Company in sufficient amounts or on acceptable terms. Under such circumstances, the Company would expect to manage its growth within the financing available. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations."

       RISKS RELATED TO THE COMPANY'S EXPANSION AND ACQUISITION STRATEGY. The Company's business strategy is to achieve profitability through expansion of its existing operations and acquisitions of businesses that are strategically located or positioned to diversify or enhance the Company's customer base, product range and geographic coverage. As these acquisition candidates are identified, funds will be needed to complete such acquisitions. There can be no assurance that any acquisition will be completed or that financing will be available for such acquisitions. In addition, there can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business."

       RISKS RELATED TO INTERNAL GROWTH AND OPERATING STRATEGIES. The Company's business strategy is to achieve profitability of the Company and any acquired businesses and to increase the net sales of the Company and any acquired businesses. Although the Company intends to achieve profitability by various means, including realizing overhead and purchasing efficiencies, there can be no assurances that the Company will be able to do so. The Company's ability to increase the net sales of the Company and any acquired businesses and achieve profitability will be affected by various factors, including demand for products and services, pricing and availability of raw materials, the Company's ability to expand the range of products and services offered by the Company and any acquired businesses and the Company's ability to successfully enter new markets. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate cash flow adequate for its operations and to support internal growth. See "Business."

       POSSIBLE IMPACT OF VARYING STEEL PRICES. The steel industry as a whole is cyclical, and at times pricing and availability of raw materials in the steel industry can be volatile due to numerous factors beyond the control of the Company, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for the Company, and may, therefore, adversely affect the Company's net sales, operating margin and net income. The Company maintains substantial inventories of steel to accommodate the short lead times and just-in-time delivery requirements of its customers. Accordingly, the Company purchases steel in an effort to maintain its inventory at levels that it believes to be appropriate to satisfy the anticipated needs of its customers based on information derived from customers, market conditions, historic usage and industry research. The Company's commitments for steel purchases are generally at prevailing market prices in effect at the time the Company places its orders. The Company has no long-term, fixed price purchase contracts. During periods of rising raw materials pricing, there can be no assurance the Company will be able to pass any portion of such increases on to customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as the Company uses existing inventory, lower margins. See "Business."

       COMPETITION. The steel distribution and servicing industry is highly fragmented and competitive. Competition is based on price, service, quality, availability of products and geographic proximity. The Company faces competition from national, regional and local independent steel distributors and servicing centers, many of which may have greater resources than the Company. While the Company believes that it will be able to compete more effectively as a result of the combined purchasing volume and operational economies of scale resulting from the recent consolidation of the operations of Angeles with Capitol, there can be no assurance that the Company will be able to compete successfully. See "Business - Competition."

       REGULATION. The operations of the Company are subject to extensive federal, state and local laws and regulations, relating to the protection of human health and the environment. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials that the Company uses in its operations primarily include lubricants, cleaning solvents and hydrochloric acid used in its pickling operations. The Company believes that its facilities are in material compliance with these laws and regulations and does not believe that future compliance with such laws and regulations will have a material adverse effect on its results of operations or financial condition. However, environmental laws are becoming increasingly more stringent and, consequently, the Company's environmental expenditures and costs for environmental compliance may increase in the future. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary substantially from those currently anticipated. See "Business - Government Regulation."


       EXERCISE OF OUTSTANDING CONVERTIBLE SECURITIES; ADDITIONAL DILUTION. At August 25, 1998, the Company had outstanding the following securities convertible into the following number of Common Shares: (i) $5,000,000 of 10% Convertible Notes convertible into an estimated 7,895,470 Common Shares at an assumed conversion price of $.633275; (ii) 744,000 Series A Preferred Shares convertible into 744,000 Common Shares, (iii) 449,000 Series B Preferred Shares convertible into 449,000 Common Shares; (iv) 139 Series C Shares convertible into an estimated 3,221,881 Common Shares at an assumed conversion price of $.431438; (v) warrants to purchase 1,000,000 Common Shares at an exercise price of $1.00 per share; (vi) warrants to purchase 1,000,000 Common Shares at an exercise price of $.75 per share; (vii) warrants to purchase 250,000 Common Shares at an exercise price of $2.38 per share; (viii) warrants to purchase 200,000 Common Shares at an exercise price of $2.00 per share; (ix) stock options to purchase an aggregate of 1,115,000 Common Shares at exercise prices ranging from $1.22 to $2.08 and (x) $2,000,000 of promissory notes convertible into 2,000,000 Common Shares. All of the foregoing securities are currently convertible or exercisable other than 1,065,000 stock options which vest over a period of one to four years from the date hereof. The Company's 1997 Stock Incentive Plan provides for the issuance of up to six million common shares or options to employees, directors and other individuals providing services to the Company. In addition, the Company has the option to pay interest on the Convertible Notes and dividends on the Series A Preferred Shares, Series B
Preferred Shares and Series C Shares in Common Shares of the Company.   To the
extent that the foregoing outstanding convertible securities are exercised or interest on the Convertible Notes and dividends on the Preferred Shares is paid in Common Shares or additional convertible securities are issued by the Company, substantial additional dilution to the interests of the Company's stockholders may occur.



       VARIABILITY OF NUMBER OF COMMON SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE NOTES AND SERIES C SHARES. The number of Common Shares issuable upon conversion of the Convertible Notes and Series C Shares will depend upon the market price of the Common Shares at the time of conversion. If the price of the Common Shares is less than the assumed conversion prices referenced herein, the Company will be required to issue substantially more than the 7,895,470 shares assumed hereunder to be issuable upon conversion of the Convertible Notes, substantially more than the 631,644 shares assumed hereunder to be issued as Interest Shares and substantially more than the 3,221,881 shares assumed hereunder to be issuable upon conversion of the Series C Shares. In addition, 269,349 Common Shares included herein are subject to increase to such number of Common Shares, which together with the 269,349 Common Shares, have a market value of $300,000 on September 5, 1998.


       All Common Shares issuable by the Company upon conversion of the Convertible Notes, as Interest Shares, upon conversion the Series C Shares and upon adjustment of the 269,349 Common Shares are registered hereunder and included in this Prospectus. Consequently, all of such Shares will be eligible for sale in the market place without restriction, except to the extent that any of the selling holders are deemed to be "affiliates" of the Company at the time of sale. No assurance can be given that the trading price of the Company's Common Stock will not fall significantly below the assumed conversion prices referenced herein, or that purchasers in this offering will not suffer significant additional dilution as a result of any such decline in the price of the Common Shares.


       POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. As of August 25, 1998 there were 21,943,126 Common Shares issued and outstanding of which approximately eight million Common Shares may be deemed to be "control" shares. The remaining outstanding shares may be resold publicly following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration (such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of the control shares have demand rights to have their shares registered in the future under the Securities Act. The Company intends to file an amendment to its registration statement on Form S-8 for the purpose of registering all six million shares subject to the Company's 1997 Stock Incentive Plan under the Securities Act for public resale. Sales, or the availability for sale of, substantial amounts of Common Shares in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Shares.


       TRADING AND VOLATILITY OF COMMON STOCK. The Company's outstanding Common Shares are quoted only on the OTC Bulletin Board, and on August 21, 1998, the closing bid price was $.43 per share and the closing ask price was $.46 per share. There can be no assurance that the existing market for the Company's Common Shares will be maintained or that the holders of Common Shares will be able to sell the Common Shares should they so desire. The market price of the Common Shares has fluctuated significantly and may continue to be highly volatile. Furthermore, trading in the stock is thin and because the Convertible Notes and Series C Shares are convertible at a discount to the market price, the holders of these securities can convert into Common Shares and sell such Common Shares at a profit at any time, which may have a depressive effect on the stock price. See "Market Prices and Dividends."



       CONTROL BY EXISTING SHAREHOLDERS. The existing officers and directors of the Company and related parties currently control approximately 55% of the outstanding Common Shares (including shares that may be acquired upon the exercise of outstanding options that are exercisable or will become exercisable within 60 days) and are able to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of shareholders. See "Security Ownership of Certain Beneficial Owners and Management."


       LACK OF DIVIDENDS ON COMMON SHARES. The holders of the Company's Series A Preferred Shares, Series B Preferred Shares and Series C Shares are entitled to receive, prior and in preference to any declaration or payment of any dividend on Common Shares of the Company, dividends at the rate of $0.12, $.012 and $600 per share, respectively, per annum, payable quarterly in cash or at the option of the Company, in Common Shares. No dividends on the Common Shares have been paid by the Company to date. The Company's Loan and Security Agreement with Congress Financial Corporation (Western) ("Congress") prohibits the payment of cash dividends on the Common Shares. The Company currently intends to retain future earnings to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on the Common Shares within the foreseeable future. Any future payment of dividends or Common Shares will be determined by the Company's Board of Directors and will depend on the Company's financial condition, results of operations and other factors deemed relevant by its Board of Directors. See "Market Prices and Dividends."

       POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. The Company's Articles of Incorporation authorize the Board of Directors to issue, without stockholder approval, one or more series of preferred shares having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Shares respecting dividends and distributions and voting rights) as the Board of Directors may determine. The issuance of this "blank-check" preferred shares could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. Certain provisions of the Colorado General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. In addition, as permitted by the Company's Articles of Incorporation, the Board of Directors is divided into three classes of directors, with each class serving a staggered three-year term. This division of the Board of Directors into three classes may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company and may maintain the incumbency of the Board of Directors, because such a division generally makes it more difficult for stockholders to replace a majority of directors. See "Description of Securities."

                                USE OF PROCEEDS

       Because the Shares offered hereby are being sold by the Selling Shareholders, the Company will not receive any proceeds from the sale of the Shares. The Company will receive $2,745,000 if all of the Warrants are exercised. The Company will use the proceeds from the exercise of the Warrants, if any, for working capital purposes.

                              PLAN OF DISTRIBUTION

       The Shares offered hereby may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors-in-interest (including sales after exercise of convertible securities). Such sales may be made in the over-the-counter market, in privately negotiated transactions, or otherwise, at prices and at terms then prevailing, at prices related to the then current market prices or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive commissions or discounts from a Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any gain realized by such a broker or dealer on the sale of shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a Selling Shareholder. The Shares offered hereby will be sold by the Selling Securityholders (or their pledgees, donees, transferees or other successors in interest) acting as principals for their own account. Any commissions or other fees payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Shareholders or other party selling such Shares.

       The Company will not receive any portion of the proceeds of the securities sold by the Selling Shareholders, but will receive amounts upon exercise of the Warrants, if any, which funds will be used for working capital. There is no assurance that the Selling Shareholders will sell any or all of the securities offered hereby.

       In order to comply with certain state securities laws, if applicable, the Shares may not be sold in certain states unless the Shares have been registered or qualified for sale in such state or an exemption from registration for qualification is available and complied with.

       No underwriting arrangements exist as of the date of this Prospectus for any Selling Securityholders to sell its shares. Upon being advised of any underwriting arrangements that may be entered into by a Selling Securityholder after the date of this Prospectus, the Company will prepare a supplement to this Prospectus to disclose such arrangements.

                              SELLING SHAREHOLDERS


       The following table sets forth as of August 25, 1998, the following information regarding each Selling Shareholder who is offering Shares pursuant to this Prospectus: the name of each Selling Shareholder and the number of Common Shares owned by each Selling Shareholder before the offering pursuant to this Prospectus, the amount of Common Shares to be offered for each Selling Shareholder's account, and the amount and percentage of the Common Shares to be owned by each Selling Shareholder after the offering pursuant to this Prospectus is complete. Information set forth in the following table regarding the securities owned by each Selling Shareholder is provided to the best knowledge of the Company based on information furnished to the Company by the respective Selling Shareholder and/or available to the Company through its stock transfer records. No Selling Shareholder has had any position, office, or other material relationship which the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates except as set forth in footnote (j).

========================================================================================================================
                                                                                   Shares to be Owned
                                                               Total Number of     Upon Completion of
                                                  Shares         Shares to be            Offering
                                               Beneficially      Offered for
                                                   Owned           Selling
 Name of Selling                                 Prior to       Shareholder's                    Percentage
 Shareholder                                    Offering(a)       Account(a)       Number         of Class
                                                                                   ------         --------
------------------------------------------------------------------------------------------------------------------------
 Vasilli Fund Limited(b)                          852,711(1)        852,711(1)        0              0
------------------------------------------------------------------------------------------------------------------------
 ProFutures Special Equities Fund, L.P.(c)      2,561,132(2)      2,558,132(2)       3,000           *
------------------------------------------------------------------------------------------------------------------------
 Augustine Fund LP(d)                             852,711(3)        852,711(3)        0              0
------------------------------------------------------------------------------------------------------------------------
 Fernhill Holdings Limited(e)                     844,444(4)        844,444(4)        0              0
------------------------------------------------------------------------------------------------------------------------
 Jay A. Smith(e)                                  941,713(5)        941,743(5)        0              0
------------------------------------------------------------------------------------------------------------------------
 Dr. Brian H. Price(e)                            187,578(6)        187,578(6)        0              0
------------------------------------------------------------------------------------------------------------------------
 Albert D. Reichmann(e)                           187,578(6)        187,578(6)        0              0
------------------------------------------------------------------------------------------------------------------------
 R.J. Cole Financial Consulting Ltd.(e)           187,578(6)        187,578(6)        0              0
------------------------------------------------------------------------------------------------------------------------
 Tricaster Management, Inc.(e)                    486,976(7)        486,976(7)        0              0
------------------------------------------------------------------------------------------------------------------------
 Excalibur Limited Partnership(e)               2,801,603(8)      2,801,603(8)        0              0
------------------------------------------------------------------------------------------------------------------------
 Talisman Capital Opportunity Fund Ltd.(f)      1,705,421(9)      1,705,421(9)        0              0
------------------------------------------------------------------------------------------------------------------------
 Chedington Hill Inc.(e)                          267,762(10)       267,762(10)       0              0
------------------------------------------------------------------------------------------------------------------------
 Mimarco Investments, Ltd.(e)                     267,762(10)       267,762(10)       0              0
------------------------------------------------------------------------------------------------------------------------
 National Utility Service (Cda) Ltd.(e)           299,378(11)       299,378(11)       0              0
------------------------------------------------------------------------------------------------------------------------
 Mark Rider(e)                                    537,468(12)       537,468(12)       0              0
------------------------------------------------------------------------------------------------------------------------
 Ronald Frisch(e)                                 299,378(11)       299,378(11)       0              0
------------------------------------------------------------------------------------------------------------------------
 Jefrob Glorich Ltd.(e)                           299,378(11)       299,378(11)       0              0
------------------------------------------------------------------------------------------------------------------------
 Dale H. Lastman(e)                               299,378(11)       299,378(11)       0              0
------------------------------------------------------------------------------------------------------------------------
 Paul Godfrey(e)                                  299,378(11)       299,378(11)       0              0
------------------------------------------------------------------------------------------------------------------------
 GUNDYCO(e)                                     5,399,251(13)     5,399,251(13)       0              0
------------------------------------------------------------------------------------------------------------------------
 Accpac Holdings Ltd.(g)                          858,970(14)       300,000(14)    558,970         2.55%
------------------------------------------------------------------------------------------------------------------------
 Solanic Investments Ltd.(g)                      850,000(15)       850,000(15)       0              0
------------------------------------------------------------------------------------------------------------------------
 Verand Ltd.(g)                                   850,000(16)       850,000(16)       0              0
------------------------------------------------------------------------------------------------------------------------
 Atlantis Holding Corporation(h)                1,412,068(17)       442,000(17)    970,068         4.42%
------------------------------------------------------------------------------------------------------------------------
 BINHAD, Inc.(i)                                  269,349(18)       269,349(18)       0              0
------------------------------------------------------------------------------------------------------------------------
 MCM Capital Management, Inc.(j)                  118,182           100,000         18,182           *
------------------------------------------------------------------------------------------------------------------------
 Trilogy Capital Management, Inc.(k)               50,000            50,000           0              0
------------------------------------------------------------------------------------------------------------------------
 International Investor Relations Group(l)        320,000(19)       320,000(19)       0              0
------------------------------------------------------------------------------------------------------------------------
 Wheatar Corp.(m)                                 349,500           250,000         99,500           *
------------------------------------------------------------------------------------------------------------------------
 Christian W. Wolf(n)                             451,000           100,000        351,000         1.58
------------------------------------------------------------------------------------------------------------------------
 Jeffrey Shear(o)                                 300,000           300,000           0              0
========================================================================================================================

(a) Includes the following number of Common Shares of the Company: (i) an estimated 7,895,470 Common Shares issuable upon conversion of $5,000,000 in principal amount of Convertible Notes, (ii) an estimated 631,644 Common Shares that may be issued as interest on the Convertible Notes at the option of the Company in lieu of cash interest, (iii) an estimated 3,221,881 Common Shares issuable upon conversion of 139 Series C Shares of the Company, (iv) 2,450,000 Common Shares underlying Warrants of the Company, and (v) 3,808,719 outstanding Common Shares. Because the conversion price of the Convertible Notes and the Series C Shares is related to the market price of the Common Shares at the time of conversion and the issuance price of the Interest Shares is related to the market price of the Common Shares at the time of issuance and because there may be antidilution adjustments to the exercise price of the Convertible Notes, the Series C Shares and the Warrants and antidilution adjustments to 269,349 of the Outstanding Shares, the number of Conversion Shares, Interest Shares and Outstanding Shares which are subject to this Prospectus is indeterminate and this Prospectus relates to the resale of such entire indeterminate number of Shares.



       The number of Common Shares issuable upon conversion of the Convertible Notes, and the consequent number of Shares available for resale under this Prospectus, is based upon a conversion price which is equal to the lesser of (i) $1.75 per share and (ii) the following conversion prices:
       (x) on or after August 6, 1998 at a per share price equal to eighty percent (80%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for the twenty trading days prior to the exercise date of such conversion and (y) on or after October 5, 1998 a per share price equal to seventy-five (75%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for each of the twenty trading days prior to the exercise date of such conversion. The Convertible Notes mature on April 8, 1999. Common Shares issuable upon conversion of the Convertible Notes referenced in this Prospectus are based on an assumed conversion price of $.633275 but this Prospectus covers the indeterminate number of Common Shares issuable upon conversion of the Convertible Notes based on the conversion price in effect at the time of conversion.


       Interest is due on the unpaid principal of the Convertible Notes at the rate of 10% per annum, payable semi-annually on October 1 and April 1 commencing October 1, 1998. The Company has the right, at its sole option, to pay any interest due on the Convertible Notes in Common Shares of the Company (the "Interest Shares") based on the arithmetic average of the closing bid and ask price of the Company's Common Shares for the twenty trading days prior to the interest payment due date (the "Interest Price"). The Interest Shares referenced in this Prospectus assume an Interest Price at the time of issuance of $.791594 but this Prospectus covers the indeterminate number of Common Shares that may be issued as Interest Shares based on the market price at the time of issuance.


       The number of Common Shares issuable upon conversion of the Series C Shares, and the consequent number of Shares available for resale under this Prospectus, is based upon a conversion price per Series C Share which is equal to $10,000 divided by the lesser of (x) $1.75 and (y) seventy five percent (75%) of the arithmetic average of the closing bid prices for each of the five trading days prior to the exercise date of any such conversion. Common Shares issuable upon conversion of the Series C Shares referenced in this Prospectus are based on an assumed conversion price of $.431438 but this Prospectus covers the indeterminate number of Common Shares issuable upon conversion of the Series C Share based on the conversion price in effect at the time of conversion.

(b)    c/o Carol O'Donnell
       540 Joan Drive
       Fairfield, CT 06430-2207

(c)    c/o ProFutures Fund Management, Inc.
       1310 Highway 620 South
       Suite 200
       Austin, TX 78734

(d)    c/o Augustine Capitol Management, Inc.
       141 West Jackson Boulevard
       Suite 2182
       Chicago, IL 60604

(e)    c/o Jay A. Smith
       CIBC Wood Gundy Securities, Inc.
       200 King Street West
       P.O. Box 23, Suite 1807
       Toronto, Ontario M5H 3T4

(f)    16101 LaGrande Drive
       Suite 100
       Little Rock, AK

(g)    Dawson Building
       Road Town
       Tortola, BVI

(h)    7986 E. Arapahoe Court
       Suite 1800
       Englewood, CO  80112

(i)    c/o Daniel J. Eget
       2850 Benedict Canyon Drive
       Beverly Hills, CA 90210

(j)    5525 Erindale Drive
       Suite 201
       Colorado Springs, CO  80918

       Raymond McElhaney
       and Bill Conrad,
       Principals of
       MCM Capital
       Management Inc.,
       are former
       directors and
       officers of
       the Company

(k)    2811 Airpark Drive
       Santa Maria, CA   93455

(l)    Premiere Point North
       225 South Westmonte Drive
       Suite 1170
       Altamonte Springs, FL  32714

(m)    300 S.E. Fifth Avenue
       Suite 5140
       Boca Raton, FL  33432


(n)    436 Seneca Lane
       Boca Raton, FL  33487



(o)    478 Spadina Road
       Toronto, Ontario, Canada  M5P2W8

(*)    Less than 1%

(1) Includes 789,547 shares issuable upon conversion of $500,000 principal of 10% Convertible Notes and 63,164 shares issuable upon payment of interest in Common Shares.

(2) Includes 2,368,640 shares issuable upon conversion of $1,500,000 principal of 10% Convertible Notes and 189,492 shares issuable upon payment of interest in Common Shares.

(3) Includes 789,547 shares issuable upon conversion of $500,000 principal of 10% Convertible Notes and 63,164 shares issuable upon payment of interest in Common Shares.


(4) Includes 284,237 shares issuable upon conversion of $180,000 principal of 10% Convertible Notes, 22,739 shares issuable upon payment of interest in Common Shares, and 25,000 shares issuable upon conversion of Warrants to purchase shares at $2.38 per share. Also includes 370,864 shares issuable upon conversion of 16 Series C Shares and 141,604 Common Shares held of record by GUNDYCO which Shares will be offered by GUNDYCO for the account of the Selling Shareholder (see Note 13).



(5) Includes 284,237 shares issuable upon conversion of $180,000 principal of 10% Convertible Notes, 22,739 shares issuable upon payment of interest in Common Shares, and 25,000 shares issuable upon conversion of Warrants to purchase shares at $2.38 per share. Also includes 231,790 shares issuable upon conversion of 10 Series C Shares and 377,947 Common Shares of record by GUNDYCO which Shares will be offered by GUNDYCO for the account of the Selling Shareholder (see Note 13).



(6) Includes 173,701 shares issuable upon conversion of $110,000 principal of 10% Convertible Notes and 13,897 shares issuable upon payment of interest in Common Shares.



(7) Includes 173,701 shares issuable upon conversion of $110,000 principal of 10% Convertible Notes, 13,897 shares issuable upon payment of interest in Common Shares and 13,750 shares issuable upon conversion of warrants to purchase shares at $2.38 per share. Also includes 185,432 shares issuable upon conversion of 8 Series C Shares and 100,196 Common Shares held of record by GUNDYCO which Shares will be offered by GUNDYCO for the account of the Selling Shareholder (see Note 13).



(8) Includes 1,105,365 shares issuable upon conversion of $700,000 principal of 10% Convertible Notes, 88,430 shares issuable upon payment of interest in Common Shares and 65,000 shares issuable upon conversion of warrants to purchase shares at $2.38 per share. Also includes 672,191 shares issuable upon conversion of 29 Series C Shares and 870,617 Common Shares held of record by GUNDYCO which Shares will be offered by GUNDYCO for the account of the Selling Shareholder (see Note 13).



(9) Includes 1,579,093 shares issuable upon conversion of $1,000,000 principal of 10% Convertible Notes and 126,328 shares issuable upon payment of interest in Common Shares.



(10) Includes 13,750 shares issuable upon conversion of warrants to purchase shares at $2.38 per share. Also includes 231,790 shares issuable upon conversion of 10 Series C Shares and 22,222 Common Shares held of record by GUNDYCO which Shares will be offered by GUNDYCO for the account of the Selling Shareholder (see Note 13).



(11) Includes 13,750 shares issuable upon conversion of warrants to purchase shares at $2.38 per share. Also includes 185,432 shares issuable upon conversion of 8 Series C Shares and 100,196 Common Shares held of record by GUNDYCO which Shares will be offered by GUNDYCO for the account of the Selling Shareholder (see Note 13).



(12) Includes 25,000 shares issuable upon conversion of warrants to purchase shares at $2.38 per share. Also includes 370,864 shares issuable upon conversion of 16 Series C Shares and 141,604 Common Shares held of record by GUNDYCO which Shares will be offered by GUNDYCO for the account of the Selling Shareholder (see Note 13).



(13) Includes 3,221,881 shares issuable upon conversion of 139 Series C Shares and 2,177,370 Common Shares held by GUNDYCO as holder of record for the benefit of the persons set forth in Notes (4), (5), (7), (8), (10), (11) and (12).



(14) Includes 150,000 shares issuable upon conversion of warrants to purchase shares at $.75 per share and 150,000 shares issuable upon conversion of warrants to purchase shares at $1.00 per share.



(15) Includes 850,000 shares issuable upon conversion of warrants to purchase shares at $1.00 per share.



(16) Includes 850,000 shares issuable upon conversion of warrants to purchase shares at $.75 per share.

(17) Atlantis Holding Corporation ("AHC") directly owns 1,211,568 of the Company's outstanding Common Shares. AHC has the sole dispositive power over the AHC Shares and Stone Pine Colorado, LLC has the sole voting power over the AHC Shares pursuant to a voting proxy until the earlier of the transfer of the AHC Shares by AHC to a nonaffiliate and February 4, 2000. Invester Capital Enterprises, Inc. ("ICE") directly owns 200,000 of the Company's outstanding Common Shares. Gary Kucher directly owns 500 of the Company's outstanding Common Shares (the "Kucher Shares").


       Mr. Kucher as the sole shareholder of AHC has dispositive power over the AHC Shares and as the sole shareholder, director and executive officer of ICE has voting and dispositive power over the ICE Shares and accordingly may be deemed to beneficially own the AHC Shares and the ICE Shares. Mr. Kucher, AHC and ICE may be deemed to be persons who comprise a group with the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and therefore each may be deemed to beneficially own all of the Kucher Shares, the AHC Shares and the ICE Shares.


(18) The 269,349 Common Shares are subject to increase to such number of Common Shares which together with the 269,349 Common Shares have a market value of $300,000 on September 5, 1998.



(19) Includes 200,000 shares issuable upon conversion of warrants to purchase shares at $2.00 per share.

                          MARKET PRICES AND DIVIDENDS

MARKET PRICES

       The Company's Common Shares are traded in the over-the-counter market and are quoted in the OTC Bulletin Board maintained by the NASD under the symbol "CDNO". The following table sets forth the range of high and low bid quotations as reported by the NASD for the Common Shares of the Company for the periods indicated. Quotations represent prices between dealers, do not include retail markups, markdowns or commissions, and do not necessarily represent prices at which actual transactions were effected.

1998                               HIGH BID                     LOW BID
                                   --------                     -------
First Quarter                      $3.53125                     $.625
Second Quarter                     $2.34375                     $1.00

1997

First Quarter                      $2.75                        $1.50
Second Quarter                     $3.00                        $1.00
Third Quarter                      $3.50                        $1.50
Fourth Quarter                     $2.00                        $1.00

1996

First Quarter                      $0.30                        $0.30
Second Quarter                     $__  (1)                     $__(1)
Third Quarter                      $0.25(2)                     $0.25(2)
Fourth Quarter                     $0.01(2)                     $0.01(2)

------------------------------

(1)    No quotations reported by the NASD.

(2)    Sales price reported by the NASD.


On August 21, 1998, the closing bid and asked quotations for the Company's Common Shares as reported by the OTC Bulletin Board were $.43 and $.46. The number of record holders of Common Shares of the Company as of July 31, 1998 was 112.


DIVIDENDS

The holders of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are entitled to receive, prior and in preference to any declaration or payment of any dividend on Common Shares of the Company, dividends at the rate of, $0.12, $.012 and $600 per share, respectively, per annum, payable quarterly in cash or at the option of the Company, in Common Shares.

No dividends on the Common Shares have been paid by the Company to date. The Company's Loan and Security Agreement with Congress prohibits the payment of cash dividends on the Common Shares. The Company currently intends to retain future earnings to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on the Common Shares within the foreseeable future. Any future payment of dividends on the Common Shares will be determined by the Company's Board of Directors and will depend on the Company's financial condition, results of operations and other factors deemed relevant by its Board of Directors.

                   PRO FORMA COMBINED FINANCIAL INFORMATION


The pro forma statements of operations for the six months ended June 30, 1998 and for the year ended December 31, 1997 assumes that the acquisition of Capitol Metals Co., Inc. ("Old Capitol") occurred on January 1, 1997.



The historical financial information of the Company for the six months ended June 30, 1998 (unaudited) and the year-ended December 31, 1997 has been derived from the consolidated financial statements included elsewhere in this Prospectus. The pro forma financial information should be read in conjunction with the accompanying notes thereto and with the financial statements of the Company and Old Capitol included elsewhere in this Prospectus. The pro forma combined financial information does not purport to be indicative of operating results which would have been achieved had the acquisition occurred as of the dates indicated and should not be construed as representative of future operating results. In the opinion of the Company's management, all adjustments have been made to reflect the effects of this acquisition.




===================================================================================================


                                Historical Year Ended
                                       12/31/97
                                       --------                    Pro Forma
                            Consolidated                          Adjustments
                            Capital of North   Capitol Metals     Increases             Pro Forma
                            America, Inc.      Co. Inc.,          (Decreases)           Combined
---------------------------------------------------------------------------------------------------
Net Sales                    $ 16,989,478     $ 20,485,843        $         --        $ 37,475,321
Cost of Sales                  14,021,110       18,800,676             158,276(1)       32,980,062
                             ------------     ------------        ------------        ------------
    Gross profit                2,968,368        1,685,167            (158,276)          4,495,259
                             ------------     ------------        ------------        ------------
Operating Expenses
  Selling and shipping          1,012,504               --                  --           1,012,504
  General and
   administrative               1,513,959        3,763,951                  --           5,277,910
  Payroll and related
   benefits                     2,061,144               --                  --           2,061,144
  Depreciation and
   amortization                   441,999          149,286             850,000(2)        1,441,285
                                                                        30,145              30,145
                             ------------     ------------        ------------        ------------
  Total operating expenses      5,029,606        3,913,237             880,145           9,822,988
                             ------------     ------------        ------------        ------------

(Loss) from operations         (2,061,238)      (2,228,070)         (1,038,421)         (5,327,729)
                             ------------     ------------        ------------        ------------
Other Income (Expense)
  Interest expense               (582,713)      (1,136,555)           (210,000)(3)      (1,929,268)
                                                                       656,216 (4)         656,216
Other Income                      165,374               --                  --             165,374
                             ------------     ------------        ------------        ------------
Net Income (Loss)              (2,478,577)      (3,364,625)           (592,205)         (6,435,407)
                             ------------     ------------        ------------        ------------
Preferred share dividends              --               --                  --                  --
Discount attributable to
  conversion of preferred
  shares and warrants                  --               --                  --                  --
Loss applicable to common
  stockholders               $ (2,478,577)    $ (3,364,625)       $   (592,205)       $ (6,435,407)
                             ============     ============        ============        ============
Basic Loss Per Share         $      (0.17)    $    (336.46)       $      (0.33)       $      (0.38)
                             ------------     ------------        ------------        ------------
Weighted Average Shares
of Common Stock                14,980,423           10,000           1,769,349          16,749,772
                             ============     ============        ============        ============
===================================================================================================
===================================================================================================
                                              Historical
                                                For The
                              Historical        Period
                              Six Months      January 1,
                                Ended           1998 to
                               6/30/98        January 12,           Pro Forma
                               -------            1998             Adjustments
                             Consolidated     -----------           Increases
                           Capital of North  Capitol Metals        (Decreases)         Pro Forma
                             America, Inc.      Co., Inc.               (5)             Combined
---------------------------------------------------------------------------------------------------
Net Sales                   $ 10,363,227    $    260,894                 --           $ 10,624,121
Cost of Sales                  8,861,309         219,866                 --              9,081,175
                            ------------    ------------       ------------           ------------
    Gross profit               1,501,918          41,028                 --              1,542,946
Operating Expenses
  Selling and shipping           368,234           6,031                 --                374,265
  General and
   administrative              2,617,365          78,606                 --              2,695,971
  Payroll and related
   benefits                    1,441,556          26,782                 --              1,468,338
  Depreciation and
   amortization                  525,006           2,710                 --                527,716

                            ------------    ------------       ------------           ------------
Total operating expenses       4,952,161         114,129                 --              5,066,290
                            ------------    ------------       ------------           ------------
(Loss) from operations        (3,450,243)        (73,101)                --             (3,523,344)
                            ------------    ------------       ------------           ------------
Other Income (Expense)
  Interest expense            (1,855,920)        (60,278)                --             (1,916,198)
  Other Income                   123,409              --                 --                123,408
  Termination of an
    acquisition                 (946,547)             --                 --               (946,547)
                            ------------    ------------       ------------           ------------
Net Income (Loss)             (6,129,301)       (133,379)                --             (6,282,680)
Preferred share dividends       (108,813)             --                 --               (108,813)
Discount attributable to
  conversion of preferred
  shares and warrants           (761,917)             --                 --               (761,917)
                            ------------    ------------       ------------           ------------
Loss applicable to common
  stockholders              $ (7,000,031)   $   (133,379)                --           $ (7,133,410)
                            ============    ============       ============           ============
Basic Loss Per Share        $      (0.39)   $      (0.79)                --           $      (0.39)
                            ============    ============       ============           ============
Weighted Average Shares
of Common Stock               18,171,869         169,246                 --             18,341,115
                            ============    ============       ============           ============
===================================================================================================

                  CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

Below are explanations for the numerical notes used in the Pro Forma Combined Financial Information:

(1) To adjust for additional depreciation resulting from the revaluation of assets as determined by appraisal. Assets are depreciated over their useful lives using the straight-line method.

(2) Amortization of loan fees attributable to the new subordinated debt over a period of one year.

(3)    To record interest at 12% on the subordinated debt for the year.

(4) To record interest expense on new debt incurred to finance this purchase, less reduction for the interest on the old debt.

(5) Adjustments to reflect the acquisition as of January 1, 1998 such as depreciation, amortization and interest were not significant for the 12 day period ended January 12, 1998, and therefore not reflected in the pro forma combined financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATION


The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.



RESULTS OF OPERATIONS


Three and Six Months Ended June 30, 1998 and 1997



During the second quarter of 1998, the Company reported net sales of $4,823,721 as compared with net sales for the second quarter of 1997 of $5,124,435. Net sales in the second quarter included $1,523,902 of sales of Capitol and $3,299,819 of sales of Angeles. Sales for Angeles decreased from $5,124,435 in the second quarter of 1997 to $3,299,819 in the second quarter of 1998.

During the first six months of 1998, the Company reported net sales of $10,363,227 as compared with net sales for the first six months of 1997 of $10,454,582. Net sales during the six months of 1998 included $4,231,105 of sales of Capitol. Sales in the first half of 1998 for Angeles operation decreased from $10,454,582 in the first half of 1997 to $6,132,122 in the first half of 1998.

The decrease in net sales for Angeles was mainly a result of insufficient working capital to purchase steel necessary to produce products during the second quarter of 1998 and the first six months of 1998. The Company expects that revenues from Capitol and Angeles will increase during the remainder of the fiscal year ending December 31, 1998.

Cost of goods sold for both entities amounted to $3,956,230 for the second quarter in 1998 resulting in a gross margin of 18% of net sales. The gross profit for Angeles for the three months ended June 30, 1997 amounted to 19%.

Cost of goods sold for both entities amounted to $8,861,309 for the first half in 1998 resulting in a gross margin of 14% of net sales for this period. The gross profit for Angeles amounted to 19% for the first half of 1998 or an increase of 1% to as compared to the same period of 1997. Capitol generated a gross profit of 6% for the first half of 1998. The gross profit for Angeles for the first six months ended June 30, 1997 amounted to 18%. The increase in gross profit percentage of Angeles resulted mainly from the decrease in the cost of steel.

Operating expenses increased by $1,467,884, to $2,698,096 for the second quarter of 1998 from $1,230,212 in the second quarter of 1997. Operating expenses increased by $2,302,181, to $4,952,161 for the first half of 1998 from $2,649,980 in the first half of 1997. The increase is primarily attributable to general and administrative expenses from Capitol which were not present in the comparable period in 1997. These expenses included facilities, purchasing, accounting and administrative expenses related to Capitol. The increase in operating expenses is also attributable to an increase in payroll and related benefits with the addition of Capitol employees since January 12, 1998. The Company anticipates that the operating expenses will decrease as a percentage of sales as the a result of combining the operations of Angeles and Capitol.

Interest expense increased by $1,230,664 to $1,380,662 in the second quarter of 1998 as compared to $149,998 in the second quarter of 1997. Interest expense increased by $1,627,924 to $1,855,920 for the first half of 1998 as compared to $227,996 in the first half of 1997. This increase is the result of the interest expense related to the various financing arrangements entered into by the Company to provide working capital and the financing related to the acquisition of Capitol. The second quarter of 1998 includes a noncash charge of $695,356 as a result of a computed discount attributable to the conversion value of the 10% convertible notes issued during the second quarter of 1998.

The Company reported a net loss for the three months ended June 30, 1998 of $4,146,305 as compared to a net loss of $400,791 for the same period in 1997. Including the discount attributable to the conversion value of preferred shares and warrants of $325,204 and dividends of $65,790, the Company reported a loss for the three months ended June 30, 1998 of $4,537,299 ($.24 per share).

The Company reported a net loss for the six months ended June 30, 1998 of $6,129,301 as compared to a net loss of $924,981 for the same period in 1997. Including the discount attributable to the conversion value of preferred shares and warrants of $761,917 and dividends of $108,813, the Company reported a loss for the six months ended June 30, 1998 of $7,000,031 ($.39 per share).

Year Ended December 31, 1997

For the year ended December 31, 1997, the Company had a net loss of $2,478,577 on revenues of $16,989,478. This loss is mainly the result of insufficient working capital at Angeles to purchase inventory to generate steel sales volume necessary to cover overhead and administrative costs. The net loss per share amounted to $.17 for 1997 as compared to a $.20 loss per share for 1996.

The Company reported net sales of $16,989,478 from its steel fabrication activities during the year ended December 31, 1997. Cost of goods sold totaled $14,021,110, resulting in a gross profit of $2,968,368, or 17.5% of net sales.


Operating expenses totaled $5,029,606 for the year ended December 31, 1997 including selling expenses of $1,012,504, general and administrative expenses of $1,513,959, payroll and related benefit expenses of $2,061,144 and depreciation and amortization of $441,999. The gross profit of approximately $2,968,000 was not sufficient to cover these operating expenses. As a result, the Company incurred a loss from operations of $2,061,238.

Interest expense for the period totaled $582,713 and the Company reported $165,374 of other income from sales of scrap. The net loss for the year ended December 31, 1997 was $2,478,577, or $.17 per share.

A comparison of operating results for the year ended December 31, 1997 to the prior year has not been made because such a comparison would not be meaningful given the change in the Company's business activities during 1997.

Year Ended December 31, 1996

For the year ended December 31, 1996, the Company had a loss of $312,482 on revenues of $17,269 from interest income. Since Angeles was acquired in January 1997, the 1996 operating results did not reflect Angeles' operations. The loss in 1996 was primarily the result of a $213,672 loss incurred on the writedown of the assets included in the Asset Sale to realizable value, based upon fair value of such assets as determined by the Asset Sale. The Company also incurred an $11,400 loss from the buyout of certain stock options, in which the Company issued 28,500 Common Shares to cancel options covering 35,000 Common Shares.

Effect of Inflation

Inflation did not have a significant effect on the operations of the Company during the fiscal year ended December 31, 1997. However, in the steel business, acquisition of steel is a major cost factor in the production process. As steel prices rise and decline, management believes that proper selection, competition of steel supply companies, timing of purchases and future sales price adjustments should preclude any significant adverse effect on the Company.

Seasonality

The Company distributes steel products to customers in a variety of industries, including the construction, manufacturing and automotive industries. Because the Company sells to a variety of customers in several industries, management does not believe that the Company's operations are impacted by any material seasonal trends. There can be no assurance however, that period-to-period fluctuations will not occur in the future.

LIQUIDITY, CAPITAL RESOURCES AND FINANCIAL CONDITION





Cash flows used in operations were $4,322,532 for the six months ended June 30, 1998 as compared to $68,166 used in operations for the six months ended June 30, 1997. The increase in cash used in operations for the six months ended June 30, 1998 was a result of the larger loss in the first half of 1998 compared to the same period of 1997. The acquisition of Capitol in January 1998 resulted in the use of cash of approximately $2 million compared to approximately $.9 million in the same period for 1997. Cash flows from financing activities for the first half of 1998 increased by $6.3 million compared to the same period in 1997 because of cash needed for the acquisition and operations. As of June 30, 1998, the Company had a working capital deficit of $2,515,851, a stockholders' deficit of $1,833,680 and an accumulated deficit of $10,148,278. See Company's financial statements and notes hereto, included elsewhere in this Prospectus, for detailed financial information regarding the Company.

Since January 1997, the Company has primarily financed its operations with cash available under its credit facilities and funds advanced under loan arrangements, including certain loans from affiliated entities. The Company has also financed its operations through the private placement of capital stock and convertible securities, including $1,000,000 from sales of Common Shares in January 1997, $2,000,000 from the March 1998 sale of Series C Preferred Shares and $5,000,000 from the issuance of convertible notes in April and June 1998.

During January 1998, the Company entered into a new financing arrangement with Congress Financial. Congress Financial has provided $1,400,000 and $3,300,000 in financing under revolving lines of credit to Angeles and Capitol, respectively, and provided $1,900,000 and $1,500,000 to Angeles and Capitol, respectively, in financing under term loans. These loans are collectively referred to as the "Congress Facility". Under the Congress Facility, Angeles and Capitol can borrow up to a maximum of $20 million. The revolving line of credit portion of the Congress Facility is limited by the amount of eligible accounts receivable and inventory and requires Angeles and Capitol to comply with certain financial and other non-financial covenants, as defined in the agreement. The Congress Facility is available, subject to support by the appropriate levels of assets and compliance with the applicable financial and other non-financial covenants by both Angeles and Capitol, to provide financing for general corporate purposes. The Company is in compliance with these covenants. The revolving line of credit component of the Congress Facility is due in January 2000. The term loans are to be repaid in 60 monthly installments commencing February 1, 1998. Amounts drawn under the Congress Facility bear interest at a rate which is .75% per annum over the prime rate announced by First Union National Bank for the interest period. All of the accounts receivable, inventory, equipment and intangibles of Angeles and Capitol have been pledged as security for the Congress Facility. The Congress Facility has been guaranteed by the Company and California Building Systems, Inc., a subsidiary of Angeles.

The Company has issued and sold, in a private placement, an aggregate of $5.0 million of its 10% Convertible Notes (collectively, the "Notes") pursuant to the terms of a Note Purchase Agreement between the Company and the purchasers of the Notes (the "Note Purchase Agreement"). The Company issued $2,000,000 of the Notes on April 9, 1998, $1,500,000 on April 16, 1998, $500,000 on June 9, 1998
and $1,000,000 on June 16, 1998. The proceeds from the issuance of the Notes were used for working capital. Interest is payable on the principal of the Notes from the date of issuance at the rate of 10% per annum. The interest is payable semi-annually on October 1 and April 1 commencing October 1, 1998, until the principal is paid in full. The maturity date of the Notes is April 9, 1999 (the"Maturity Date"). The Company has the right , at its sole option, to pay any interest due on the Notes in Common Shares of the Company based on the arithmetic average of the closing bid and ask price of the Company's Common Shares for the twenty trading days prior to the interest payment due date (the "Interest Shares").

At any time after issuance and prior to the Maturity Date, the outstanding principal amount of the Notes, any and all accrued and unpaid interest thereon, in whole or in increments of at least $20,000 of principal, may be converted by the holder thereof into Common Shares of the Company (the "Conversion Shares") at the Conversion Price equal to the lesser of (i) $1.75 per share of (ii) the following conversion prices: (x) on or after August 6, 1998 at a per share price equal to eighty percent (80%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for the twenty trading days prior to the exercise date of such conversion and (y) on or after October 5,1998 at a per share price equal to seventy-five (75%) of the arithmetic average of the closing bid and ask prices of the company's Common Shares for each of the twenty trading days prior to the exercise date of the such conversion. Based on an assumed conversion price of $.633275, the Notes are convertible into 7,895,470 Common Shares. The conversion price is subject to adjustment under specified antidilution provisions. The Company agreed to register the Conversion Shares and Interest Shares in a registration statement filed with the Securities and Exchange Commission and to have such registration statement effective within 90 days of each issuance date. Failure to have the registration statement effective by such dates subjects the Company to monetary penalties.

The Company is in default under the Handel Note assumed in connection with the acquisition of Capitol Metals (the "Capitol Acquisition") and has an obligation to repay $450,000 plus accrued interest on such Note. The Company is also in default under a $300,000 Note issued in connection with the Capitol Acquisition (the "BINHAD Note"). The Handel Note and the BINHAD Note are subordinate to the Congress Facility. No action may be commenced on the Handel Note or the BINHAD Note until October 12, 1998 and January 12, 1999, respectively. Failure to cure such default on such dates will constitute an event of default under the Congress Facility and the Convertible Notes.

The Company has filed a claim against BINHAD for certain breaches of representations and warranties by BINHAD in connection with the Capitol Acquisition. The Company intends to offset such damages against amounts outstanding under the BINHAD Note.

The Company plans to engage in strategic acquisitions. As these investment are identified and funds are needed to complete such acquisitions, funding for such acquisitions will be necessary.

The Company will be required to obtain additional lines of credit and make periodic public offerings or private placements for working capital purposes in order to meet the liquidity needs of the business and to fund the repayment of the Handel Note. The Company believes that the funds raised from the sale of the Series C Preferred Shares, the sale of the Convertible Notes, operating cash flows of the Company, funds available under the Congress Facility and funds raised in an equity offering will provide adequate resources to fund ongoing operating requirements and future capital expenditures for the next twelve months. There can be no assurances that financing sources will be available to the Company in sufficient amounts or on acceptable terms. Under such circumstances, the Company would expect to operate the business within the financing available.


Readiness for Year 2000

The Company is in the process of upgrading its information systems. The new systems, which will be installed during 1998 and used by both Capitol and Angeles, are designed to be compatible for the year 2000 and beyond. The new systems will also provide management with better information, on a more timely basis. The costs of the Company's year 2000 compliance effort are being funded with cash flows from operations. These costs are not expected to have a material adverse effect on the Company's results of operations or cash flows.

Recent Accounting Pronouncements


SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information" are effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standards in 1998. The Company has complied with these pronouncements and has determined there is no material impact for the first half of 1998.

                                    BUSINESS

HISTORY OF THE COMPANY

The Company was incorporated under the laws of the State of Delaware on November 24, 1987. In March 1992, the Company was reincorporated in the State of Colorado through the merger of the Delaware corporation into a newly formed Colorado corporation.

The Company was originally organized to take advantage of potential business opportunities made available to the Board of Directors. Commencing in 1989, the Company investigated business opportunities in various industries and in 1991 the Company acquired an interest in a natural gas pipeline located in southeast Kansas and northeast Oklahoma. The pipeline was operated by an independent third party on behalf of the Company and its joint venture partner until May 1993, when the pipeline was sold.

Commencing in 1994, the Company focused on real estate development and acquired an interest in two entities participating in the real estate industry in Colorado Springs, Colorado - the Northcrest Joint Venture and the Bear Star Limited Liability Company ("Bear Star"). The Northcrest Joint Venture owns undeveloped real estate east of Colorado Springs which has been zoned for single family residential development. The Company owned a 53% interest in that entity until such interest was sold in January 1997 prior to the Merger described below. Bear Star was organized to develop and market partially developed real estate west of Colorado Springs, which was zoned for single family homes. The Company owned an 18.54% interest in that entity until such interest was sold in April 1997. See "Former Real Estate Development Business" for a description of the Northcrest Joint Venture, Bear Star, and the other former real estate development interests of the Company.

On January 21, 1997, a subsidiary of the Company merged with Angeles Acquisition, a privately held company, with Angeles Acquisition surviving the merger as a wholly-owned subsidiary of the Company (the "Merger"). Prior to the Merger, Angeles Acquisition had acquired Angeles, which does business as Angeles Metal Systems. During August 1997, the Company reorganized its subsidiaries and Angeles became a direct wholly-owned subsidiary of the Company. Angeles and its wholly owned subsidiary, California Building Systems, Inc. ("CBS"), fabricate and sell steel framing materials for commercial and residential structures. CBS has also developed a low-cost complete steel frame housing structure. See "Angeles Metal Trim Co. and Subsidiary" for a description of the business of Angeles and CBS.

On January 12, 1998, the Company through a wholly-owned subsidiary, purchased substantially all of the assets of Capitol Metals Co., Inc. ("Old Capitol"), a privately held steel processing and service center headquartered in Torrance, California. Old Capitol filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. The total consideration was approximately $8,100,000, consisting of $336,000 in cash, $1,500,000 in promissory notes ($300,000 of which is in default), $300,000 of Common Shares of the Company (269,349 Common Shares), the assumption of an outstanding note and interest of $626,000 (which is currently in default), the repayment of $4,764,000 of Old Capitol's then existing senior debt and the assumption of approximately $574,000 of costs and expenses associated with the acquisition. The Common Shares issued in connection with the acquisition of the assets of Old Capitol are included in this Prospectus and are subject to increase in the event the value of such shares is less than $300,000, 30 days after the filing of this Registration Statement. Information on the acquisition of the assets of Old Capitol, and the obligations incurred in connection with such acquisition appears in note K to the Company's 1997 Financial Statements that are included in this Prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of Operation".

With the recent acquisition of Angeles and Capitol, the Company intends to focus on the steel frame building business, steel service center operations and complementary businesses. Management believes that the acquisition of Capitol will provide the Company with several advantages toward the accomplishment of its business objective of increasing the Company's profitability. The Company has recently relocated the Los Angeles, California operations of Angeles to the Torrance, California facility used by Capitol. In addition to the long term reduction in facilities cost, this relocation allows management to combine several previously duplicative functions, creating efficiencies and cost savings. These functions include: materials receiving, slitting operations, purchasing, accounting and other administrative functions. Additionally, as the companies currently use several common suppliers, the Company believes that the purchasing volume created by the addition of Capitol may create reduced pricing for materials and services utilized by Angeles and Capitol.

The Company's business strategy is to achieve profitability through expansion of its existing operations and acquisitions of businesses that are strategically located or positioned to diversify or enhance the Company's customer base, product range and geographic coverage.

NARRATIVE DESCRIPTION OF BUSINESS

                     Angeles Metal Trim Co. and Subsidiary

Products and Markets

Angeles is in the business of fabricating and selling light gauge steel framing materials for commercial and residential structures. Angeles' products include galvanized steel components, framing materials, studs, tracks, trusses and joists for domestic and international markets. Angeles also provides technical support, engineering and estimating services for specialized projects, primarily in the residential housing market. CBS has also developed a proprietary low-cost steel frame housing structure.

Angeles has been supplying its steel framing products to the commercial construction industry for over 40 years. The commercial construction market segment represented approximately 95% of Angeles' sales during 1997.

Since 1992, Angeles has been developing the use of steel framing for residential housing markets. The residential construction market segment represented approximately 5% of Angeles' sales during 1997. While the use of steel framing is not new in residential construction, the recent escalation and volatility in lumber prices has caused widespread attention to be focused on the advantages of building homes with steel. Management believes that the early entry by Angeles into this growing market gives it a significant advantage over its competitors in terms of designing and engineering products, training framers and subcontractors, and developing relationships with builders.

Management believes that its sales to the residential construction market segment will grow during the current fiscal year. Steel has a number of attractive qualities over lumber and concrete block as a building material, including (i) steel's comparatively lower cost compared to lumber, which is becoming increasingly scarce and expensive due to environmental and other factors; (ii) steel's long life compared to lumber, which rots and is susceptible to termites and other pests; (iii) steel's greater structural integrity, which allows for greater consistency of quality, straightness and strength under adverse conditions such as earthquakes; (iv) steel's faster construction time with an experienced crew; (v) steel's pre-cut convenience and ease of assembly with conventional tools; and (vi) steel's ability to be re-cycled. Where wood is desired as an exterior material or trim, it can easily be mixed with steel. The Company believes that the use of steel frames in residential construction will continue to grow given the high cost of conventional framing and the numerous positive attributes of steel framing.

In addition to selling light gauge steel framing materials and components for residential structure, CBS also sells a pre-engineered low-cost steel frame housing structure which it developed, known as Model 640. This product is a pre-engineered 640 square foot steel framed basic structure which can be easily customized to meet the differing requirements of a variety of customers. It is a complete, steel framed housing structure that provides punch-outs for subsequent plumbing and wiring. The materials can be delivered to a housing site for a price of under $2,500.

The Model 640 was primarily designed for export. The Company has identified the worldwide low-cost housing market as a significant market ready to experience substantial growth. The need for small, but affordable housing, is mushrooming in third-world countries, which are beginning to emerge economically, but still have very under-developed housing infrastructures for their populations. The Model 640 and customized versions of the Model 640 have been sold in the Pacific Rim and there has been additional interest in Europe, South America and the Far East.

Most of the steel utilized in the Model 640 is pre-cut and galvanized for corrosion resistance for maximum durability, even in the most damp climates. Models can be engineered to withstand winds up to 155 mph and each home can be engineered to be earthquake resistant up to a seismic 4 rating. The Model 640 is (i) designed to meet the requirements of most governmental agencies; (ii) wind, earthquake, corrosion, termite and dry rot resistant; (iii) easy to build and quickly assembled, even with semi-skilled labor; (iv) economic to ship; and
(v) available with flexible floor plans.

Manufacturing

Angeles' products are manufactured in accordance with customer specifications. Most of Angeles' products comply with Angeles' certification by the International Conference of Building Officials ("ICBO"). Angeles is the only major steel roll forming company on the West Coast that has it's own ICBO certification in addition to being ICBO certified through AMS' membership in the Metal Stud Manufacturing Association.

All of Angeles' design, engineering, manufacturing and administration operations are performed at the company's manufacturing facilities in Torrance, California and Vancouver, Washington. Angeles manufactures approximately 85-90% of the goods it sells and outsources the remaining 10-15%. Both manufacturing locations also conduct sales, marketing and distribution. In addition, Angeles maintains marketing, sales and distribution facilities in Tacoma, Washington and Sacramento, California. All of Angeles' facilities are leased. See "Property".

Angeles is currently operating with one full shift and is equipped (but not staffed) to run two shifts. Angeles owns all of its manufacturing and engineering equipment.

Angeles strives to provide its customers with fast, reliable delivery of its products. Angeles keeps sufficient inventory to respond quickly to customer needs. Angeles purchases raw materials, which consist of full and slit steel coils, in advance. Angeles distributes its commercial products on a truckload basis. Residential products are also delivered by the truckload, to framing companies, value added centers and to specific job sites. In some cases, trusses are assembled at the company and in other cases they are assembled on site.

Marketing, Distribution and Customers

Unlike many of its competitors, Angeles primarily markets and sells its steel products directly to building contractors rather than through wholesalers or distributors. As a result of transportation costs, products are marketed and sold primarily in 13 western states. Products are also sold in Hawaii, Canada, Mexico and other foreign countries. During 1997, international sales were approximately 1% of total sales, reflecting sales primarily to Japan. The top ten customers of 1997 represented approximately 26% of sales by Angeles, with no one customer representing more than 10% of sales.

Raw Materials and Supplies

Galvanized steel is the primary raw material utilized by Angeles and it represents the majority of cost of goods sold. Sources for this steel are numerous and the supply has been and is expected to remain sufficient to meet Angeles' needs. USS Posco, a joint venture between U.S. Steel and the Pohang Steel Company of Korea, has been the primary supplier of steel for Angeles. In addition, Angeles has also maintained continuous and competitive purchasing relationships with other companies in order to ensure an uninterrupted supply of material. Recently, Angeles has focused attention on more aggressively sourcing these steel supply contracts, including additional purchases on the secondary and spot markets.

Research and Development

Angeles has not incurred significant research and development expenditures in the last two years.

Patents

Angeles holds a number of patents and trademarks on its products, none of which is essential to the business. Management believes that Angeles' reputation, know how and experience in the steel framing business is more important than its patents and trademarks. Accordingly, Angeles relies upon trade secrets and other unpatented proprietary information in its business.

                               Capitol Metals Co.

Background

In January 1998, the Company, through a wholly-owned subsidiary, purchased substantially all of the assets of Old Capitol, a privately held steel processing and service center headquartered in Torrance, California. Old Capitol, which started operating in 1946, grew to become one of the largest flat-rolled steel service facilities in Southern California. Old Capitol experienced financial difficulty due in part to insufficient working capital necessary to maintain adequate inventory levels. On October 7, 1997, Old Capitol filed for protection under Chapter 11 of the Bankruptcy Code. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the assets of Old Capitol pursuant to the Asset Purchase Agreement dated December 1, 1997 between Old Capitol and the Company. After the January 1998 acquisition, Angeles Acquisition changed its name to Capitol Metals Co. ("Capitol").

Management believes that the acquisition of Capitol will provide the Company with several advantages toward the accomplishment of its business objectives of increasing the Company's profitability. The Company has recently relocated the Los Angeles, California operations of Angeles to the Torrance, California facility currently used by Capitol. In addition to the long term reduction in facilities cost, this relocation allows management to combine several previously duplicative functions, creating efficiencies and cost savings.
These functions include: materials receiving, slitting operations, purchasing, accounting and other administrative functions. Additionally, as the companies currently use several common suppliers, the Company believes that the purchasing volume created by the addition of Capitol may create reduced pricing for materials and services utilized by both Angeles and Capitol.

Products and Services

Capitol sells and processes flat rolled carbon steel products, which include:

              o      Hot rolled steel
              o      Pickled and oiled steel
              o      Cold rolled steel
              o      Galvanized steel
              o      Aluminized steel

Capitol processes steel to the precise thickness, length, width, shape, temper and surface quality specified by its customers. Value-added processes provided by Capitol include:

              o      Cutting to length - the cutting of steel into pieces and
                     along the width of a coil to create sheets        or
                     plates.
              o Blanking - the process in which flat-rolled steel is cut into precise two dimensional shapes by passing it through a slitter and leveler.
              o Leveling - the flattening of steel to uniform tolerances for proper machining.
              o Slitting - the cutting of coiled steel to specified widths along the length of the coil.

              o Pickling - a chemical treatment to improve surface quality by removing the surface oxidation and scale which develops on the steel shortly after it is hot-rolled.
              o Edge trimming - a process which removes a specified portion of the outside edges of coiled steel to produce uniform width and round or smooth edges.

Capitol is one of the largest flat rolled service facilities in Southern California. Capitol owns three slitting lines, four cut-to-length lines and one banding line for slit coil packing. The only toll coil pickling line on the West Coast capable of handling 40,000 pound coils is owned by Capitol. This line has capacity to process over 14,000 tons per month. Approximately 90% of Capitol's 1997 revenues were derived from processed steel sales, and approximately 10% was derived from steel processing services. Management believes that the steel processing services, particularly the pickling operations, will increase as a percentage of Capitol's revenues over the next 12 months. Capitol also warehouses customer owned material.

Management believes that Capitol's toll pickling line provides a significant competitive advantage to the Company. In addition to providing the only pickling service on the West Coast for 40,000 pound coils, Capitol is able to offer to its pickling customers customized processing services for steel owned by such customers or purchased from Capitol as well as storage of such steel in Capitol's warehouse facility.

Capitol intends to capitalize on the trend of both primary steel producers and end-users of steel products to reduce in-house processing and to outsource processing and inventory management requirements. Capitol purchases steel from primary producers, who focus on large volume sales of unprocessed steel, and in most cases Capitol performs customized processing services on this steel to meet specifications provided by end-use customers. By providing these services, as well as offering inventory management and just-in-time delivery services, Capitol enables its customers to reduce material costs, enhance quality, decrease capital required for raw materials inventory and processing equipment and save time, labor and other expenses.

Manufacturing

Capitol's products and processing services are manufactured in accordance with customer specifications. All engineering, manufacturing and administrative operations are performed at Capitol's facility in Torrance, California.

Capitol is currently operating with one full shift and one second shift crew and is equipped (but not staffed) to run three full shifts. Capitol owns all of its manufacturing and engineering equipment.

Capitol strives to provide its customers with fast, reliable delivery of its products. Capitol keeps sufficient inventory to respond quickly to customer needs. Capitol purchases raw materials, which consist of full and slit steel coils, in advance. Capitol distributes its products on a truckload basis.

Marketing, Distribution and Customers

Capitol has over 200 active customers throughout the western states. No one customer accounted for more than 10% of Capitol's business in 1997. By category for 1997, the customers by industry were approximately as follows:

       Description of Customers                Percent of Sales
       ------------------------                ----------------
       Building and construction related              26
       Service centers and trading companies          17
       Specialty manufacturers                        12
       Automotive components and parts                11
       Metal stamping and rollformers                 11
       Tube manufacturers                             10
       Miscellaneous                                  13

Raw Materials and Supplies

Hot rolled steel is the primary raw material used by Capitol. Capitol also purchases galvanized and cold rolled steel as well as other types of steel. Sources for steel to meet Capitol's requirements are numerous and the supply has been and is expected to remain sufficient to meet the requirements of Capitol. USS Posco, a joint venture between U.S. Steel and the Pohang Steel Company of Korea, Duferco Steel, Ferrostal and Thyssen Steel Trading Co., a German trading company are major current suppliers of steel to Capitol.

COMPETITION

Angeles

Competition in the steel frame industry is intense and Angeles competes with a number of entities, some of which may have greater financial resources than Angeles. Angeles competes against a number of other companies for sales in both the commercial and residential steel framing markets. To the extent that steel framing for residential housing becomes more widely accepted as an alternative to conventional lumber and concrete construction, competition may increase. Angeles competes for orders from its customers primarily on the basis of price, quality, timely delivery, engineering capability and reliability. Most of Angeles' orders are awarded by its customers on the basis of competitive bidding. Angeles sells primarily on a direct basis to contractors and sub-contractors, while it's competitors sell primarily through building material dealers. Angeles believes that it can better service customers by selling products directly, rather than through dealers. In addition to competitors who sell directly to contractors and to sub-contractors, manufacturers also sell to building materials houses, who, in turn, sell to contractors and sub-contractors. Those building materials houses sell materials in addition to the light gauge steel products, and may, from time to time, sell the steel products delivered to the job sites.

Capitol

The steel distribution and servicing industry is highly fragmented and competitive. Competition is based on price, service, quality, availability of products and geographic proximity. Capitol faces competition from national, regional and local independent steel distributors and servicing centers, many of which may have greater resources than Capitol. The Company believes that it will be able to compete more effectively as a result of the combined purchasing volume and operational economies of scale resulting from the acquisition of Capitol and combining the operations of Angeles with Capitol over the next few months. Management believes that Capitol's toll pickling line provides a significant competitive advantage to the Company. In addition to providing the only pickling service on the West Coast for 40,000 pound coils, Capitol is able to offer to its pickling customers customized processing services for steel owned by such customers or purchased from Capitol as well as storage of such steel in Capitol's warehouse facility.

GOVERNMENT REGULATION

The operations of the Company are subject to extensive federal, state and local laws and regulations, relating to the protection of human health and the environment. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials that the Company uses in its operations primarily include lubricants, cleaning solvents and hydrochloric acid used in its pickling operations. The Company believes that its facilities are in material compliance with these laws and regulations and does not believe that future compliance with such laws and regulations will have a material adverse effect on its results of operations or financial condition. However, environmental laws are becoming increasingly more stringent and, consequently, the Company's environmental expenditures and costs for environmental compliance may increase in the future. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary substantially from those currently anticipated.

The Company's operations are also governed by laws and regulations relating to workplace safety and worker health, principally the Occupational Health and Safety Act and regulations thereunder, which among other requirements, establish noise, dust and safety standards. Management believes that the Company is in material compliance with applicable laws and regulations and does not anticipate that future compliance with such laws and regulations will have a material adverse effect on the results of operations or financial condition of the Company.

The use of steel framing products in commercial and residential construction are governed by local building codes. Over the past several years, local building codes in a number of jurisdictions have been revised to provide for the use of steel for residential construction in addition to the traditional wood framing. Angeles anticipates no significant adverse effects of governmental regulations related to the use of light gage steel in commercial and residential framing.

EMPLOYEES

At July 31, 1998, the Company had 75 full-time employees at Angeles and 55 full-time employees at Capitol. The Company believes that its employee relations are good.

Hourly employees of Capitol are represented by the International Longshoremen and Warehousemen's Union Local 26 ("ILWU"). Capitol and the ILWU have entered into a labor agreement with a 30 month term expiring on November 1, 2000. The Company does not believe that the collective bargaining agreement will have a material impact either favorably or unfavorably on the Company's revenues or profitability. The Company believes that it maintains a good relationship with the ILWU and its employees.

                    Former Real Estate Development Business

From 1994 through the January 1997 Merger, the Company's operations were exclusively in the real estate development business described below. Prior to the Merger, the Company sold certain assets of the Company, including the Company's interest in the Northcrest Joint Venture, to three executive officers and directors (the "Former Directors") of the Company (the "Asset Sale"). As part of the Asset Sale, the Former Directors assumed all obligations of the Company existing prior to the Merger. See "Certain Relationships and Related Transactions" for a description of the Asset Sale. During April 1997, the Company sold its interest in Bear Star.

The Northcrest Joint Venture

During July 1994, the Company acquired an interest in a 59 acre parcel of property, commonly known as the "Northcrest Development," located east of Colorado Springs, Colorado through the formation of the Northcrest Joint Venture (the "Northcrest Joint Venture") with Glacier Valley Holding Corporation ("Glacier Valley") and certain other entities for purposes of developing the property. In September 1994, the Northcrest Joint Venture executed an agreement to sell 27 of the 189 lots comprising the development to JBS Corporation ("JBS"), an unaffiliated third party, and the Company granted an option to JBS with regard to the remaining lots, which option was contingent upon completion of the initial purchase. Through December 31, 1995, the Company sold 90 lots to JBS.

During April 1996, the Company entered into a new option agreement with Elite Properties of America ("Elite"), an unaffiliated third party, to sell the remaining 99 lots of the development. In a transaction effective June 21, 1996, the

Northcrest Joint Venture sold the remaining 99 lots to Elite for a price of $668,250, which was reduced by an improvement credit of $50,000 given to Elite, prior deposits of $5,000 and miscellaneous closing costs paid by the Company of $1,629. The remaining balance due was $611,620, of which $5,870 was paid at closing and the balance of $605,750 represented by a non-recourse promissory note in favor of the Northcrest Joint Venture (the "Elite Note").

Prior to the Merger, the Company sold its entire interest in the Northcrest Joint Venture and its interest in the Elite Note to the Former Directors of the Company as part of the Asset Sale. In such Asset Sale, the Former Directors of the Company provided certain consideration and assumed all obligations of the Company existing prior to the Merger including any obligation of the Company relating to its interest in the Northcrest Joint Venture. See "Certain Relationships and Related Transactions".

Golden Prairie Northcrest Joint Venture

During the first quarter of 1995, the Company organized another joint venture to acquire additional real estate adjoining the Northcrest Development. The Golden Prairie Northcrest Joint Venture was comprised of the Company and Glacier Valley, as equal participants, and acquired approximately seven acres of undeveloped land. During November 1995, the Company sold its 50% interest in Golden Prairie to affiliates of Glacier Valley for a promissory note in the amount of $18,000 (the "Golden Prairie Note") and an assumption of liabilities on the Golden Prairie Joint Venture by the purchaser. As part of the Asset Sale, the Company sold its interest in the Golden Prairie Note to the Former Directors of the Company. See "Certain Relationships and Related Transactions".

Columbine Homes Sales LLC

The Company owned approximately 19% of Columbine Homes Sales, LLC
("Columbine"), which interest was acquired in 1994. Columbine operated a retail manufactured housing dealership in Colorado Springs and owned 60% of a real estate development known as "The Community at Bear Creek," a manufactured housing community located west of Colorado Springs.

During 1995, the Company transferred its interest in Columbine. Concurrent with the sale, the ownership of Columbine and Bear Star were reorganized such that the Company's indirect interest in Bear Star was converted to a direct interest, together with that of the remaining members of Columbine. The Company and the other Columbine members also purchased the remaining interest in Bear Star such that the Company and the other Columbine members owned 100% of that entity after such reorganization. See "Bear Star Limited Liability Company."

The interests of the Company and other members of Columbine were sold for a $125,000 promissory note (the "Columbine Promissory Note"). The Company, as a former owner of Columbine, owned an 18.54% undivided interest in the Columbine Promissory Note.

Bear Star Limited Liability Company

Bear Star was formed to acquire, develop and market developed and partially developed land located west of Colorado Springs. Bear Star was owned 60% by Columbine and 40% by unrelated parties, but reorganized so that the owners of Columbine directly acquired an interest in Bear Star. Following the reorganization and acquisition of the remaining minority interest, the Company owned 18.54% of Bear Star.

During June 1994, Bear Star acquired approximately 16 acres of partially developed property, zoned for double-wide manufactured homes and intended for approximately 110 lots. In conjunction with this purchase, Bear Star also acquired an option to acquire an additional 14 acres of undeveloped land, which additional property is also zoned for manufactured homes. During fiscal 1996, Bear Star sold approximately 5.6 acres of the 16 acres to a third party. As of December 31, 1996, Bear Star had also sold 33 lots of the developed portion of the property, leaving 15 lots unsold.

The original 16 acres were acquired by Bear Star for an effective price of approximately $2,065,000, consisting of two promissory notes in the aggregate principle amount of $765,000 (the "Bear Star Property Notes") and approximately $1,300,000 in cash and property. The Bear Star Property Notes were paid in full in 1996.

The interest of the minority members was acquired by the Company and the other former owners of Columbine for an $880,000 promissory note and secured by a then second mortgage on the property. That note was subsequently canceled in exchange for the issuance of two new notes, both equally secured by a new first mortgage on the property. The balance of these two notes at December 31, 1996 was $432,400 and $146,029, respectively. During April 1997, the Company sold its interest in Bear Star for $30,000 cash.

PROPERTY

Executive Offices

The Company currently occupies office space at 410 17th Street, Suite 400, Denver, Colorado 80202. The Company shares its Denver office, consisting of an aggregate of 7,585 square feet, including office space, conference facilities and reception area, with The Stone Pine Companies and other affiliated entities. Stone Pine Atlantic, LLC ("SP Atlantic") and its affiliates provide administrative, accounting, investor relations and investment banking services to the Company pursuant to a Services Agreement. See "Certain Relationships and Related Transactions". The Company also maintains executive offices at Capitol, 20000 South Western Avenue, Torrance, California 90501 consisting of
20,000 square feet.   Management is of the opinion that the executive office
space in Denver and Torrance is adequate for the needs of the Company for the foreseeable future.

Production Facilities

The principal production facility of Capitol and Angeles, which is leased, consists of the following:


                                                  Approximate
 Location                                       Square Footage                      Lease Term
 --------                                       --------------                      ----------
Torrance, California                            Buildings           340,0000        1-13-98
(Corporate Headquarters, Manufacturing          Land                                through
Plant, Warehouse, Land and Buildings)           (14 acres)          609,840         12-31-2006*

*Includes two three-year extension options.

Angeles also leases the following facilities:

                                                              Approximate
                        Location                            Square Footage                Lease Term
                        --------                            --------------                ----------
 Vancouver, Washington                                   Buildings      20,000         01-15-97 through
 (Plant, Offices, Warehouse, Land and Buildings)         Land          130,680         01-14-2000

 Sacramento, California                                  Buildings      11,500         Month to Month
 (Warehouse and Office)                                  Land           46,600

 Tacoma, Washington                                      Buildings      20,000         10-01-96 through
 (Warehouse and Offices)                                 Land           93,400         09-30-99

 Vancouver, Washington                                   Building        7,500         Month to Month
 (Warehouse, Land and Building)                          Land          120,000

 Los Angeles, California                                 Land           33,000         Month to Month
 (Land)

All of the Company's facilities are in good or excellent condition and are adequate for its existing operations. In connection with the relocation of the Angeles operations to the Torrance, California facility of Capitol, Angeles terminated the Los Angeles facility lease. The total cost to terminate this lease was $22,000.

LEGAL PROCEEDINGS

No material legal proceedings to which the Company or any subsidiary of the Company is a party or to which the property of the Company or any subsidiary of the Company is subject, is pending other than ordinary routine litigation incidental to the business of the Company.

                                   MANAGEMENT


Information concerning the current members of the Company's Board of Directors (the "Board") and its executive officers is as follows:


 Directors and Executive Officers       Age       Position
 --------------------------------       ---       --------
 Paul Bagley                            55        Chairman of the Board and Chief
                                                  Executive Officer
 Richard D. Bailey                      40        Director, President and
                                                   Chief Operating Officer
 Carl Casareto                          39        Director and Chief Financial Officer
 L. Wayne Harbor                        44        Director
 Donald R. Jackson                      48        Director, Secretary and Treasurer
 John D. McKey, Jr.                     54        Director
 Thompson H. Rogers                     44        Director


Paul Bagley has served as a director of the Company since January 21, 1997, as Chairman of the Board of Directors since November 17, 1997 and as Chief Executive Officer since March 10, 1998. Mr. Bagley is a Managing Member of The Stone Pine Companies (since 1994), a group of companies involved in investment banking, asset management and merchant banking activities, and is Chairman and Chief Executive Officer of FCM Fiduciary Capital Management Company (since
1989), an investment-related company. Mr. Bagley was Chief Executive Officer of Laidlaw Holdings, Inc., an investment services company, from January 1995 until November 1996. For more than twenty years prior to October 1988, Mr. Bagley was engaged in investment banking activities with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company Inc. Mr. Bagley served in various capacities with Shearson and E.F. Hutton, including Executive Vice President and Director, Managing Director, Head of Direct Investment Origination and Manager of Corporate Finance. Mr. Bagley serves as Chairman of the Board of Directors of Silver Screen Management, Inc. and International Film Investors, Inc., which manage film portfolios. Mr. Bagley is also a director of Hollis-Eden Pharmaceuticals, Inc. a publicly held company, LMC Operating Corp., a privately held manufacturer of low ground pressure vehicles, and Hamilton Lane Private Equity Fund, PLC, an Irish Stock Exchange listed investment partnership. Mr. Bagley graduated from the University of California at Berkeley in 1965 with a BS degree in Business and Economics and from Harvard Business School in 1968 with an MBA in Finance.


Richard D. Bailey, a director of the Company since March 10, 1998, was appointed the President and Chief Operating Officer of the Company on August 11, 1998. Prior thereto he was the President of RDB Capital Advisers, LLC, a privately held company involved in investment banking activities. During 1995, Mr. Bailey acquired, restructured and subsequently sold the Rigging Company, a mail order manufacturer of custom yacht rigging. From 1991 to 1995, he was a principal of the New England Wire Company, a manufacturer of specialty shaped wire and cable with primary applications in the defense, electronics, safety and consumer products industries. From 1986 to 1991, Mr. Bailey was the Executive Vice President of Pennsylvania Rolling Mills, Inc., a manufacturer of cold rolled carbon strip steel, supplying the automotive, defense and building products industries. Mr. Bailey holds a BA degree in Political Science from Providence College and a MA degree in International Relations from Fairfield University.



Carl Casareto, a director of the Company since August 11, 1998, has been the Chief Financial Officer of the Company and each of its subsidiaries since March 10, 1998. Mr. Casareto served as a financial consultant to the Company from June 1997 until January 12, 1998. From October 1989 to April 1997, Mr. Casareto was the Chief Financial Officer and Senior Vice President of Finance of TELACU and Subsidiaries. TELACU is a Community Development Corporation managing for profit subsidiaries involved in, real estate development, utility industry construction, asset and real property management, retail and financing. From December 1995 to April 1997, Mr. Casareto also served as President of Telalink Corporation, a Los Angeles based subsidiary of TELACU, which was involved in the fiber optics industry. From 1981 to 1989, Mr. Casareto was associated with the accounting firm of Grant Thornton, where he served as the partner-in-charge of Grant Thornton's Southern California tax practice. Mr. Casareto holds a BS degree in accounting from Loyola Marymount University and is a certified public accountant.

L. Wayne Harber, a director of the Company since January 21, 1997, is a Managing Director of The Stone Pine Companies (since 1994). From 1990 to 1993, Mr. Harber was the Senior Vice President of Marketing for Aegis Holdings Corporation, an asset management and investment banking concern specializing in asset securitization and structured finance. From 1980 to 1990, Mr. Harber was a Vice President and National Sales Manager for Franchise Finance Corporation of America. Mr. Harber holds a BS degree in Economics and English from the University of Tennessee.

Donald R. Jackson has served as the Secretary and Treasurer of the Company since January 21, 1997 and a director of the Company since February 4, 1997. From January 21, 1997 until March 10, 1998, Mr. Jackson also served as Chief Financial Officer of the Company. Mr. Jackson is a Managing Director and Chief Financial Officer of The Stone Pine Companies (since 1994) and is a Senior Vice President, Treasurer and Chief Financial Officer of FCM Fiduciary Capital Management Company. From January 1990 to June 1994, Mr. Jackson was a Corporate Vice President with PaineWebber Incorporated, where he was involved in the financial administration of various publicly and privately offered investment programs. During 1989, Mr. Jackson was self-employed. Immediately prior to that he was a First Vice President in the Direct Investments Group with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company, Inc. From 1972 to 1986, Mr. Jackson was associated with the accounting firm of Arthur Andersen & Co., serving as a partner from 1981 to 1986. Mr. Jackson is a director of LMC Operating Corp., a privately held manufacturing company. Mr. Jackson holds a BSBA degree in accounting from the University of Denver and is a certified public accountant.

John D. McKey, Jr., a director of the Company since February 4, 1997, has been a partner at the law firm of McCarthy, Summers, Bobko & McKey, P.A. since September 1993, and from June 1986 to September 1993, was a partner at Kohl, Bobko, McKey & Higgins, P.A. Mr. McKey is a director of Lithium Technology Corporation.

Thompson H. Rogers has served as a director of the Company since January 21, 1997 and served as Chairman of the Board from January 21, 1997 until November 17, 1997. Mr. Rogers is a Managing Member of The Stone Pine Companies (since
1994) and is the Chairman of Affiliated Holdings, Inc., a private investment management company (since 1985). Prior thereto, Mr. Rogers was with FIRSTIER, now known as First Bank, a financial institution in Omaha, Nebraska. From 1995 to 1996, Mr. Rogers was the Chairman of New York based, Laidlaw Holdings Asset Management, Inc. Mr. Rogers serves on the Board of Directors of Pinnacle Bank of Omaha, located in Omaha, Nebraska; Havelock Bank, located in Lincoln, Nebraska; Aspen Holdings Inc., an insurance holding company; and Worldwave Communications Inc., a telecommunications company.





The members of the Board are divided into three classes, with staggered terms. The terms of Messrs. Bagley and Rogers expire in 1998, the terms of Messrs. Harber and McKey expire in 1999 and the terms of Messrs. Bailey, Jackson and Casareto expire in 2000. Officers of the Company serve at the pleasure of the Board of Directors.


No family relationships exist between any of the officers and directors of the Company.

Innovest Holdings, Ltd., which purchased Common Shares of the Company in the January 1997 Share Issuance, has the right to nominate two directors to the Board of Directors of the Company or, in the alternative, has the right to be present at all Board meetings. As of the date hereof no such directors have been nominated to the Board.

Committees of the Board of Directors

The Board has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee.

The Executive Committee of the Board was established during August 1997 and currently consists of Messrs. Bagley and Jackson. The Executive Committee is authorized to exercise all of the authority of the Board in the management of the Company to the fullest extent permissible by the Colorado Business Corporation Act.

The Audit Committee of the Board was established during February 1997 and currently consists of Messrs. Bagley, Rogers and Jackson. The Audit Committee provides general financial oversight in financial reporting and the adequacy of the Company's internal controls through periodic meetings with the Company's management and its external auditors.

The Compensation Committee of the Board was established during February 1997 and currently consists of Messrs. Rogers, Harber and Jackson. The Compensation Committee administers the Company's 1997 Stock Incentive Plan, subject to the review and oversight of the entire Board. The Compensation Committee also provides general oversight in all employee personnel matters through periodic meetings with the management of the Company.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

       The following table sets forth information concerning the annual and long-term compensation for services rendered to the Company and its subsidiaries during 1997, 1996 and 1995 by each of the Named Executive Officers.

                                               Annual Compensation                      Long Term Compensation Awards
                                    ------------------------------------------        --------------------------------
                                                                                      Securities
    Name and             Fiscal                                  Other Annual          Underlying          All Other
Principal Position       Year       Salary($)      Bonus($)     Compensation($)        Options(#)       Compensation($)
------------------       ----       ---------     --------     ---------------        ----------       ---------------
 Raymond E.              1997              0              0                __(2)                  0                 0
   McElhaney(1)          1996        12,000(2)            0                    *                  0                 0
                         1995         12,000              0                    *                  0                 0

 Peter W.                1997         36,525              0                    *                  0             2,631(4)
   Damisch(3)

 Thompson H.             1997              0              0                    0                  0                 0
   Rogers(5)

 Christian W.            1997         37,500              0                    *                  0                 0
   Wolf(6)

 Ronald F.               1997         65,546         10,000                    *            500,000             3,041(8)
   Martin(7)

----------

(1) Mr. McElhaney resigned his position as President and Chief Executive Officer of the Company, effective January 21, 1997.

(2) No cash payments were made to Mr. McElhaney during 1996. The accrued amount of $12,000 and future payments due under Mr. McElhaney's Employment Agreement were partial consideration for the Asset Purchase in January 1997. See "Certain Relationships and Related Transactions".

(3) Mr. Damisch served as President and Chief Executive Officer of the Company and each of its active subsidiaries from January 21, 1997 until April 6, 1997.

(4) Includes $2,500 reimbursement of personal legal fees and $131 of disability insurance premiums paid by Angeles on behalf of Mr. Damisch.

(5) Mr. Rogers, who was Chairman of the Board of Directors at the time, served as Chief Executive Officer of the Company without compensation from April 6, 1997 until October 8, 1997.


(6) Mr. Wolf served as President and Chief Executive Officer of the Company from October 8, 1997 until he resigned on March 10, 1998 and served as a director of the Company until he resigned on August 11, 1998.

(7) Mr. Martin served as President of Angeles Metal Trim Co., an operating subsidiary of the Company, from April 10, 1997 until May 12, 1998.

(8) Includes $2,988 of disability and life insurance premiums paid by Angeles on behalf of Mr. Martin and $53 of contributions by Angeles to Angeles' 401 plan on behalf of Mr. Martin.

* Did not receive perquisites or other personal benefits, securities, or property having an aggregate value of greater than the lower of $50,000 or 10% of the total salary and bonus reported for such executive officer.

Option/SAR Grants in 1997


At the Annual Meeting of the Shareholders of the Company held on October 8, 1997, the Shareholders adopted the Company's 1997 Stock Incentive Plan (the "Plan"). On August 11, 1998, the Board of Directors approved an amendment to increase the number of Common Shares available for issuance under the Plan from 3 million to 6 million Common Shares. Under the terms of the Plan, the Company may grant employees of, or any other individual providing services to, the Company and its subsidiaries stock options, stock appreciation rights or stock awards. The Company has reserved 6 million Common Shares for issuance pursuant to the Plan. The exercise price of all stock options granted pursuant to the Plan shall not be less than the fair market value of the Common Shares on the date of grant. As of December 31, 1997, options to acquire an aggregate of 500,000 Common Shares were outstanding under the Plan, all of which were held by Ronald F. Martin, President of Angeles Metal Trim Co. in 1997, an operating subsidiary of the Company. As of December 31, 1997, no stock appreciation rights had been granted and there had been no stock awards under the Plan.


The Company does not offer its employees any long-term incentive plans, other than stock options, stock appreciation rights or stock awards issued pursuant to the Plan, nor does it offer any defined benefit or actuarial plans. The Company does offer a 401(k) plan to employees.

The following table sets forth information concerning individual grants of stock options during 1997 to Named Executive Officers.

                     Number of     % of Total
                     Securities     Options
                     Underlying    Granted to      Exercise
                      Options      Employees        or Base     Expiration
       Name          Granted (#)      in 1997     Price ($/Sh)     Date
       ----          -----------   ----------     ------------  ---------
Ronald F. Martin     250,000(1)      50.0%           $2.00       04/10/02
Ronald F. Martin     250,000(1)      50.0%           $2.00       04/10/07

---------------------------

(1) The options were cancelled in connection with the termination of Mr. Martin's employment.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

As of December 31, 1997, the Company had not granted any SARs. In addition, no stock options were exercised by employees during 1997. The following table sets forth information concerning the value of unexercised stock options as of December 31, 1997.

                                                           Number of
                                                           Securities         Value of
                                                           Underlying        Unexercised
                                                          Unexercised       In-the-Money
                                                           Options at        Options at
                                                          12/31/97 (#)       12/31/97($)
                           Shares
                          Acquired         Value          Exercisable/      Exercisable/
    Name                on Exercise (#)   Realized ($)    Unexercisable     Unexercisable
    ----                ---------------   ------------    -------------     -------------
Ronald F. Martin              0               0              0/500,000           0/0

COMPENSATION OF DIRECTORS


Directors receive no cash compensation for serving on the Company's Board of Directors other than reimbursement for out-of-pocket expenses incurred in attending meetings. On August 11, 1998, the Board of Directors approved the issuance of 50,000 options to each non-employee director on the same terms as options are to be granted to Richard Bailey in connection with his appointment as President and Chief Operating Officer of the Company and 50,000 options on April 15th of each year, provided certain financial objectives are met by the Company.


EMPLOYMENT AND CONSULTING AGREEMENTS

Raymond E. McElhaney, Bill M. Conrad and Ronald R. McGinnis each served as officers of the Company pursuant to three-year Employment Agreements with the Company that had termination dates of November 17, 1997. Messrs. McElhaney, Conrad and McGinnis resigned from such positions as of January 21, 1997 immediately after the consummation of the Merger. Each Employment Agreement provided for payment of salary in the amount of $1,000 per month, plus reimbursement of reasonable and necessary expenses incurred on behalf of the Company. The Agreements were terminable without liability to the Company immediately for "cause" and upon 90 days advance written notice in other cases. No payments were made to Messrs. McElhaney, Conrad or McGinnis under such Agreements during 1996 or 1997 (the "Accrued Payments"). The Accrued Payments and future payments due under such Agreements were partial consideration for the Asset Purchase and such Employment Agreements were terminated in connection with the Asset Purchase. See "Certain Relationships and Related Transactions".

Ronald F. Martin served as the President of Angeles Metal Trim Co., an operating subsidiary of the Company, from April 10, 1997 to May 12, 1998. As part of the consideration for services rendered under the Employment Agreement, Mr. Martin was granted 500,000 options with an exercise price of $2.00 per share to purchase Common Shares. Effective May 12, 1998, Mr. Martin was terminated as the President of Angeles Metal Trim Co. and all stock options held by Mr. Martin were terminated.


Christian W. Wolf served as the President and Chief Executive Officer of the Company from October 8, 1997 until he resigned on March 10, 1998. On January 12, 1998, Mr. Wolf was granted 200,000 options to purchase Common Shares, with an exercise price of $1.22 per share for the three year period ended January 11, 2001 and an exercise price of $2.00 per share for the two year period thereafter. These options are currently vested and have a five year term. Mr. Wolf served as a director of the Company until he resigned on August 11, 1998. On March 10, 1998, the Company entered into a consulting arrangement with Mr. Wolf. Under the arrangement, Mr. Wolf provided consulting services in connection with a potential acquisition by the Company. Mr. Wolf received $40,000, plus 250,000 Common Shares as compensation for these services.



Richard Bailey was appointed President and Chief Operating Officer of the Company on August 11, 1998. The terms of Mr. Bailey's employment will be set forth in an Employment Agreement covering a one year term, with one year renewal periods, an annual base salary of $200,000, 250,000 options to be granted upon execution of the Employment Agreement and up to 750,000 options if specified financial and other objectives are met.


SERVICES AGREEMENT

The Company entered into a Services Agreement (the "Services Agreement") with SP Atlantic, effective as of February 1, 1997, pursuant to which SP Atlantic and its affiliates provide administrative, accounting and investor relations services to the Company and its subsidiaries as well as investment banking services and assistance in merger and acquisition transactions, financing transactions and stock offerings by the Company. In consideration for such services, the Company is obligated to pay SP Atlantic $10,000 per month, plus reimbursement for the cost of providing the administrative, accounting and investor relations services. Messrs. Bagley, Harber, Jackson and Rogers, directors and officers of the

Company, have a financial interest in SP Atlantic. In addition, Messrs. Bagley and Rogers are beneficial owners of approximately 54% and 42%, respectively, of the outstanding Common Shares.


The Services Agreement has a term of five years, and is subject to automatic renewals of one year unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the initial or any renewal term of the Services Agreement. SP Atlantic has the option to terminate the Agreement at any time for any reason upon written notice. The Company may terminate the Services Agreement at any time upon written notice; however, in the event this provision is exercised by the Company, SP Atlantic shall not receive less compensation and benefits that would otherwise be due to it for the remainder of the term of the Services Agreement. The Company may terminate the Services Agreement for cause, effective upon written notice, and upon such a termination the Company shall be obligated to pay SP Atlantic fees and any expense reimbursements due through the date of termination. "Cause" is defined to mean that SP Atlantic has: (i) knowingly acted fraudulently in SP Atlantic's relations with the Company, (ii) misappropriated or done material, intentional damage to the property of the Company, (iii) willfully and materially failed to follow a legal and reasonable order or directive by the Chairman of the Board of Directors of the Company (which order or directive is consistent with the provisions of the Services Agreement), or (iv) been grossly negligent in the performance of its duties as provided for by the Services Agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Prior to the January 1997 Merger described herein, Raymond McElhaney, Bill Conrad, and Ronald McGinnis, the sole executive officers and directors of the Company (the "Former Directors"), purchased from the Company the following assets of the Company (the "Asset Sale"): (i) the furniture and equipment of the Company, (ii) 7,000 shares of common stock of American Educational Products, Inc. including warrants to purchase additional shares of the common stock of American Education Products, Inc., (iii) 37,500 shares of common stock of Gold Capital Corporation, (iv) a Promissory Note receivable by and between the Company and Glacier Valley Holding Corporation dated November 13, 1995 in the principal amount of $18,000 (see "Item 1. Description of Business - Narrative Description of Business - Former Real Estate Development Business - Glacier Valley") and (v) the Company's interest in and to the Elite Note and the Company's interest in the Northcrest Joint Venture (see "Business - Narrative Description of Business - Former Real Estate Development Business - The Northcrest Joint Venture").

The purchase price for the assets sold in the Asset Sale was $99,625 which consideration consisted of (x) the cancellation of stock options held by the Former Directors to acquire an aggregate of 455,454 shares of the common stock of the Company at the exercise price of $.55 per share, (y) the relinquishment of any interest in and to the salaries which were accrued for the accounts of the Former Directors and any claim for future salaries pursuant to the Employment Agreements between the Company and the Former Directors, in the aggregate amount of $69,000, and the cancellation of such Employment Agreements and (z) the assumption by the Former Directors of all debts, liabilities and outstanding accounts of the Company which were outstanding prior to the Merger.


The following assets purchased by the Former Directors and included in the Asset Sale were acquired during the last two years for the following purchase price: (i) 7,000 shares of common stock of American Educational Products, Inc. and warrants to purchase additional shares of common stock, $7,000, (ii) a promissory note receivable from Glacier Valley Holding Corporation, $18,000, and (iii) a 52% interest in the nonrecourse promissory note payable by Elite Properties of America, $415,750, with a principal balance equal to $216,190 at the time of sale.


The Company paid $80,000 in consideration of services provided by ICE in connection with the Merger. ICE is the beneficial owner of approximately 6.44% of the outstanding Common Shares.



The Company agreed to pay SP Colorado an acquisition structuring fee of $250,000 in connection with the Merger and the related transactions and delivered a non-interest bearing promissory note for such amount ("the SP Colorado Note"). During December 1997, the Company issued 317,500 Series B Preferred Shares to SP Colorado in exchange for the forgiveness of the SP Colorado Note and $67,500 of other obligations of the Company to SP Colorado. SP Colorado is the owner of approximately 39% of the outstanding Common Shares and Messrs. Bagley, Harber, Jackson, McKey and Rogers, directors and officers of the Company, have a financial interest in SP Colorado.


The Company entered into a Services Agreement with SP Atlantic effective as of February 1997. See "Executive Compensation - Services Agreement" for a discussion of the terms of the Services Agreement. During December 1997, the Company issued 131,500 Series B Preferred Shares to SP Atlantic in exchange for the forgiveness of $100,000 of fees due under the terms of the Services Agreement and $31,500 of other indebtedness owed to SP Atlantic by the Company. Messrs. Bagley, Harber, Jackson and Rogers, directors and officers of the Company, have a financial interest in SP Atlantic.

During April 1997, ERB loaned $300,000 to Angeles, which loan was evidenced by a 12% promissory note payable to ERB (the "ERB Note"). As additional consideration for such loan, (i) Angeles agreed to pay ERB a facility fee of $9,000, which was added to the principal balance of the ERB Note, (ii) the Company issued 50,000 Common Shares to ERB upon such funding, and (iii) the Company agreed to issue 10,000 Common Shares on the first day of each month commencing July 1, 1997 until the ERB Note was repaid in full. During December 1997, the Company issued 384,000 Series A Preferred Shares to ERB in exchange for forgiveness of this $309,000 loan and $75,000 of other indebtedness owed to ERB by the

Company. The Company issued a total of 110,000 Common Shares to ERB as additional consideration for the ERB Note during its term.

During June 1997, SP Financial loaned $107,000 to Angeles, which loan was evidenced by a 12% promissory note payable to SP Financial (the "SP Financial Note"). As additional consideration for such loan, Angeles agreed to pay SP Financial a commitment fee of $3,210, which was added to the principal balance of the SP Financial Note, and the Company issued 16,666 Common Shares to SP Financial. During December 1997, the Company issued 110,000 Series A Preferred Shares to SP Financial in exchange for the forgiveness of $110,000 of the principal balance of the SP Financial Note, with the $210 balance of the Note being paid in cash.

During August 1997, SP Financial loaned $250,000 to the Company, which loan was evidenced by a 12% promissory note payable to SP Financial (the "Second SP Financial Note"). As additional consideration for such loan, the Company issued 60,000 Common Shares to SP Financial. During December 1997, the Company issued 250,000 Series A Preferred Shares to SP Financial in exchange for the forgiveness of the $250,000 principal balance of the Second SP Financial Note.

During December 1997, SP Advisors loaned $75,000 to the Company, which loan was evidenced by a 12% promissory note payable to SP Advisors (the "SP Advisors Note"). As additional consideration for such loan, the Company issued 33,333 Common Shares to SP Advisors. The Company repaid the SP Advisors Note during January 1998. Messrs. Bagley, Harber, Jackson and Rogers, directors and officers of the Company, have a financial interest in SP Advisors.

During December 1997, SP Capital loaned $75,000 to the Company, which loan was evidenced by a 12% promissory note payable to SP Capital (the "SP Capital Note"). As additional consideration for such loan, the Company issued 33,333 Common Shares to SP Capital. The Company repaid the SP Advisors Note during March 1998.


During December 1997, Mr. Bagley loaned $75,000 to the Company, which loan was evidenced by a 12% promissory note payable to Mr. Bagley (the "Bagley Note"). As additional consideration for such loan, the Company issued 33,334 Common Shares to Mr. Bagley. The Company repaid the Bagley Note during March 1998. Mr. Bagley is a director and officer of the Company and the beneficial owner of approximately 54% of the outstanding Common Shares.



In January 1998, the Company issued to Christian W. Wolf, who was serving as President and Chief Executive Officer of the Company at such time, 200,000 options to purchase Common Shares, with an exercise price of $1.22 per share for the three year period ended January 11, 2001 and an exercise price of $2.00 per share for the two year period thereafter. These options are currently vested and have a five year term.


In January 1998, the Company issued to Carl Casareto, who was appointed the Chief Financial Officer of the Company in March 1998, options to purchase 200,000 Common Shares at $1.22 per share. 50,000 of the options are currently vested and 50,000 of the options vest on January 12, 1999, 2000 and 2001, respectively.

During January 1998, in connection with the acquisition of Capitol and the transactions with Congress Financial, Mr. Bagley loaned an additional $1,500,000 to the Company. The loan is evidenced by a convertible promissory note of the Company (the "Second Bagley Note") in the amount of $1,750,000, with a 12% annual interest rate payable monthly in arrears. The Second Bagley
Note is due in one year or sooner in the event of a $25 million equity issuance by the Company and is secured by a subordinate security interest in all of the assets of the Company and its subsidiaries, effective upon the consent of Congress Financial to such security interest or the refinancing or repayment of the Congress Facility. The Second Bagley Note is convertible into 1,750,000 Common Shares. As additional consideration for the loan, the Company issued 1,500,000 Common Shares to Mr. Bagley.

During March 1998, SP Atlantic loaned $214,286 to the Company. The loan is evidenced by a convertible promissory note of the Company (the "SP Atlantic Note") in the aggregate amount of $250,000, with a 12% annual interest rate payable monthly in arrears. The SP Atlantic Note is due in one year or sooner in the event of a $25 million equity issuance by the Company and is secured by a subordinate security interest in all of the assets of the Company and its subsidiaries, effective upon the consent of Congress Financial to such security interest or the refinancing or repayment of the Congress Facility. The SP Atlantic Note is convertible into 250,000 Common Shares. As additional consideration for the loan, the Company issued 214,286 Common Shares to SP Atlantic.

During March 1998, the Company entered into an agreement with RDB Capital Advisors, LLC ("RDB") pursuant to which the Company paid RDB $120,000 as compensation for services rendered by RDB in arranging for the $2 million purchase of the Company's Series C Preferred Shares by a group of investors. RDB is owned by Mr. Bailey, a director of the Company.

During March 1998, the Company entered into a consulting arrangement with Mr. Wolf. Under the arrangement, Mr. Wolf provided consulting services in connection with a potential acquisition. Mr. Wolf received $40,000, plus 250,000 Common Shares as compensation for these services.

In March 1998, the Company issued to employees of the Company and employees of related companies providing services to the Company, stock options to purchase a total of 625,000 Common Shares at $2.08 per share. These 625,000 options included 400,000 options granted to Carl Casareto, the Chief Financial Officer of the Company and 100,000 options granted to Donald R. Jackson, the Secretary and Treasurer of the Company. The options vest over a four year period commencing on March 10, 1999.


Messrs. Bagley and Rogers, who are directors and officers of the Company and who are beneficial owners of approximately 54% and 42%, respectively, of the outstanding Common Shares, have a financial interest in SP Colorado, SP Atlantic, ERB, SP Financial, SP Advisors and SP Capital.


The Company believes that the transactions described above were fair to the Company and were as favorable to the Company as those which it might have obtained from non-affiliated third parties, given the circumstances under which such transactions were proposed and effectuated.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT



The following table reflects information concerning the ownership, as of August 25, 1998, of Common Shares by (i) each person who is known by the Company to be a beneficial owner of more than 5% of the Common Shares; (ii) by all directors;
(iii) by each of the Named Executive Officers, and (iv) by all directors and executive officers of the Company as a group.



                                                                      Percent of
                                                                      ----------
  Name                                      Number of Shares       Voting Securities
  ----                                      ----------------       -----------------
  Stone Pine Colorado, LLC(1)                 8,765,503(2)              39.38%

  Stone Pine Capital, LLC(1)                  8,798,836(3)              39.53%

  Stone Pine Atlantic Equities, LLC(1)        8,765,503(4)              39.38%

  Paul Bagley(1)(9)(10)                      13,647,455(11)             54.29%

  Richard D. Bailey(9)(12)                            0                     0

  Thompson H. Rogers(1)(9)                    9,759,502(13)             42.42%

  Duke DeGrassi(1)                            8,765,503(5)              39.38%

  Carl Casareto(9)(10)(14)                       50,000(15)                 *

  L. Wayne Harber(1)(9)                               0                     0

  Donald R. Jackson(1)(9)(10)                     5,000                     *

  Ronald F. Martin(16)                                0(17)                 *

  John D. McKey, Jr.(9)(18)                           0                     0

  Berkshire Capital Partners, Ltd.(21)        3,000,000(22)             13.67%

  ProFutures Special Equities                 1,680,672(24)              7.11%
   Fund, LP(23)

  Excaliber Limited Partnership(25)           2,713,173(26)             11.90%

  Talisman Capital Opportunity                1,579,093(28)              7.01%
   Fund, LP(27)

  Atlantis Holding Corp.(29)                  1,412,068(30)              6.44%

  Investor Capital Enterprises,               1,412,068(30)              6.44%
  Inc.(29)

  Gary Kucher(29)                             1,412,068(30)              6.44%

  All Directors and Executive                13,732,455(31)             54.52%
     Officers as a group (7 persons)

--------------------------------

(1) The address for each person is 410 17th Street, Suite 400, Denver, Colorado 80202.

(2) SP Colorado directly owns 6,481,867 of the Company's outstanding Common Shares and 317,500 shares of the Company's Series B Preferred Shares, which are convertible into 317,500 Common Shares. SP Colorado holds proxies to vote 1,211,568 Common Shares (the "AHC Shares") which are owned by Atlantis Holding Corp. and 754,568 Common Shares (the "Herstone Shares") that are owned by Richard Herstone, until the earlier of a transfer of the AHC Shares and the Herstone Shares and February 4, 2000. (The 6,481,867 outstanding Common Shares directly owned by SP Colorado, the 317,500 Common Shares that would be received by SP Colorado if the Series B Preferred Shares were converted, the AHC Shares and the Herstone Shares are collectively referred to as the "SP Colorado Shares"). The following persons are members of SP Colorado and each own an equal voting interest in SP Colorado: SP Capital, Stone Pine Atlantic Equities, LLC ("SP Equities") and Thompson H. Rogers. Paul Bagley and
       W. Duke DeGrassi are the designated voting persons for SP Capital and SP Equities, respectively. SP Colorado, SP Capital, SP Equities, Thompson
       H. Rogers, Paul Bagley and W. Duke DeGrassi are referred to herein as the "Stone Pine Reporting Persons". Each Stone Pine Reporting Person may be deemed a member of a group that shares voting power over the AHC Shares and the Herstone Shares and voting and dispositive power over the SP Colorado Shares and accordingly may be deemed to beneficially own the SP Colorado Shares, including the AHC Shares and the Herstone Shares.

(3) This amount includes (i) 33,333 of the Company's outstanding Common Shares directly owned by SP Capital (the "SP Capital Shares") and (ii) the SP Colorado Shares (see (2)).

(4)    This amount includes the SP Colorado Shares (see (2)).

(5) SP Atlantic directly owns 214,286 of the outstanding Common Shares, 131,500 of the Company's Series B Preferred Shares and a $250,000 Convertible Note issued by the Company. The Series B Preferred Shares and the Note are collectively convertible into 381,500 Common Shares. (The 214,286 outstanding Common Shares and the 381,500 Common Shares that would be received if the Series B Preferred Shares and the Note were converted are collectively referred to as the "SP Atlantic Shares"). Mr. Bagley is the manager of SP Atlantic. As a result, Mr. Bagley may be deemed to beneficially own the SP Atlantic Shares.

(6) Stone Pine Financial Group LLC ("SP Financial") directly owns 76,666 of the Company's outstanding Common Shares and 360,000 of the Company's Series A Preferred Shares, which are convertible into 360,000 Common Shares. (The 76,666 outstanding Common Shares and the 360,000 Common Shares that would be received if the Series B Preferred Shares were converted are collectively referred to as the "SP Financial Shares"). Messrs. Bagley and Rogers are members of SP Financial and may be deemed to beneficially own the SP Financial Shares.

(7) ERB directly owns 110,000 of the Company's outstanding Common Shares and 384,000 of the Company's Series A Preferred Shares, which are convertible into 384,000 of Common Shares. (The 110,000 outstanding Common Shares and the 384,000 Common Shares that would be received if the Series A Preferred Shares were converted are collectively referred to as the "ERB Shares"). Messrs. Bagley and Rogers are members of ERB and may be deemed to beneficially own the ERB Shares.

(8) Stone Pine Investment Banking, LLC ("SP Investment Banking") directly owns 33,333 of the Company's outstanding Common Shares ("SP Investment Banking Shares"). Mr. Bagley is the manager of SP Investment Banking and may be deemed to beneficially own the SP Investment Banking Shares.

(9)    Director.

(10)   Executive Officer.

(11) Mr. Bagley directly owns 1,533,334 of the Company's outstanding Common Shares and a $1,750,000 Convertible Note issued by the Company, which is convertible into 1,750,000 Common Shares. In addition, 5,000 of the Company's outstanding Common Shares are held by Mr. Bagley's spouse and 500 of the Company's outstanding Common Shares are held in Mr. Bagley's individual retirement account. (The above discussed 1,538,834 outstanding Common Shares and the 1,750,000 Common Shares that would be received if the Note was converted are collectively referred to as the "Bagley Shares").

       This amount includes (i) the Bagley Shares, (ii) the SP Colorado Shares (see (2)), (iii) the SP Capital Shares (see (3)), (iv) the SP Atlantic Shares (see (5)), (v) the SP Financial Shares (see (6)), (vi) the ERB Shares (see (7)), and (vii) the SP Investment Banking Shares (see (8)).

(12) The address for Mr. Bailey is 580 Thames Street, Suite 228, Newport, Rhode Island 02840.

(13) This amount includes (i) 30,000 of the Company's outstanding Common Shares directly owned by Mr. Rogers (the "Rogers Shares"), (ii) the SP Colorado Shares (see (2)), (iii) the SP Capital Shares (see (3)), (iv) the SP Financial Shares (see (6)), and (v) the ERB Shares (see (7)).

(14) The address for Mr. Casareto is 20000 South Western Avenue, Torrance, California 90501.

(15) This amount represents 50,000 Common Shares that are represented by stock options that are currently exercisable at a price of $1.22 per share (the "Casareto Shares").


(16) Former President of Angeles Metal Trim Co. The address for Mr. Martin is 830 Madera Place, Fullerton, California 92635.


(17)   Stock options cancelled upon termination of employment.

(18) The address for Mr. McKey is 2081 East Ocean Boulevard, 2nd Floor, Stuart, Florida 34996.


(19)   [Omitted]



(20)   [Omitted]


(21) The address for Berkshire Capital Partners, Ltd. ("Berkshire Capital") is 1221 Post Road East, Westport, Connecticut 06880.

(22) As reported in a Schedule 13D filed by Berkshire Capital on March 9, 1997, Berkshire Capital directly owns 3,000,000 of the Company's outstanding Common Shares.

(23) The address for ProFutures Special Equities Fund, LP ("ProFutures") is 1310 Highway 620 South, Suite 200, Austin, Texas 78734.

(24) As reported in a Schedule 13G filed by ProFutures on July 7, 1998, ProFutures owns $1,500,000 principal of 10% Convertible Notes convertible into 1,680,672 at an assumed conversion price of $0.8925

(25) The address for Excaliber Limited Partnership is c/o Jay A. Smith, CIBC Wood Gundy Securities, Inc., 200 King Street West, P.O. Box 23, Suite 1807, Toronto, Ontario M5H 3T4.

(26) This amount includes 1,105,365 shares issuable upon conversion of $700,000 principal of 10% Convertible Notes at an assumed conversion price of $.633275 and 65,000 shares issuable upon conversion of warrants to purchase shares at $2.38 per share. The shareholder also has a beneficial interest in 29 Series C Preferred Shares convertible into 672,191 Common Shares at an assumed conversion price of $.431438 and 870,617 Common Shares held of record by GUNDYCO.


(27) The address for Talisman Capital Opportunity Fund LP is 16101 LaGrande Drive, Suite 100, Little Rock, AK.

(28) This amount includes 1,579,093 shares issuable upon conversion of $1,000,000 principal of 10% Convertible Notes at an assumed conversion price of $.633275.

(29) The address for Atlantis Holding Corp. ("AHC"), Investor Capital Enterprises, Inc. ("ICE") and Mr. Kucher is 7986 E. Arapahoe Court, Suite 1800, Englewood, Colorado 80112.

(30) AHC directly owns 1,211,568 of the Company's outstanding Common Shares. AHC has the sole dispositive power over the AHC Shares and SP Colorado has the sole voting power over the AHC Shares pursuant to a voting proxy until the earlier of the transfer of the AHC Shares by AHC to a nonaffiliate and February 4, 2000. ICE directly owns 200,000 of the Company's outstanding Common Shares. Mr. Kucher directly owns 500 of the Company's outstanding Common Shares (the "Kucher Shares").

       Mr. Kucher as the sole shareholder of AHC has dispositive power over the AHC Shares and as the sole shareholder, director and executive officer of ICE has voting and dispositive power over the ICE Shares and accordingly may be deemed to beneficially own the AHC Shares and the ICE Shares. Mr. Kucher, AHC and ICE may be deemed to be persons who comprise a group with the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and therefore each may be deemed to beneficially own all of the Kucher Shares, the AHC Shares and the ICE Shares.


(31) This amount includes (i) the SP Colorado Shares (see (2)), (ii) the SP Capital Shares (see (3)), (iii) the SP Atlantic Shares (see (5)), (iv) the SP Financial Shares (see (6)), (v) the ERB Shares (see (7)), (vi) the SP Investment Banking Shares (see (8)), (vii) the Bagley Shares (see
       (11)), (viii) the Rogers Shares (see (13)) and (ix) the Casareto Shares (see (15)).


*      Less than 1%.

                           DESCRIPTION OF SECURITIES


AUTHORIZED CAPITAL

       The authorized capital of the Company consists of 60,000,000 shares, of which 10,000,000 shares are Preferred Shares, par value $.01 per share, and 50,000,000 shares are Common Shares, par value $.0001 per share.

COMMON SHARES


       Each Common Share is entitled to one vote in all meetings of shareholders. All Common Shares are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional Common Shares. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. Directors are elected by a plurality of shares cast at any shareholders' meeting. All other actions requiring a vote of the shareholders require a majority under the Company's Bylaws. In the event of liquidation, dissolution, or winding up of the Company, holders of the Common Shares will be entitled to receive, on a prorata basis, all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of Preferred Shares of the Company. As of August 25, 1998, the Company had outstanding an aggregate of 21,943,126 Common Shares.


PREFERRED SHARES

       The Articles of Incorporation vest the directors of the Company with the authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect of, among other things,
(a) the number of shares of Preferred Shares to constitute such series and the distinctive designation thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue; (c) whether the Preferred Shares may be redeemed, and if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preference payable on Preferred Shares in the event of any voluntary or involuntary liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of Preferred Shares; (f) the terms and conditions by which the Preferred Shares of any series is issued with the privilege of conversation; and (g) voting rights, if any.

       The Company considers it desirable to have preferred shares available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred shares through either public offering or private placements, the provisions for preferred shares in the Company's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred shares could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common Stock which would result in dilution of the income per share and net book value of the Common Stock. The specific terms of any series of preferred shares will depend primarily on market conditions, terms of a proposed acquisition or financings, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred shares will be superior to the Company's Common Shares except for the outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. The Board of Directors may issue additional preferred shares in future financings.

       The issuance of Preferred Shares could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. Further, certain provisions of Colorado law could delay or make more difficult a merger, tender offer or proxy contest involving the Company. While such provisions are intended to enable the Board of Directors to maximize stockholder value, they may have the effect of discouraging takeovers which could be in the best interest of certain stockholders. There is no assurance that such provisions will not have an adverse effect on the market value of the Company's stock in the future.

       The Company has authorized the following classes of Preferred Shares:
Series A Preferred Shares having 1,000,000 authorized shares, Series B Preferred Shares having 1,000,000 authorized shares and Series C Preferred Shares having 200 authorized shares. As of August 25, 1998, the Company had outstanding 744,000 Series A Preferred Shares, 449,000 Series B Preferred Shares and 139 Series C Preferred Shares.


       Both the Series A Preferred Shares and Series B Preferred Shares have a cumulative $0.12 per annum dividend per share and a liquidation preference of $1.00 per share, plus any accumulated but unpaid dividends. The dividends are payable quarterly, in cash or at the option of the Company, in Common Shares. The Series A Preferred Shares and Series B Preferred Shares are convertible at the option of the holders of such shares at the conversion price of $1.00 per share. In the event of an increase or decrease in the number of Company Common Shares as a result of a stock dividend, stock split, recapitalization, combination or reclassification, the conversion ratio shall be equity adjusted. The Series A Preferred Shares and Series B Preferred Shares are redeemable at the option of the Company at any time at the redemption price of $1.00 per share, plus all accumulated and unpaid dividends.

       The Series C Preferred Shares have a stated value of $10,000 per share, a cumulative $600 per share annum dividend and a liquidation preference of $10,000 per share, plus any accumulated but unpaid dividends. The dividends are payable quarterly in cash, or at the option of the Company in Common Shares. The Series C Preferred Shares are convertible, at the option of the holders of such shares at the conversion price per Series C Preferred Share equal to $10,000 divided by the lesser of (x) $1.75 or (y) 75% of the arithmetic average of the closing bid prices of the Common Shares for each of the five trading days prior to the exercise date of any such conversion. In the event of an increase or decrease in the number of Company Common Shares as a result of a stock dividend, stock split, recapitalization, combination or reclassification, the conversion ratio shall be equitably adjusted. The Series C Preferred Shares have a mandatory redemption feature on March 10, 2001 at a redemption price of $10,000 per share, plus all accumulated and unpaid dividends.

       The Series A Preferred Shares and the Series C Preferred Shares rank pari passu in liquidation and the Series B Preferred Shares rank junior to the Series A Preferred Shares and the Series C Preferred Shares in liquidation.
The Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are nonvoting.

CLASSIFIED BOARD

       As permitted by the Company's Articles of Incorporation, the Board of Directors is divided into three classes of directors, with each class serving a staggered three-year term. This division of the Board of Directors into three classes may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company and may maintain the incumbency of the Board of Directors, because such a division generally makes it more difficult for stockholders to replace a majority of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

       There are no indemnification provisions for directors, officers or controlling persons of the Company against liability under the Securities Act of 1933. However, Sections 7-109-101 to 7-109-110 of the Colorado Business Corporation Act gives Colorado corporations the power to indemnify their directors, officers, employees, fiduciaries and agents against liability incurred in any proceeding to which they are made parties by reason of being or having served in such capacities, subject to specified conditions and exclusions set forth in the Act; authorize the payment for or reimbursement of reasonable expenses incurred by such persons in such proceedings; mandate indemnification of directors and officers who are successful on the merits; and permit companies to obtain directors' and officers' liability insurance.

       Article IX of the Company's Articles of Incorporation provides that the Board of Directors of the Company has the power to: (1) indemnify any director, officer, employee or agent of the Company to the fullest extent permitted by the Colorado Business Corporation Act; (2) authorize payment of expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Company; and (3) purchase and maintain insurance on behalf of any person who is or was a directors, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article IX of the Company's Articles of Incorporation.

       Article XI of the Company's By-Laws provides that the Company shall indemnify a person made a party to a proceeding because the person is or was a director or officer against liability incurred in the proceeding if: (i) the person conducted himself or herself in good faith; and (ii) the person reasonably believed: (1) in the case of conduct in an official capacity with the Company, that his or her conduct was in the Company's best interests; and
(2) in all other cases, that his or her conduct was at least not opposed to the company's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The Company may not indemnify a director or officer (i) in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or (ii) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. The By-Laws provide that the Company shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director or officer, against reasonable expenses incurred by him or her in connection with the proceeding.

       Article XI of the Company's By-Laws provides that the Company may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company or who, while a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign Company or other person or of an employee benefit plan, against any liability asserted or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have the power to indemnify the person against the same liability under Article XI of the Company's By-Laws.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TRANSFER AGENT

       The transfer agent and registrar of the Company's Common Shares is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

                                 LEGAL MATTERS


       The validity of the Shares offered hereby has been passed upon for the Company by Gallagher, Briody & Butler, Princeton, New Jersey.


                                    EXPERTS


       The financial statements of the Company and Capitol Metals, Inc. as of December 31, 1997 and for the year then ended included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

       The financial statements of the Company for the year ended December 31, 1996 included in this Prospectus have been audited by Grant Thornton, LLP, independent certified public accountants, and have been so included in reliance upon the reports given upon the authority of that firm as experts in auditing and accounting.

       The financial statements of Capitol Metals Co., Inc. for the year ended December 31, 1996 included in this Prospectus have been audited by Gumbiner, Savett, Finkel, Fingleson & Rose, Inc., independent certified public accountants, and have been so included in reliance upon the reports given upon the authority of that firm as experts in auditing and accounting.

                          INDEX TO FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----
CONSOLIDATED CAPITAL OF NORTH AMERICA, INC. AND SUBSIDIARIES
Report of Independent Public Accountants...............................   F-2
Report of Independent Certified Public Accountants.....................   F-3
Consolidated Balance Sheets at December 31, 1997 and 1996..............   F-4
Consolidated Statements of Operations for the Years Ended
  December 31, 1997 and 1996...........................................   F-6
Consolidated Statements of Stockholders' Equity for the Years
  Ended December 31, 1997 and 1996.....................................   F-7
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997 and 1996...........................................   F-8
Notes to Consolidated Financial Statements for the Years Ended
  December 31, 1997 and 1996...........................................   F-10

Consolidated Balance Sheets at June 30, 1998 (unaudited) and
  December 31, 1997....................................................   F-23
Consolidated Statements of Operations for the Three Months Ended
  June 30, 1998 and 1997 (unaudited)...................................   F-25
Consolidated Statements of Operations for the Six Months Ended
  June 30, 1998 and 1997 (unaudited)...................................   F-26
Consolidated Statements of Cash Flows for the Six Months Ended
  June 30, 1998 and 1997 (unaudited)...................................   F-27
Notes to Consolidated Financial Statements for the Six Months Ended
  June 30, 1998 and 1997 (unaudited)...................................   F-29

CAPITOL METALS CO., INC.
Report of Independent Public Accountants...............................   F-35
Report of Independent Public Accountants...............................   F-36
Balance Sheets at December 31, 1997 and December 31, 1996..............   F-37
Statements of Operations and Accumulated Deficit for the Years Ended
  December 31, 1997 and December 31, 1996..............................   F-39
Statements of Cash Flows for the Years Ended December 31, 1997 and
  December 31, 1996....................................................   F-40
Notes to Financial Statements..........................................   F-41

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Consolidated Capital of North America, Inc.:

We have audited the accompanying consolidated balance sheet of Consolidated Capital of North America, Inc. (a Colorado corporation) and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Consolidated Capital of North America, Inc. and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for year then ended in conformity with generally accepted accounting principles.



                                               /s/ Arthur Andersen LLP



Los Angeles, California
March 27, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Consolidated Capital of North America, Inc.

We have audited the accompanying balance sheet of Consolidated Capital of North America, Inc. (the "Company") as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Capital of North America, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  /s/ Grant Thornton LLP



Los Angeles, California
March 21, 1997

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996

ASSETS                                                         1997                 1996
                                                               ----                 ----
Current assets
     Cash                                                   $   14,304             $ 26,937
     Accounts receivable less allowance
       for doubtful accounts of $138,003
       at December 31, 1997                                  1,587,035                   --
     Inventories                                             1,193,208                   --
     Prepaid expenses and other                                 32,879                   --
     Notes receivable                                               --               32,125
     Investment in joint venture held for sale                      --               52,000
     Equipment held for sale                                        --                2,500
     Marketable securities held for sale                            --               44,500
                                                            ----------             --------

         Total current assets                                2,827,426              158,062

Property and equipment, net of
     accumulated depreciation of
     $216,004 at December 31, 1997                           2,053,215                   --

Goodwill, net of accumulated amortization
     of $225,995 at December 31, 1997                        2,133,013                   --

Other assets                                                   692,629                   --
                                                            ----------             --------

         Total assets                                       $7,706,283             $158,062
                                                            ==========             ========

        The accompanying notes are an integral part of these statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                     CONSOLIDATED BALANCE SHEETS - Continued
                           December 31, 1997 and 1996

LIABILITIES AND STOCKHOLDERS' EQUITY                               1997                1996
                                                                   ----                ----
Current liabilities
     Accounts payable                                          $3,872,397            $ 24,632
     Accrued liabilities                                          290,618              36,000
     Current portion of long-term debt                            320,738                  --
     Notes payable to affiliates                                  225,000                  --
     Other                                                         61,545              20,000
                                                               ----------            --------
         Total current liabilities                              4,770,298              80,632
                                                               ----------            --------
Long-term debt, less current portion                            2,928,133                  --
                                                               ----------            --------
Stockholders' equity
     Series A preferred shares, par value of
       $.01 per share, liquidation value of
       $1.00 per share: Authorized 1,000,000
       shares, 744,000 shares issued and
       outstanding                                                744,000                  --
     Series B preferred shares, par value of
       $.01 per share, liquidation value of
       $1.00 per share:  Authorized 1,000,000
       shares, 449,000 shares issued and
       outstanding                                                449,000                  --
     Common Shares, par value $.0001 per share:
       Authorized 50,000,000 shares, 15,992,121 and
       1,570,541 shares outstanding at December
       31, 1997 and 1996, respectively                              1,599                 157
     Additional paid-in-capital                                 2,070,313             855,756
     Accumulated deficit                                       (3,257,060)           (778,483)
                                                               ----------            --------
         Total stockholders' equity                                 7,852              77,430
                                                               ----------            --------
         Total liabilities and stockholders' equity            $7,706,283            $158,062
                                                               ==========            ========



        The accompanying notes are an integral part of these statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1997 and 1996

                                                        1997             1996
                                                        ----             ----
Net sales                                            $ 16,989,478      $     --
Cost of goods sold                                     14,021,110            --
                                                     ------------      -----------
         Gross profit                                   2,968,368            --
                                                     ------------      -----------

Operating expenses
     Selling expenses                                   1,012,504            --
     General and administrative expenses                1,513,959           50,623
     Payroll and related benefits                       2,061,144           40,487
     Depreciation and amortization                        441,999            --
                                                     ------------      -----------
         Total expenses                                 5,029,606           91,110
                                                     ------------      -----------

         Loss from operations                          (2,061,238)         (91,110)
                                                     ------------      -----------

Other income and (expense)
     Interest income                                         --             17,269
     Other income                                         165,374             --
     Interest expense                                    (582,713)          (3,671)
     Income (loss) from operations of affiliates
       held for sale                                         --             (9,898)
     Write-down of assets held for sale                      --           (213,672)
     Settlement of stock options                             --            (11,400)
                                                     ------------      -----------
                                                         (417,339)        (221,372)
                                                     ------------      -----------

         Net loss                                    $ (2,478,577)     $  (312,482)
                                                     ============      ===========

         Basic loss per share                        $       (.17)     $      (.20)
                                                     ============      ===========

         Weighted average number of basic
           common shares outstanding                   14,980,423        1,532,129
                                                     ============      ===========


        The accompanying notes are an integral part of these statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 1997 and 1996

                                             Number of Shares
                                         Common        Preferred      Common         Preferred Stock
                                         Shares         Shares        Shares      Series A      Series B
-----------------------------------------------------------------------------------------------------------
Balance at January 1, 1996             1,529,541            -         $  153      $      -      $      -

Issuance of common shares:
   Legal services                         12,500            -              1             -             -
   Cancellation of stock options          28,500            -              3             -             -

Net loss                                       -            -              -             -             -
                                     ----------------------------------------------------------------------

Balance at December 31, 1996           1,570,541            -            157             -             -

Sale of common shares through a
  private placement, net of expenses   5,496,911            -            550             -             -

Merger with Angeles Acquisition
  Corp.                                8,638,003            -            864             -             -

Issuance of common shares
  for loan fees                          286,666             -            28             -             -

Issuance of preferred shares in
  exchange for debt and services:
     Series A                                  -      744,000              -       744,000             -
     Series B                                  -      449,000              -             -       449,000

Net loss                                       -            -              -             -             -
                                      ---------------------------------------------------------------------

Balance at December 31, 1997          15,992,121    1,193,000         $1,599      $744,000      $449,000
                                      =====================================================================

                                      Additional
                                       Paid-in        Accumulated
                                       Capital           Deficit         Total
--------------------------------------------------------------------------------
Balance at January 1, 1996            $  832,075      $ (466,001)     $  366,227

Issuance of common shares:
   Legal services                         12,284               -          12,285
   Cancellation of stock options          11,397               -          11,400

Net loss                                       -        (312,482)       (312,482)
                                      ------------------------------------------

Balance at December 31, 1996             855,756        (778,483)         77,430

Sale of common shares through a
  private placement, net of expenses     966,351               -         966,901

Merger with Angeles Acquisition
  Corp.                                        -               -             864

Issuance of common shares
  for loan fees                          248,206               -         248,234
Issuance of preferred shares in
  exchange for debt and services:
     Series A                                  -               -         744,000
     Series B                                  -               -         449,000

Net loss                                       -       (2,478,577)    (2,478,577)
                                      ------------------------------------------

Balance at December 31, 1997          $2,070,313      $(3,257,060)    $    7,852
                                      ==========================================


        The accompanying notes are an integral part of these statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1997 and 1996

                                                                                          1997                         1996
                                                                                          ----                         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                         $(2,478,577)                  $(312,482)
     Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
         Amortization and depreciation                                                    441,999                          --
         Provision for doubtful accounts                                                   45,017                          --
         Gain on sale of assets                                                            (1,000)                         --
         Stock options settled for stock                                                       --                      11,400
         Management fees paid in preferred stock                                          168,000                          --
         Write-down of assets held for sale                                                    --                     213,757
         Common shares issued for loan fees and interest                                  223,234                          --
         Legal services paid in stock                                                          --                      12,285
         Change in assets and liabilities net of effects
           from the business acquisition:
              Accounts receivable, net                                                    853,904                          --
              Inventories                                                                 780,931                          --
              Prepaid expenses and other assets                                          (599,564)                         --
              Accounts payable and accrued liabilities                                    559,648                       7,246
              Other liabilities                                                            41,545                          --
                                                                                       ----------                     -------
                Net cash provided by (used in) operating
                  activities                                                               35,137                     (67,794)
                                                                                       ----------                     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash used in business acquisition                                                   (966,901)                         --
     Purchase of property and equipment                                                  (117,667)                         --
     Proceeds from sale of assets held for sale                                            70,000                          --
     Purchase of marketable securities                                                         --                      (7,000)
     Deposit received in connection with acquisition                                           --                      20,000
     Proceeds from the sale of equipment                                                       --                       4,200
     Distribution from investment in affiliates held for sale                                  --                      84,588
                                                                                       ----------                     -------
                Net cash (used in) provided by investing activities                    (1,014,568)                    101,788
                                                                                       ----------                     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Decrease in note payable                                                                  --                     (12,524)
     Proceeds from long-term borrowings                                                   720,000                          --
     Principal payments on long-term debt                                              (1,462,807)                         --
     Proceeds from notes payable to affiliates                                          1,000,000                          --
     Principal payment on note payable to former officer                                 (285,000)                         --
     Proceeds from issuance of common shares,
       net of related costs                                                               966,901                          --
                                                                                       ----------                     -------
                Net cash provided by (used in) financing activities                       939,094                     (12,524)
                                                                                       ==========                     =======


        The accompanying notes are an integral part of these statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
                 For the Years Ended December 31, 1997 and 1996

                                                                        1997                    1996
                                                                        ----                    ----
CASH FROM ACQUIRED ENTITY                                         $        27,704          $          --
                                                                  ---------------          -------------

NET (DECREASE) INCREASE IN CASH                                           (12,633)                21,470

CASH AT BEGINNING OF YEAR                                                  26,937                  5,467
                                                                  ---------------          -------------
CASH AT END OF YEAR                                               $        14,304          $      26,937
                                                                  ===============          =============
SUPPLEMENTAL DISCLOSURE OF CASH
     FLOW INFORMATION:
       Cash paid for interest                                     $       338,065          $          --
                                                                  ===============          =============
       Cash paid for income taxes                                 $          --            $          --
                                                                  ===============          =============
     NONCASH FINANCING ACTIVITIES:
       Preferred shares issued for retirement of debt             $     1,193,000          $          --
                                                                  ===============          =============

BUSINESS ACQUISITION:
     Assets acquired, including cash of $27,704                   $     9,067,178          $          --
     Liabilities assumed                                               (8,099,413)                    --
     Common shares issued                                                    (864)                    --
                                                                  ---------------          -------------
       Cash used in business acquisition                          $       966,901          $          --
                                                                  ===============          =============

        The accompanying notes are an integral part of these statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE A - BUSINESS AND INVESTMENT RISK

Consolidated Capital of North America, Inc., a Colorado corporation (the "Company"), was organized in 1987. During 1997, the Company sold all of its real estate investments. With the 1997 acquisition of Angeles Metal Trim Co. ("Angeles") and the 1998 acquisition of substantially all of the assets of Capitol Metals Co., Inc. ("Old Capitol"), the Company intends to focus on the steel frame building business, steel service center operations and complementary businesses.

As of December 31, 1997, the Company had a working capital deficit of $1,942,872 and a net loss of $2,478,577 for the year ended December 31, 1997. In January 1998, the Company acquired substantially all of the assets of Old Capitol, which had filed for protection under Chapter 11 of the Bankruptcy Code (see note K). The ability of the Company to successfully carry out its business plan is dependent upon its ability to obtain sufficient additional capital and to generate significant revenues through its existing assets, including the Capitol assets.

The Company plans to raise additional working capital through private offerings of debt and equity (see note K). There is no assurance that the Company will have sufficient funds to execute its business plan or generate positive operating results. Management believes that funds on hand and raised in placements subsequent to year end will be sufficient to fund its operating needs through at least December 31, 1998.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows:

1.  Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Angeles Acquisition Corp. ("Angeles Acquisition") and Angeles and its wholly-owned subsidiary, California Building Systems, Inc. All significant intercompany accounts and transactions have been eliminated.

2.  Inventories

Inventories are stated at the lower of standard cost (which approximates first-in, first-out basis) or market.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


3.  Depreciation and Amortization

Depreciation and amortization are provided using principally the straight-line method over estimated useful lives of five to ten years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

4.  Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired, and is being amortized over ten years on a straight line basis. The Company periodically evaluates the carrying value and the remaining useful life of its goodwill, and will adjust the carrying value and related amortization period, if appropriate.

5.  Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109") "Accounting for Income Taxes".

6.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7.  Concentrations of Risk

The Company purchases its raw materials from a few vendors which potentially subjects the Company to a concentration of supplier risk. Although its purchases of raw materials are currently concentrated with a few key suppliers, management believes that other suppliers could provide similar services and comparable terms. A change in suppliers, however, could cause delays in manufacturing and shipping and a possible loss of sales, which could adversely affect operating results.

The majority of the Company's sales are to customers in the commercial construction market. An adverse change in the financial condition of the market could cause a loss of sales, which could adversely affect operating results.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


8.  Investments

The Company accounts for its interest in investments for which it has less than a 50% interest and in majority owned subsidiaries where control is expected to be temporary under the equity method. Under this method, the Company's proportionate share of the equity investments' income or loss either increases or decreases the Company's investment. At December 31, 1996, the Company reduced its investment to net realizable value. In January 1997, the Company sold its 53% interest in the Northcrest Joint Venture. In April 1997, the Company sold its majority interest in Bear Star.

9.  Marketable Securities Held for Sale

Investments in equity securities are classified as trading. Trading securities are measured at fair value, with net unrealized holding gains and losses reported in operations.

10. Basic Loss Per Share

The Financial Accounting Standards Board recently issued SFAS No. 128 "Earnings Per Share", effective for years ending after December 15, 1997. Basic loss per share in the accompanying financial statements is calculated in accordance with SFAS No. 128. Loss per share for 1996, calculated in accordance with SFAS No. 128, did not change from the amount previously reported. SFAS No. 128 requires basic earnings per share be calculated based on weighted average shares outstanding for the period without giving effect to outstanding common stock equivalents, while diluted earnings per share considers the effect of common stock equivalents on weighted average shares outstanding. Diluted earnings per share of common stock is the same as basic earnings per share as the Company reported a loss for 1997 and 1996.

11. Financial Instruments

The carrying amounts of the Company's accounts receivable, accounts payable and short-term debt approximated fair value as of December 31, 1997 and 1996, because of their relatively short maturity.

12. New Financial Accounting Pronouncements

SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information" are effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standards in 1998. The effects of these new standards have not yet been determined.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


NOTE C - INVENTORIES

Inventories at December 31, 1997 consist of the following:

           Raw materials                       $   202,522
           Work-in-process                         185,225
           Finished goods                          805,461
                                               -----------
                                               $ 1,193,208
                                               ===========

NOTE D - RELATED PARTY TRANSACTIONS

In 1997, the Company borrowed approximately $1,000,000 from various affiliated entities. Interest and loan fees to these entities for 1997 amounted to $298,382, of which $248,234 was paid by issuing 286,666 shares of the Company's Common Stock. The fair value of the stock was determined by the Board of Directors of the Company. The balance of $50,148 was paid or accrued in 1997. On December 31, 1997, the Company issued to these entities 744,000 shares of its Series A Preferred Shares and 449,000 shares of its Series B Preferred Shares in exchange for the retirement of $1,025,000 of these loans and payment of $168,000 in management fees.

Notes payable to affiliates include three notes in the amount of $75,000 each, which bear interest at the rate of 12% per annum and were due March 31, 1998. These loans were repaid subsequent to year end.

During 1997, the Company entered into a five-year agreement with an affiliated entity to provide administrative, accounting, investment banking and investor relations services as defined in the agreement. Fees for these services were $192,500 for the year ended December 31, 1997. The Company issued 168,000 shares of preferred stock valued at $168,000 and the remaining portion was paid in cash.

NOTE E - MARKETABLE SECURITIES

During December 1993, the Company acquired 12,500 units in Gold Capital Corporation ("GCC") in a private offering of securities at a per unit cost of $2.00 with each unit consisting of two common shares and one warrant to purchase common shares at $1.00. In 1994, the Company exercised its warrants and held a total of 37,500 shares. During January 1997, the Company exchanged all of its GCC securities in exchange for the cancellation of the stock options (see note F.3).

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


NOTE F - STOCKHOLDERS' EQUITY

1.  Preferred Stock

As of December 31, 1997, the Company had two classes of Preferred Shares: Series A and Series B. Both the Series A and B Shares (i) have 1,000,000 authorized shares, (ii) are entitled to a cumulative $0.12 per annum dividend, and (iii) a liquidation preference of $1.00 per share, plus any accumulated but unpaid dividends. The dividends are payable quarterly, in cash or at the option of the Company, in Common Shares. The Series A Shares have a priority in liquidation over the Series B Shares.

The Company has the right to redeem both the Series A and B Shares at any time for an amount equal to their liquidation preference amount. In addition, both the Series A and B Shares are convertible, at the option of the holders, into Common Shares, on a share for share basis. Both the Series A and B Shares are nonvoting.

2.  Common Stock

On January 21, 1997, Consolidated Land & Cattle Company (an inactive subsidiary of the Company) merged with Angeles Acquisition Corp. Angeles Acquisition Corp. survived the merger and is a wholly owned subsidiary of the Company (see note
G). In January 1997, the Company issued 8,638,003 Common Shares to the sole stockholder of Angeles Acquisition Corp. at the stockholder's basis in the entity.

In January 1997, the Company sold 5,496,911 Common Shares in a private transaction for an aggregate purchase price of $1,000,000.

3. Stock Options

The Company had an aggregate of 140,000 Common Shares reserved for issuance under a Compensatory Benefit Plan. The purpose of this plan was to compensate officers, directors, consultants and advisors for services rendered to the Company through the issuance of Common Shares. No shares were issued under the Compensatory Benefit Plan in 1997 and 1996.

The Company had 5,000,000 Common Shares reserved for future issuance under an Incentive Stock Option Plan (the "Old Plan"). During 1994, the Company granted 520,000 options to employees and

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996

officers/directors at $.55 per share. In September 1994, 54,546 stock options were exercised. In 1996, 10,000 options were settled through the issuance of 8,500 Common Shares with a fair value of $3,400. In January 1997, the remaining 455,454 options were canceled in exchange for approximately $45,000 of marketable securities which were held by the Company.

In 1994, the Company reserved 750,000 Common Shares for future issuance under a nonqualified stock option plan the (the "1994 Plan"). In 1995, options to acquire a total of 25,000 Common Shares at an exercise price of $.50 were issued. As of December 31, 1996, the stock options to exercise 25,000 shares were settled through the issuance of 20,000 Common Shares with a fair value of $8,000.

During 1997, the Compensatory Benefit Plan, the Old Plan and the 1994 Plan were terminated and any future amounts will be granted under the 1997 Stock Incentive Plan.

At the annual Meeting of the Shareholders of the Company, held on October 8, 1997, the Shareholders adopted the Company's 1997 Stock Incentive Plan (the "1997 Plan"). Under the terms of the 1997 Plan, the Company may grant employees or consultants and advisors for services rendered to the Company, stock options, stock appreciation rights or stock awards. The Company has reserved 3,000,000 Common Shares for issuance pursuant to the 1997 Plan. The exercise price of all options shall not be less than the fair market value of the Common Shares on the date of grant. As of December 31, 1997, options to acquire an aggregate of 500,000 Common Shares were outstanding under the 1997 Plan during 1997. As of December 31, 1997, no stock appreciation rights had been granted and there had been no stock awards under the 1997 Plan. The 1997 Plan expires on August 22, 2007.

The following represents stock option activity for the 1997 Plan for the year ended December 31, 1997:

                                                          Weighted Average
                                         Number                Exercise                Exercise
                                        of Shares          Price per Share          Price per Share
                                        ---------          ---------------          ---------------
Outstanding at December 31, 1996              --               $    --                  $    --
Granted                                  500,000                  2.00                     2.00
Exercised                                     --                    --                       --
Canceled                                      --                    --                       --
                                         -------               -------                  -------
Outstanding at December 31, 1997         500,000               $  2.00                  $  2.00
                                         =======               =======                  =======

At December 31, 1997 none of the options granted have vested.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


In accordance with provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its employee stock option plan and, accordingly, does not recognize compensation expense for options issued to employees. If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net loss and basic loss per share would have been reduced to the pro forma amounts indicated in the table below:

                                                   1997
                                                   ----
     Net loss attributable to common
       stockholders - as reported              $(2,478,577)
     Net loss attributed to common
       stockholders - pro forma                $(2,548,577)
     Basic loss per share - as reported        $      (.17)
     Basic loss per share pro forma            $      (.17)

Because the SFAS No. 123 method of accounting has not been applied to options granted prior to December 31, 1995, the resulting pro forma compensation expense may not be representative of the cost to be expected in future years.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

     Expected dividend                                   0%
     Expected stock price volatility                   142%
     Risk free interest rate                             6%
     Expected life of option                             5 years


NOTE G - ANGELES METAL TRIM CO.

On January 21, 1997, Consolidated Land & Cattle Company (an inactive subsidiary of the Company) merged with Angeles Acquisition Corp. (a privately held company). Angeles Acquisition Corp. survived the merger and is a wholly owned subsidiary of the Company. As part of the merger, the Company issued 8,638,003 Common Shares to the sole shareholder of Angeles Acquisition Corp. The shares were recorded at the stockholder's basis in the entity. Concurrent with the merger, the Company sold 5,496,911 Common Shares in a private transaction, for an aggregate purchase price of $1,000,000. Prior to the merger, Angeles Acquisition Corp. acquired Angeles for approximately $4,300,000, including fees and expenses. Angeles incurred indebtedness of approximately $4,300,000, which was

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


used in connection with this acquisition. A portion of the proceeds from the indebtedness was used to repay the outstanding balance of $900,000 under Angeles' line of credit. The transaction was accounted for using the purchase method of accounting. The allocation of the purchase price resulted in an excess purchase price over fair value of net assets acquired of $2,384,904. This amount represents goodwill and is being amortized over 10 years. The results of operations for Angeles are included in the statement of operations from the date of acquisition.

The pro forma effect on the statement of operations for the years ended December 31, 1997 and 1996 assuming this acquisition had occurred on January 1, 1996, would have been as follows:

                                1997                         1996
                                ----                         ----
   Revenues                 $ 17,935,393                 $20,879,891
   Net loss                 $ (2,478,577)                $(2,351,665)

These pro forma results have been prepared for comparative purposes and are not meant to be indicative of the results had the acquisition occurred on the date indicated, or which may result in the future.


NOTE H - NOTES PAYABLE

On January 15, 1997, the Company entered into a credit facility with a lender and borrowed approximately $2,800,000. This credit facility was due on December 15, 1998 and bore interest at a rate of 2% per annum over the lender's LIBOR-Rate. The balance outstanding at December 31, 1997 was approximately $2,116,000. Interest expense was approximately $203,000 in 1997.

On January 17, 1997, the Company also borrowed $1,400,000 from a financial institution at an interest rate of 9.78%, payable in forty-eight installments, with the final payment due on February 17, 2001. The balance outstanding at December 31, 1997 was approximately $1,132,000. Interest expense was approximately $115,000 in 1997.

On January 12, 1998, both of the above discussed loans were repaid in connection with the establishment of a new financing facility with Congress Financial Corporation (Western) ("Congress Financial"). The new facility consists of $3,443,000 in term loans, payable $57,384 per month, through January 2003, and revolving lines of credit as determined as a percentage of eligible accounts receivable and eligible inventories expiring January 2000, less certain reserves as defined in the new agreement. The maximum borrowings permitted under the new credit facility is $20,000,000, as defined in the agreement. Interest is payable monthly at the bank's prime rate plus 0.75% per annum (9.25% at December 31, 1997). All the advances under the new facility are collateralized by all of the

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


assets of Angeles and Angeles Acquisition (Capitol) and are also guaranteed by the Company and California Building Systems, Inc., a subsidiary of Angeles.

The new financing facility contains a number of financial and other non-financial covenants for both Angeles and Capitol. Angeles and Capitol are in compliance with these new covenants.


NOTE I - INCOME TAXES

Deferred taxes are determined based on the estimated future tax effects of difference between the financial statements and the basis of assets and liabilities under the provisions of the enacted tax laws.

The tax effects of temporary differences that give rise to net deferred taxes at December 31, 1997 and 1996 are as follows:

Deferred tax assets:                                        1997             1996
                                                            ----             ----
  Allowance for bad debts                              $    55,201       $        --
  Reserve for inventory                                     40,000                --
  Net operating loss carryfoward                         1,664,954           240,000
  Inventory capitalization                                  56,497                --
  Depreciation and amortization                             62,794                --
  Provision for write-down of assets                            --            85,000
  Others                                                    15,200                --
                                                       -----------       -----------
              Total deferred tax assets                  1,894,646           325,000

Valuation allowance for deferred tax assets             (1,894,646)         (325,000)
                                                       -----------       -----------
              Net deferred tax asset                   $        --       $        --
                                                       ===========       ===========

A valuation allowance was established because of the uncertainty that the deferred tax asset will be realized.

At December 31, 1997 the Company had net operating loss carryforwards of approximately $4,400,000 and $2,200,000 for Federal and State income tax purposes and expire through 2012. Due to the additional common stock issued in 1997 and a change in ownership, pursuant to Section 382 of the Internal Revenue Code, the Company's utilization of its net operating loss carryforwards may be subject to limitation.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


NOTE J - COMMITMENTS

1. Leases

The Company leases its plant facilities under various operating lease agreements. A majority of the plant facilities were leased from a former owner of Angeles under three year lease agreements.

Total rent expense under operating lease agreements for the years ended December 31, 1997 and 1996, (net of sublease rental income of $19,512 and $21,071, respectively) was $328,932 and $289,774, respectively. In addition to the lease payments, the Company is responsible for property taxes.

The following is a schedule of approximate future minimum lease payments under operating leases for facilities and equipment that have initial or remaining noncancelable lease terms in excess of one year:

                Year Ending
                December 31,
                ------------
                    1998                          $ 281,000
                    1999                            262,500
                    2000                              8,500
                                                  ---------
                                                  $ 552,000
                                                  =========

Subsequent to December 31, 1997 (see note K), in connection with the acquisition of substantially all of Old Capitol's assets, the Company assumed additional future minimum lease payments due under a facilities lease of $900,000 per year through December 31, 2000.

2. Employment Contract

During 1997, the Company has a one-year employment contract with the President of one of its subsidiaries. The contract provides for annual compensation of $84,000 plus bonuses and the issuance of 500,000 stock options.


NOTE K - SUBSEQUENT EVENTS

1.  Acquisition

On January 12, 1998, the Company through its wholly-owned subsidiary, Angeles Acquisition purchased substantially all of the assets of Old Capitol, a steel processing and service center.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


Old Capitol filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of Old Capitol's assets pursuant to the Asset Purchase Agreement dated December 1, 1997 between Old Capitol and the Company.

The transaction was accounted for using the purchase method of accounting and the total consideration was approximately $8,100,000, consisting of $336,000 in cash, $1,500,000 in promissory notes (bearing interest at 9% due in installments through 1999), $300,000 of the Company's Common Shares (269,349 Common Shares), the assumption of an outstanding note and interest of $626,000, the repayment of $4,764,000 of Old Capitol's then existing senior debt and the assumption of approximately $574,000 of cost and expenses associated with the acquisition. Following the January 1998 acquisition, Angeles Acquisition changed its name to Capitol Metals Co. ("Capitol").

The following related unaudited pro forma statement of operations gives effect to such transactions as if they had occurred on January 1, 1997:

                                                          Year Ended
                                                       December 31, 1997
                                                       -----------------
          Revenues                                        $ 37,475,321
          Loss from operations                            $ (5,327,729)
          Net Loss                                        $ (6,435,407)
          Basic loss per share                            $       (.38)
          Weighted average number of
              common shares outstanding                     16,749,772

These pro forma results have been prepared for comparative purposes and are not meant to be indicative of the results had the acquisition occurred on the date indicated, or which may result in the future.

2.  Sale of Series C Preferred Shares

During March 1998, the Company sold 200 shares of its newly authorized Series C Preferred Shares at $10,000 per share for a total consideration of $2,000,000. In connection with the purchase of the Preferred Shares, the Company issued warrants to purchase up to 250,000 Common Shares at $2.38 per share. The warrants can be exercised any time until March 6, 2000. In addition, the Company paid $120,000 to a company owned by a director of the Company, for services rendered in connection with arranging for the Series C funding.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


The Series C Preferred Shares have a stated value of $10,000 per share and a 6% annual dividend rate payable quarterly in cash, or at the option of the Company in Common Shares. The Series C Preferred Shares have a liquidation preference of $10,000 per share, plus any accumulated but unpaid dividends. The Series A Preferred Shares and the Series C Preferred Shares rank pari passu in liquidation and the Series B Preferred Shares rank junior to the Series A Preferred Shares and the Series C Preferred Shares in liquidation. The Series C Preferred Shares are convertible, at the option of the holders of such shares, commencing April 20, 1998, at the conversion price per Series C Preferred Share equal to $10,000 divided by the lesser of (x) $1.75 or (y) 75% of the arithmetic average of the closing bid prices of the Common Shares for each of the five trading days prior to the exercise date of any such conversion. The Series C Preferred Shares have a mandatory redemption feature on March 10, 2001 at a redemption price of $10,000 per share, plus all accumulated and unpaid dividends. In addition, the Series C Preferred Shares are nonvoting.

3. Consulting Arrangement

In March 1998, the Company entered into a consulting arrangement with a director of the Company. This individual will receive approximately $40,000 and 150,000 Common Shares as compensation for these services and may receive up to 200,000 additional Common Shares.

4.  Related Party Transactions

During January 1998, in connection with the acquisition of Capitol and the transactions with Congress Financial, a related party loaned an additional $1,500,000 to the Company. The loan is evidenced by a convertible promissory note of the Company (the "Note") in the amount of $1,750,000, with a 12% annual interest rate payable monthly in arrears. The Note is due in one year or sooner in the event of a $25 million equity issuance by the Company and is secured by a subordinate security interest in all of the assets of the Company and its subsidiaries, effective upon the consent of Congress Financial to such security interest or the refinancing or repayment of the loan from Congress Financial. The Note is convertible into 1,750,000 Common Shares. As additional consideration for the loan, the Company issued 1,500,000 Common Shares to the individual.

During March 1998, an affiliate loaned $214,286 to the Company. The loan is evidenced by a convertible promissory note of the Company (the "Promissory Note") in the aggregate amount of $250,000, with a 12% annual interest rate payable monthly in arrears. The Promissory Note is due in one year or sooner in the event of a $25 million equity issuance by the Company and is secured by a subordinate security interest in all of the assets of the Company and its subsidiaries, effective upon the consent of Congress Financial to such security interest or the refinancing or repayment of the loan from Congress Financial. The Promissory Note is convertible into 250,000 Common Shares. As additional consideration for the loan, the Company issued 214,286 Common Shares to the affiliate.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
                           December 31, 1997 and 1996


5.  Issuance of Warrants

In March 1998, the Company issued warrants to purchase 2,000,000 Common Shares (1,000,000 exercisable at $1.00 per share and the remaining 1,000,000 at $.75 per share, expiring March 2001 and March 2000, respectively). The warrants were issued in exchange for $385,000 of cash paid by a related party.

6.  Issuance of Stock Options

In January 1998, two officers of the Company were granted a total of 400,000 stock options to purchase Common Shares with an exercise price of $1.22 per share. These stock options vest at various dates through 2001.

In March 1998, the Company issued to officers, employees and employees of affiliated entities stock options to purchase 625,000 Common Shares at $2.08 per share. These stock options vest over a four year period commencing on March 10, 1999.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                           CONSOLIDATED BALANCE SHEETS

                       JUNE 30, 1998 AND DECEMBER 31, 1997





ASSETS
                                                      June 30,       December 31,
                                                        1998            1997
                                                     -----------     ------------
                                                     (unaudited)

Current assets
     Cash                                            $   752,258     $     14,304
     Accounts receivable, less allowance
       for doubtful accounts of $254,500 and
       $138,003 in 1998 and 1997, respectively         2,950,251        1,587,035
     Inventories                                       3,812,282        1,193,208
     Deferred loan costs                                 994,949               --
     Prepaid expenses and other                          467,308           32,879
                                                     -----------     ------------
       Total current assets                            8,977,048        2,827,426

Property and equipment, net of
     accumulated depreciation of $577,598
     and $216,004 in 1998 and 1997, respectively       5,720,639        2,053,215

Goodwill, net of accumulated amortization of
     $343,895 and $225,995 in 1998 and 1997,
     respectively                                      2,015,113        2,133,013

Other assets                                           1,456,524          692,629
                                                     -----------     ------------

     Total assets                                    $18,169,324     $  7,706,283
                                                     ===========     ============





     The accompanying notes are an integral part of these financial statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                       JUNE 30, 1998 AND DECEMBER 31, 1997




LIABILITIES AND STOCKHOLDERS'                                       June 30,        December 31,
(DEFICIT) EQUITY                                                      1998              1997
                                                                  ------------      ------------
                                                                   (unaudited)
Current liabilities
     Accounts payable                                             $  3,225,603      $  3,872,397
     Accrued liabilities                                               428,101           290,618
     Current portion of long-term debt                                 388,608           320,738
     Convertible notes payable to affiliates                         2,000,000                --
     Note payable to affiliates                                             --           225,000
     Convertible notes                                               4,028,690                --
     Notes and loan payable                                          1,400,000                --
     Other                                                              21,897            61,545
                                                                  ------------      ------------
       Total current liabilities                                    11,492,899         4,770,298
                                                                  ------------      ------------

Long-term liabilities
     Long-term debt - net of current portion                         6,408,525         2,928,133
     Accrued Dividends                                                 101,580                --
                                                                  ------------      ------------
       Total long-term liabilities                                   6,510,105         2,928,133
                                                                  ------------      ------------

Redeemable Series C preferred shares                                 2,000,000                --
                                                                  ------------      ------------

Stockholders' (deficit) equity
     Series A preferred shares, par value of $.01
       per share, liquidation value of $1.00 per share:
       Authorized 1,000,000 shares, 744,000 shares
       issued and outstanding                                          744,000           744,000
     Series B preferred shares, par value of $.01
       per share, liquidation value of $1.00 per share:
       Authorized 1,000,000 shares, 449,000 shares
       issued and outstanding                                          449,000           449,000
     Common shares, par value $.0001 per share:
       Authorized - 50,000,000 shares, 18,945,756
       and 15,992,121 shares outstanding, respectively                   1,895             1,599
     Additional paid-in capital                                      7,119,703         2,070,313
     Accumulated deficit                                           (10,148,278)       (3,257,060)
                                                                  ------------      ------------
       Total stockholders' (deficit) equity                         (1,833,680)            7,852
                                                                  ------------      ------------

         Total liabilities and stockholders' (deficit) equity     $ 18,169,324      $  7,706,283
                                                                  ============      ============



     The accompanying notes are an integral part of these financial statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (unaudited)




                                                     1998              1997
                                                 ------------      ------------
Net sales                                        $  4,823,721      $  5,124,435
Cost of goods sold                                  3,956,230         4,184,732
                                                 ------------      ------------
     Gross profit                                     867,491           939,703
                                                 ------------      ------------

Operating expenses
     Selling and shipping                             174,562           259,523
     General and administrative                     1,384,424           311,394
     Payroll and related benefits                     842,010           546,369
     Depreciation and amortization                    297,100           112,926
                                                 ------------      ------------
         Total expenses                             2,698,096         1,230,212
                                                 ------------      ------------

         Loss from operations                      (1,830,605)         (290,509)
                                                 ------------      ------------

Other income (expense)
     Interest expense                              (1,380,662)         (149,998)
     Other                                             11,509            39,716
     Termination of an acquisition                   (946,547)               --
                                                 ------------      ------------
                                                   (2,315,700)         (110,282)
                                                 ------------      ------------

Net loss                                           (4,146,305)         (400,791)
Preferred share dividends                             (65,790)               --
                                                 ------------      ------------

                                                   (4,212,095)         (400,791)
Discount attributable to conversion value of
     preferred shares and warrants                   (325,204)               --
                                                 ------------      ------------
Loss applicable to common stockholders           $ (4,537,299)     $   (400,791)
                                                 ============      ============

         Basic and diluted loss per share        $       (.24)     $       (.03)
                                                 ============      ============

Weighted average number of
     common shares outstanding                     18,676,855        15,752,713
                                                 ============      ============







     The accompanying notes are an integral part of these financial statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (unaudited)




                                                     1998              1997
                                                 ------------      ------------
Net sales                                        $ 10,363,227      $ 10,454,582
Cost of goods sold                                  8,861,309         8,569,254
                                                 ------------      ------------
     Gross profit                                   1,501,918         1,885,328
                                                 ------------      ------------

Operating expenses
     Selling and shipping                             368,234           512,803
     General and administrative                     2,617,365           808,808
     Payroll and related benefits                   1,441,556         1,127,802
     Depreciation and amortization                    525,006           200,567
                                                 ------------      ------------
         Total expenses                             4,952,161         2,649,980
                                                 ------------      ------------

         Loss from operations                      (3,450,243)         (764,652)
                                                 ------------      ------------

Other income (expense)
     Interest expense                              (1,855,920)         (227,996)
     Other                                            123,409            67,667
     Termination of an acquisition                   (946,547)               --
                                                 ------------      ------------
                                                   (2,679,058)         (160,329)
                                                 ------------      ------------

Net loss                                           (6,129,301)         (924,981)
Preferred share dividends                            (108,813)               --
                                                 ------------      ------------

                                                   (6,238,114)         (924,981)
Discount attributable to conversion value of
     preferred shares and warrants                   (761,917)               --
                                                 ------------      ------------
Loss applicable to common stockholders           $ (7,000,031)     $   (924,981)
                                                 ============      ============

         Basic and diluted loss per share        $       (.39)     $       (.07)
                                                 ============      ============

Weighted average number of
     common shares outstanding                     18,171,869        14,089,254
                                                 ============      ============







     The accompanying notes are an integral part of these financial statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (unaudited)



                                                            1998             1997
                                                         -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                            $(6,129,301)     $  (924,981)
     Adjustments to reconcile net loss to net cash
       used in operations:
         Amortization and depreciation                       525,006          200,567
         Amortization of loan fees                           567,865               --
         Provision for doubtful accounts                      70,497               --
         Gain on sale of assets                                   --           (1,000)
         Common shares issued for loan fees                       --           51,563
         Common shares issued for consulting fees            477,625
         Value of options granted to non-employees               873               --
         Discount attributable to conversion
           value of convertible notes                        695,356               --
         Change in assets and liabilities:
           Accounts receivable                               143,254          236,884
           Inventories                                      (462,562)         608,006
           Prepaid expenses and other                       (229,892)         (89,754)
           Deferred loan costs                               (48,929)              --
           Other assets                                      559,246           18,350
           Accounts payable and accrued liabilities         (423,469)        (295,162)
           Other liabilities                                 (68,101)         127,361
                                                         -----------      -----------
              Net cash used in operating activities       (4,322,532)         (68,166)
                                                         -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of businesses, net of cash acquired         (1,750,000)        (939,197)
     Purchase of property and equipment                     (260,165)         (60,015)
     Notes receivable from land sales                             --          100,000
     Purchase of certificate of deposit restricted -
       against long-term obligations                        (250,000)              --
                                                         -----------      -----------
Net cash used in investing activities                     (2,260,165)        (899,212)
                                                         -----------      -----------





     The accompanying notes are an integral part of these financial statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (unaudited)




                                                                        1998              1997
                                                                    ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt                                     15,217,176           931,731
     Principal payments on long-term debt                            (16,068,345)         (617,856)
     Principal payments on note payable to former officer                     --          (285,000)
     Proceeds from issuance of 10% convertible notes, net              4,445,127                --
     Payment of notes payable to affiliates                             (225,000)               --
     Proceeds from issuance of common stock                                   --           966,901
     Short-term borrowings                                             1,714,286                --
     Proceeds from issuance of redeemable preferred shares, net        1,859,640                --
     Proceeds from sale of common stock purchase warrants                385,000                --
     Dividends                                                            (7,233)               --
                                                                    ------------      ------------
       Net cash provided by financing activities                       7,320,651           995,776
                                                                    ------------      ------------

NET INCREASE IN CASH                                                     737,954            28,398

CASH AT BEGINNING OF PERIOD                                               14,304            26,937
                                                                    ------------      ------------

CASH AT END OF PERIOD                                               $    752,258      $     55,335
                                                                    ============      ============

SUPPLEMENTAL DISCLOSURE OF
     CASH FLOW INFORMATION:
       Cash paid during the period for interest                     $    480,535      $    164,410
                                                                    ============      ============

NONCASH FINANCING ACTIVITIES:
     Issuance of common stock for consulting fees                   $    724,221      $         --
                                                                    ============      ============
     Issuance of common stock for loan cost                         $    685,715      $         --
                                                                    ============      ============
     Issuance of common stock for business acquisitions             $    300,000      $     74,479
                                                                    ============      ============
     Issuance of common stock for settlement of a liability         $    296,842      $         --
                                                                    ============      ============
     Cumulative dividends of preferred shares                       $    101,580      $         --
                                                                    ============      ============

BUSINESS ACQUISITIONS:
     Assets acquired                                                $  8,114,162      $  9,039,474
     Liabilities incurred or assumed                                  (6,064,162)       (8,099,413)
     Common shares issued                                               (300,000)             (864)
                                                                    ------------      ------------
         Cash used in business acquisitions                         $  1,750,000      $    939,197
                                                                    ============      ============




     The accompanying notes are an integral part of these financial statements.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1998
                                   (unaudited)

1.       GENERAL

The accompanying unaudited interim financial statements of Consolidated Capital of North America, Inc. (the "Company") include the accounts of the Company and its wholly-owned subsidiaries, after elimination of all significant intercompany transactions, accounts and profits. These statements include all adjustments (consisting solely of normal recurring adjustments) which, in the opinion of management, are necessary to fairly present the financial position of the Company as of June 30, 1998 and the results of its operations and its cash flows for the three and six month periods then ended. The results of operations for this interim period are not necessarily indicative of results to be expected for the full year.

These interim financial statements should be read in conjunction with the Summary of Significant Accounting Policies and other Notes to Financial Statements included in the Company's annual audited financial statements for the year ended December 31, 1997. Certain prior year amounts have been reclassified to conform with the current period presentation.

2.       BUSINESS ACTIVITIES

Prior to January 21, 1997, the Company's operations were exclusively in the real estate business. On January 21, 1997, Consolidated Land & Cattle Company, a subsidiary of the Company, merged with Angeles Acquisition Corp., a privately held company. Angeles Acquisition Corp. survived the Merger and became a wholly owned subsidiary of the Company. Prior to the merger Angeles Acquisition Corp. had acquired Angeles Metal Trim Co. ("Angeles"). Angeles and its wholly-owned subsidiary fabricate and sell steel framing materials for commercial and residential structures.

On January 12, 1998, the Company through a wholly-owned subsidiary, purchased substantially all of the assets of Capitol Metals Co., Inc. ("Old Capitol"), a privately held steel processing and service center headquartered in Torrance, California. Old Capitol filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. The total consideration was approximately $8,100,000, consisting of $336,000 in cash, $1,500,000 in promissory notes, $300,000 of Common Shares of the Company (269,349 Common Shares), the assumption of an outstanding note and interest of $626,000, the repayment of $4,764,000 of Old Capitol's then existing senior debt and the assumption of approximately $574,000 of costs and expenses associated with the acquisition. The Company agreed to include the Common Shares issued in connection with the acquisition of the assets of Old Capitol in a registration statement which was filed with the Securities and Exchange Commission on August 6, 1998. During February 1998, Angeles Acquisition Corp. changed its corporate name to Capitol Metals Co. ("Capitol").

As of December 31, 1997 and June 30, 1998, the Company had a working capital deficit of $1,942,872

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                                  JUNE 30, 1998
                                   (unaudited)

and $2,515,851, respectively and a net loss of $2,478,577 and $6,129,301 for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively. In January 1998, the Company acquired substantially all of the assets of Old Capitol, which had filed for protection under Chapter 11 of the Bankruptcy Code. The ability of the Company to successfully carry out its business plan is dependent upon its ability to obtain sufficient additional capital and to generate significant revenues through its existing assets, including the Capitol assets.

The Company plans to raise additional working capital through private offerings of debt and equity. There is no assurance that the Company will have sufficient funds to execute its business plan of generate positive operating results. Management believes that the funds on hand and raised in placements subsequent to year end will be sufficient to fund its operating needs through at least December 31, 1998.

With the recent acquisition of Angeles and Capitol, the Company intends to focus on the steel frame building business, steel service center operations and complementary businesses. Management believes that the acquisition of Capitol will provide the Company with several advantages toward the accomplishment of its business objective of achieving profitability. The Company has relocated the Los Angeles, California operations of Angeles to the Torrance, California facility currently used by Capitol. In addition to the long term reduction in facilities cost, this relocation has allowed management to combine several previously duplicative functions, creating efficiencies and cost savings. These functions include: materials receiving, slitting operations, purchasing, accounting and other administrative functions. Additionally, as the companies currently use several common suppliers, the Company believes that the purchasing volume created by the addition of Capitol may create reduced pricing for materials and services utilized by Angeles and Capitol.

The pro forma effect on the statement of operations for the Company had the acquisition taken place on January 1, 1997 would have been as follows:



                                                Six Months Ended
                                                     June 30,
                                           ------------------------------
                                               1998              1997
                                           ------------------------------
Revenues                                   $ 10,624,121      $ 22,505,881
Loss from operations                       $ (3,523,344)     $   (913,412)
Net loss                                   $ (6,262,680)     $ (1,799,447)
Loss applicable to common stockholders     $ (7,133,410)     $ (1,799,447)
Basic and fully diluted loss per share     $       (.39)     $       (.11)
Weighted average number of Common
   Shares outstanding                        18,341,115        15,858,603

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                                  JUNE 30, 1998
                                   (unaudited)

3.       LONG-TERM DEBT

During January 1998, the Company entered into a new financing arrangement with Congress Financial Corporation (Western) ("Congress Financial"). The Company incurred $8,100,000 of indebtedness from Congress Financial, of which $3,300,000 was utilized for the repayment of outstanding revolving and term indebtedness of Angeles and $4,800,000 of which was utilized in connection with the acquisition of Capitol. Congress Financial provided $1,400,000 and $3,300,000 in financing under revolving lines of credit to Angeles and Capitol, respectively, and provided $1,900,000 and $1,500,000 to Angeles and Capitol, respectively, in financing under term loans. These loans are collectively referred to as the "Congress Facility."

Under the Congress Facility, Angeles and Capitol can borrow up to a maximum of $20 million. The revolving line of credit portion of the Congress Facility is limited by the amount of eligible accounts receivable and inventory and requires Angeles and Capitol to comply with certain financial and other non-financial covenants, as defined in the agreement. The Congress Facility is available, subject to support by the appropriate levels of assets and compliance with the applicable financial and other non-financial covenants by both Angeles and Capitol, to provide financing for general corporate purposes. The Company is in compliance with these covenants. The revolving line of credit component of the Congress Facility is due in January 2000. The term loans are to be repaid in 60 monthly installments commencing February 1, 1998. Amounts drawn under the Congress Facility bear interest at a rate which is .75% per annum over the prime rate announced by First Union National Bank for the interest period.

There are no compensating balance requirements under either of these two financing arrangements.

All of the accounts receivable, inventory, equipment and intangibles of Angeles and Capitol have been pledged as security for the Congress Facility. The Congress Facility has been guaranteed by the Company and California Building Systems, Inc., a subsidiary of Angeles.

4.       SALE OF CONVERTIBLE NOTES

The Company has issued and sold, in a private placement, an aggregate of $5.0 million of its 10% Convertible Notes (collectively, the "Notes") pursuant to the terms of a Note Purchase Agreement between the Company and the purchasers of the Notes (the "Note Purchase Agreement"). The Company issued $2 million of the Notes on April 9, 1998, $1.5 million on April 16, 1998, $500,000 on June 9, 1998 and $1,000,000 on June 16, 1998. The proceeds from the issuance of the Notes were used for working capital. Interest is payable on the principal of the Notes from the date of issuance at the rate of 10% per annum. The interest is payable semi-annually on October 1 and April 1 commencing October 1, 1998, until the principal is paid in full. The maturity date of the Notes is April 9, 1999 (the "Maturity Date"). The Company has the right, at its sole option, to pay any interest due on the Notes in Common

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                                  JUNE 30, 1998
                                   (unaudited)

Shares of the Company based on the arithmetic average of the closing bid and ask price of the Company's Common Shares for the twenty trading days prior to the interest payment due date (the "Interest Shares").

At any time after issuance and prior to the Maturity Date, the outstanding principal amount of the Notes, any and all accrued and unpaid interest thereon, in whole or in increments of at least $20,000 of principal, may be converted by the holder thereof into Common Shares of the Company (the "Conversion Shares") at the Conversion Price equal to the lesser of (i) $1.75 per share of (ii) the following conversion prices: (x) on or after August 6, 1998 at a per share price equal to eighty percent (80%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for the twenty trading days prior to the exercise date of such conversion and (y) on or after October 5,1998 at a per share price equal to seventy-five (75%) of the arithmetic average of the closing bid and ask prices of the Company's Common Shares for each of the twenty trading days prior to the exercise date of the such conversion. Based on an assumed conversion price of $.633275, the Notes are convertible into 7,895,470 Common Shares. The conversion price is subject to adjustment under specified antidilution provisions. The Company agreed to register the Conversion Shares and Interest Shares in a registration statement filed with the Securities and Exchange Commission and to have such registration statement effective within 90 days of each issuance date. Failure to have the registration statement effective by such dates subjects the Company to monetary penalties. The Company has accrued $97,250 for penalties relating to this provision. The registration statement was filed with Securities Exchange Commission on August 6, 1998.

5.       DIVIDENDS

As of June 30, 1998, the Company has a liability for the dividends accrued to the preferred shareholders for the Series A, Series B and Series C Preferred Shares which amount to $44,640, $26,940 and $30,000, respectively. The dividends for these Preferred Shares are considered as a noncurrent liability in the amount of $101,580, as the Company does not intend to pay dividends in cash on these shares in 1998. The dividends to the Series C Preferred shareholders will be paid in Common Shares of the Company valued at $30,000.

6.       CONSULTING AGREEMENT

In March 1998, the Company entered into a consulting arrangement with a director of the Company. This individual received $40,000 and 250,000 Common Shares as compensation for these services. Compensation for the services are valued at the quoted market value of the Common Shares on the date earned.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                                  JUNE 30, 1998
                                   (unaudited)

7.       LOSS PER SHARE

Common share equivalents were not considered as they would be anti-dilutive and had no impact on the loss per share for the six month periods presented. However, the impact under the treasury stock method of dilutive stock options and warrants would have been 937,255 Common Shares for the six months ended June 30, 1998. There were no dilutive stock options or warrants for the six months ended June 30, 1997.

8.       PROPOSED ACQUISITION

During April 1998 the Company entered into a letter of intent to acquire Form Tech Steel, Inc. ("Form Tech") a privately held, Midwest-based steel service center. During July 1998 the Company withdrew its offer to purchase Form Tech. Capitalized costs incurred amounted to $946,547 which included common stock issued for consulting fees having a value of $477,625, deposit of $200,000, outside accounting fees of $48,000, advance for financing fees of $25,000, estimated penalty to convertible note holders of $97,250 related to the delay in filing a registration statement as a result of the potential acquisition and various other expenses amounting to $98,672 have been expensed in the accompanying statements of operations.

9.       SUBSEQUENT EVENTS

         A.       Handel and BINHAD Notes

The Company is in default under the Handel Note assumed in connection with the acquisition of Capitol Metals (the "Capitol Acquisition") and has an obligation to repay $450,000 plus accrued interest on such Note. The Company is also in default under a $300,000 Note issued in connection with the Capitol Acquisition (the "BINHAD Note"). The Handel Note and the BINHAD Note are subordinate to the Congress Facility. No action may be commenced on the Handel Note or the BINHAD Note until October 12, 1998 and January 12, 1999, respectively. Failure to cure such default on such dates will constitute an event of default under the Congress Facility and the Convertible Notes.

The Company has filed a claim against BINHAD for certain breaches of representations and warranties by BINHAD in connection with the Capitol Acquisition. The Company intends to offset such damages against amounts outstanding under the BINHAD Note.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                                  JUNE 30, 1998
                                   (unaudited)

         B.       Termination of President of Angeles

Ronald F. Martin served as the President of Angeles Metal Trim, Co., an operating subsidiary of the Company, from April 10, 1997 to May 12, 1998. As part of the consideration for services rendered under the Employment Agreement, Mr. Martin was granted 500,000 options with an exercise price of $2.00 per share to purchase Common Shares. Effective May 12, 1998, Mr. Martin was terminated, as the President of Angeles Metal Trim Co., and all stock options held by Mr. Martin were canceled.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Capitol Metals Co., Inc.:

We have audited the accompanying balance sheet of Capitol Metals Co., Inc. (the "Company") as of December 31, 1996, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Metals Co., Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Note 1 of the financial statements, the Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the assets of the Company (see note 12). It is not presently determinable whether the amounts realizable from the disposition of the remaining assets or the amounts that creditors agree to accept in settlement of the obligations due them will differ materially from the amounts shown in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                      /s/ Gumbiner, Savett, Finkel, Fingleson & Rose, Inc.


May 7, 1997, except for Notes 1 and 12
  as to which the date is January 12, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Capitol Metals Co., Inc.:

We have audited the accompanying balance sheet of Capitol Metals Co., Inc. (the "Company") as of December 31, 1997, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Metals Co., Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Note 1 of the financial statements, the Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the assets of the Company (see note 12). It is not presently determinable whether the amounts realizable from the disposition of the remaining assets or the amounts that creditors agree to accept in settlement of the obligations due them will differ materially from the amounts shown in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              /s/ Arthur Andersen LLP


Los Angeles, California
March 24, 1998

                            CAPITOL METALS CO., INC.
                                 BALANCE SHEETS
                           December 31, 1997 and 1996


ASSETS
                                                         1997           1996
                                                         ----           ----
Current Assets
     Cash                                          $    25,720     $    15,533
     Accounts receivable, less allowance
       for doubtful accounts of $145,000 and
       $100,000 in 1997 and 1996, respectively       1,489,625       3,141,946
     Inventories                                     2,372,916       6,681,605
     Prepaids and other current assets                 126,462         370,458
                                                   -----------     -----------

         Total current assets                        4,014,723      10,209,542
                                                   -----------     -----------

Property and Equipment, at cost
     net of accumulated depreciation                 1,005,090         968,474
                                                   -----------     -----------

Other Assets
     Deposits                                           51,681         129,440
     Intangibles                                            --         335,813
                                                   -----------     -----------

         Total other assets                             51,681         465,253
                                                   -----------     -----------

         Total Assets                              $ 5,071,494     $11,643,269
                                                   ===========     ===========









        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                                 BALANCE SHEETS
                           December 31, 1997 and 1996


LIABILITIES AND STOCKHOLDER'S DEFICIT
                                                              1997              1996
                                                              ----              ----
Current Liabilities
     Short-term borrowings                                $  4,649,789      $  8,749,352
     Current portion of long-term debt                          18,453            26,403
     Accounts payable                                        5,713,157         5,423,776
     Accrued expenses                                          294,292           357,304
     Due to stockholder                                         60,000                --
     Due to affiliates                                         336,502            54,055
     Loan payable                                              600,000           250,000
                                                          ------------      ------------

         Total current liabilities                          11,672,193        14,860,890
                                                          ------------      ------------

Long-term Debt                                                  10,000            28,453
                                                          ------------      ------------

Subordinated Debt to Stockholder                             2,714,952         2,714,952
                                                          ------------      ------------

Commitments and Contingencies (Note 9)

Stockholder's Deficit
     Common stock, no par value:
         Authorized, 100,000 shares
         Outstanding, 10,000 shares                            500,000           500,000
     Paid in capital                                           692,966           692,966
     Liabilities assumed in excess of assets acquired
         in related party acquisition                       (3,079,930)       (3,079,930)
     Accumulated deficit                                    (7,438,687)       (4,074,062)
                                                          ------------      ------------

         Total stockholder's deficit                        (9,325,651)       (5,961,026)
                                                          ------------      ------------

         Total Liabilities and Stockholder's Deficit      $  5,071,494      $ 11,643,269
                                                          ============      ============





        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                 STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                  For the Years Ended December 31, 1997 and 1996


                                                1997              1996
                                                ----              ----
Net Sales                                  $ 20,485,843      $ 28,650,588

Cost of Sales                                18,800,676        25,027,828
                                           ------------      ------------

       Gross Profit                           1,685,167         3,622,760
                                           ------------      ------------


Operating Expenses
     General and administrative               1,001,067           963,443
     Salaries                                   949,709         1,153,040
     Rent                                       747,453           671,589
     Insurance                                  398,776           310,349
     Professional fees                          499,528           340,640
     Loan fees                                  316,704            65,286
                                           ------------      ------------
       Total operating expenses               3,913,237         3,504,347
                                           ------------      ------------

       (Loss) Income from Operations         (2,228,070)          118,413

Interest Expense                              1,136,555         1,551,903
                                           ------------      ------------

       Net Loss                              (3,364,625)       (1,433,490)

Accumulated Deficit, beginning of year       (4,074,062)       (2,640,572)
                                           ------------      ------------

Accumulated Deficit, end of year           $ (7,438,687)     $ (4,074,062)
                                           ============      ============

Basic Loss Per Share                       $    (336.46)     $    (143.35)
                                           ============      ============

Common Shares Outstanding                        10,000            10,000
                                           ============      ============




        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1997 and 1996

                                                               1997             1996
                                                               ----             ----
Cash Flows from Operating Activities:
     Net loss                                               $(3,364,625)     $(1,433,490)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
         Depreciation and amortization                          149,286          185,327
         Write-off of intangibles                               267,421               --
         Provision for doubtful accounts                         45,000               --
         Changes in assets and liabilities:
           Accounts receivable                                1,607,321           70,440
           Inventories                                        4,308,689        2,898,551
           Prepaids and other assets                            323,861         (187,833)
           Accounts payable and accrued expenses                226,369          (33,190)
           Due to affiliates                                    282,447           25,332
           Due to stockholder                                    60,000               --
                                                            -----------      -----------
              Net cash provided by operating activities       3,905,769        1,525,137
                                                            -----------      -----------

Cash Flows from Investing Activities:
     Purchases of property and equipment                        (84,616)        (237,475)
                                                            -----------      -----------
       Net cash used in investing activities                    (84,616)        (237,475)
                                                            -----------      -----------

Cash Flows From Financial Activities:
     Proceeds from loan payable                                 600,000          250,000
     Payments of short-term borrowings and loan payable      (4,349,563)      (1,395,082)
     Proceeds from long-term debt                                    --          166,667
     Payments of long-term debt                                 (26,403)        (309,044)
     Payments of loan fees                                      (35,000)          (5,917)
                                                            -----------      -----------
       Net cash used in financing activities                 (3,810,966)      (1,293,376)
                                                            -----------      -----------

Net increase (decrease) in cash                                  10,187           (5,714)

Cash, beginning of year                                          15,533           21,247
                                                            -----------      -----------

Cash, end of year                                           $    25,720      $    15,533
                                                            ===========      ===========

Supplemental Disclosure of Cash Flow Information:
     Cash paid during the year for:
       Interest                                             $ 1,040,234      $ 1,418,269
       Income taxes                                         $       800      $       800




        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 1:  BUSINESS AND OPERATIONS

         Capitol Metals Co., Inc., a California corporation (the "Company"), is a supplier and processor of flat rolled steel for use in the manufacture of consumer goods. Its customers are steel suppliers and manufacturers throughout the United States.

         The Company incurred losses for the years ended December 31, 1997 and 1996, has a stockholder's deficit of $9,325,651 and a negative working capital of $7,657,470 as of December 31, 1997.

         The Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the Company's assets pursuant to the Asset Purchase Agreement dated December 1, 1997 between the Company and Angeles Acquisition Corp. ("Angeles"), a wholly owned subsidiary of Consolidated Capital of North America, Inc. ("Consolidated"). The sale was consummated on January 12, 1998 (see note 12). The plan for the disposition of the remaining assets and settlement of liabilities is to be filed by July 22, 1998 with the Bankruptcy Court. A hearing on the proposed plan is expected to occur prior to the end of 1998. It is not presently determinable whether the amounts realizable from the disposition of the remaining assets or the amounts that creditors agree to accept in settlement of the obligations due them will differ materially from the amounts shown in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.       Inventories:

         Inventories are stated at the lower of cost (specific identification) or market and consist primarily of raw materials.

         b.       Property and equipment:

         Depreciation is computed principally on the straight-line method based on the estimated useful lives of the assets, generally as follows:

          Furniture, fixtures and office equipment                    5-7 years
          Machinery and equipment                                     5-15 years
          Transportation equipment                                    5 years
          Leasehold improvements                                      20 years

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997

         c.       Intangibles:

         Intangible assets consist of reorganization costs and loan fees which are being amortized over five-year and seven-year periods, respectively. During 1997, it was determined that there was no continuing value to these intangible assets and the remaining costs of $267,421 were written off.

         d.       Income taxes:

         The Company and its sole stockholder have made the election for the Company to be taxed as an S Corporation. Therefore, corporate income is taxed directly as income to the stockholder. Accordingly, federal and state income taxes are liabilities of the stockholder and not of the Company, except that California levies a 1.5% corporate tax on electing S corporations.

         e.       Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         f.       Revenue recognition:

         The Company recognizes revenue upon shipment.

         g.       Reclassifications:

         Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 3:  PROPERTY AND EQUIPMENT

         As of December 31, 1997 and 1996, property and equipment consisted of the following:

                                                 1997             1996
                                                 ----             ----
Furniture, fixtures and office equipment     $   229,625      $   229,625
Machinery and equipment                        1,692,167        1,616,313
Transportation equipment                          48,052           48,052
Leasehold improvements                           240,192          231,432
                                             -----------      -----------
                                               2,210,036        2,125,422
       Less accumulated depreciation
           and amortization                   (1,204,946)      (1,156,948)
                                             -----------      -----------
                                             $ 1,005,090      $   968,474
                                             ===========      ===========

NOTE 4:  INTANGIBLES

         As of December 31, 1997 and 1996, intangibles consisted of the following:

                                           1997         1996
                                           ----         ----
Reorganization costs                     $     --     $165,658
Loan fees                                      --      463,489
                                         --------     --------
                                               --      629,147
       Less accumulated amortization           --      293,334
                                         --------     --------
                                         $     --     $335,813
                                         ========     ========

NOTE 5:  SHORT-TERM BORROWINGS

         The Company had a credit facility with a financial institution, which expired on October 31, 1997. This debt was repaid on January 12, 1998 in connection with the establishment of a new financing facility for Angeles. The new facility consists of a $1,500,000 term loan, payable $25,000 per month, and a revolving line of credit not to exceed $10 million, less certain reserves as defined in the new agreement. The maximum borrowings permitted under the new revolving line of credit facility are determined as a percentage of eligible accounts receivable and eligible inventories, as defined in the agreement. Interest is payable monthly at the bank's prime rate plus 0.75% per annum (9.25% at December 31, 1997). All advances under the new facility are collateralized by all of the assets of Angeles and are also guaranteed by Consolidated and its other subsidiaries.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


         The new financing facility contains various covenants including a minimum adjusted net worth, as defined in the agreement. Angeles is in compliance with the new covenants.


NOTE 6:  LONG-TERM DEBT

         As of December 31, 1997 and 1996, long-term debt consisted of the following:

                                                                        1997        1996
                                                                        ----        ----
Note, collateralized by transportation equipment, payable $866 per month through December, 1997, including interest at 8.8% per
annum                                                                  $    --     $ 9,833

Contract, collateralized by computer equipment,
payable $1,719 per month through June, 1999,
including interest at 10.8% per annum                                   28,453      45,023
                                                                       -------     -------
                                                                       $28,453     $54,856
                                                                       =======     =======

                 Current portion                                       $18,453     $26,403
                                                                       =======     =======
                 Noncurrent portion                                    $10,000     $28,453
                                                                       =======     =======

         Maturities of long-term debt during 1998 and 1999 are $18,453 and $10,000, respectively.


NOTE 7:  LOAN PAYABLE

         In May 1997, the Company entered into a $600,000 loan agreement with an unrelated third party, the terms of which were revised subsequent to year end. The new loan (i) bears interest at 10% per annum, (ii) is collateralized by substantially all of Angeles' assets (subordinated to the primary lender) (see note 5), and (iii) is due in 1998.


NOTE 8:  SUBORDINATED DEBT

         As of December 31, 1997 and 1996, subordinated debt (subject to subordination agreements entered into with the primary lender, which prohibit principal reductions without the consent of the primary lender) (see note 5), consisted of the following:

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


                                                                  1997           1996
                                                                  ----           ----
         Note payable to sole stockholder, uncollateralized,
         interest payable monthly at prime plus 2% per annum
         (10.5% at December 31, 1997) or $30,000 per month,
         whichever is greater, and due on demand               $2,714,952     $2,714,952
                                                               ==========     ==========

         The Company paid $30,000 per month in interest through June 1997 and accrued $60,000 of additional interest expense through August 1997. As a result of the bankruptcy filing and sale of the Company (see notes 1 and 12), no additional amounts have been accrued.


NOTE 9:  COMMITMENTS AND CONTINGENCIES

         a.       Leases:

         The Company leases its facilities on a month-to-month basis from a partnership which is partially owned by the Company's sole stockholder. Total rent expense amounted to $747,453 and $671,589 in 1997 and 1996, respectively.

         b.       Litigation:

         The Company is a defendant in a suit in the United States District Court which seeks to recover damages for environmental cleanup at the Operating Industries Superfund site in Monterey Park, California. The Company was a party to the Second and Third Consent Decrees executed in this action. Under the Second Consent Decree, the Company paid approximately $108,000. Under the Third Consent Decree, the Company was required to pay an additional $197,100 over an extended time period. Quarterly payments of approximately $4,100 were required until December, 1997.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 10: RELATED PARTY TRANSACTIONS

         The Company bought and sold steel from an affiliated entity. The Company leased its facilities from a partnership which is partially owned by its sole stockholder and utilized a trucking company which is owned by its sole stockholder. During the years ended December 31, 1997 and 1996, such transactions aggregated:

                                                        1997                        1996
                                                        ----                        ----
          Sales                                       $208,183                   $184,726
          Purchases                                   $672,847                   $526,332
          Freight expense                             $213,222                   $293,547
          Rent expense                                $747,453                   $671,589
          Interest expense                            $240,000                   $360,000

         As of December 31, 1997 and 1996, $392,502 and $54,055, respectively, were payable by the Company to these affiliated entities.

     The Company's credit facility, which expired on October 31, 1997, was guaranteed to the lender by the Company's sole stockholder (see note 5).


NOTE 11: EMPLOYEE BENEFIT PLAN

         The Company sponsors an employee benefit plan for eligible employees. Eligibility begins after completion of one year of eligible service. Under the plan, the Company's contributions are discretionary and it may elect to make a matching contribution at any time. There were no contributions for the plan years ended December 31, 1997 and 1996.


NOTE 12: SUBSEQUENT EVENTS

         On January 12, 1998, Consolidated through its wholly-owned subsidiary, Angeles, purchased substantially all of the assets of the Company out of bankruptcy.

         The Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the Company's assets pursuant to the Asset Purchase Agreement dated December 1, 1997 between the Company and Consolidated.

         The transaction was accounted for using the purchase method of accounting. The total consideration was approximately $8,100,000, consisting of $336,000 in cash, $1,500,000 in promissory notes (bearing interest at 9%, due in installments through 1999), $300,000 (269,349 Common Shares) of Common Stock of Consolidated, the assumption of an outstanding note and interest of $626,000 (see note 7), the repayment of $4,764,000 of the Company's then existing senior debt and the assumption of approximately $574,000 of costs and expenses associated with the acquisition.

       No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contained herein, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.



                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SELLING SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . 17
PRO FORMA COMBINED FINANCIAL
  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
MANAGEMENT'S DISCUSSION AND
  ANALYSIS AND PLAN OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . 20
BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
CERTAIN RELATIONSHIPS AND
  RELATED TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECURITY OWNERSHIP OF
  CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . 49
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1





                              CONSOLIDATED CAPITAL
                                       OF
                              NORTH AMERICA, INC.




                            18,007,714 COMMON SHARES



                             --------------------

                                   PROSPECTUS

                             --------------------





                                August 27, 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS


       There are no indemnification provisions for directors, officers or controlling persons of the Company against liability under the Securities Act of 1933. However, Sections 7-109-101 to 7-109-110 of the Colorado Business Corporation Act gives Colorado corporations the power to indemnify their directors, officers, employees, fiduciaries and agents against liability incurred in any proceeding to which they are made parties by reason of being or having served in such capacities, subject to specified conditions and exclusions set forth in the Act; authorize the payment for or reimbursement of reasonable expenses incurred by such persons in such proceedings; mandate indemnification of directors and officers who are successful on the merits; and permit companies to obtain directors' and officers' liability insurance.

       Article IX of the Company's Articles of Incorporation provides that the Board of Directors of the Company has the power to: (1) indemnify any director, officer, employee or agent of the Company to the fullest extent permitted by the Colorado Business Corporation Act; (2) authorize payment of expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Company; and (3) purchase and maintain insurance on behalf of any person who is or was a directors, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article IX of the Company's Articles of Incorporation.

       Article XI of the Company's By-Laws provides that the Company shall indemnify a person made a party to a proceeding because the person is or was a director or officer against liability incurred in the proceeding if: (i) the person conducted himself or herself in good faith; and (ii) the person reasonably believed: (1) in the case of conduct in an official capacity with the Company, that his or her conduct was in the Company's best interests; and
(2) in all other cases, that his or her conduct was at least not opposed to the company's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The Company may not indemnify a director or officer (i) in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or (ii) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. The By-Laws provide that the Company shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director or officer, against reasonable expenses incurred by him or her in connection with the proceeding.

       Article XI of the Company's By-Laws provides that the Company may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company or who, while a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign Company or other person or of an employee benefit plan, against any liability asserted or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have the power to indemnify the person against the same liability under Article XI of the Company's By-Laws.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed

\in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)



SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .$  7,809.90

Printing of Registration Statement, Prospectus, etc.  . . . . . . . . . . . .$ 20,000.00

Blue Sky Fee and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .$  2,000.00

Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . .$ 25,000.00

Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 50,000.00

Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$  5,190.10

       Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$110,000.00


---------------------------------


(1) One Selling Shareholder offering 442,000 Shares is paying a pro-rata portion of the expenses incurred by the Company in connection with the offering (2.32% of $110,000 or $2,552.00). All other expenses incurred in connection with the offering by Selling Shareholders are being borne by the Company.






ITEM 26.            RECENT SALES OF UNREGISTERED SECURITIES

       In the three years preceding the date of this Registration Statement, the Company has issued the following securities which were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

       In December 1996, the Company issued, in a private transaction, 28,500 Common Shares in exchange for cancellation of certain stock options held by employees of the Company and 12,500 Common Shares in consideration of legal services provided to the Company. The issuances of the securities were private transactions exempt from registration under Section 4(2) of the Securities Act.

       On January 21, 1997, the Company issued to Stone Pine Colorado, LLC in a private transaction, 8,638,003 of the Company's Common Shares in connection with the merger of Angeles Acquisition Corporation and Consolidated Land and Cattle Company, a subsidiary of the Company (the "Merger"). The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       Immediately following the Merger, the Company sold 5,496,911 Common Shares in a private transaction exempt from registration under Regulation S of the Securities Act to seven off-shore investors who are not "U.S. Persons" (as defined in Rule 902(o) of Regulation S) for an aggregate purchase price of $1.0 million.

       On June 25, 1997, the Company issued to Stone Pine Financial Group, LLC ("SP Financial"), a company affiliated with certain directors of the Company, in a private transaction, 16,666 of the Company's Common Shares in consideration of a loan made by SP Financial to the Company in June 1997. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On August 21, 1997, the Company issued to SP Financial in a private transaction, 60,000 of the Company's Common Shares in consideration of a loan made by SP Financial to the Company in August 1997. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       The Company issued to ERB Acquisition Group, LLC ("ERB"), a company affiliated with certain directors of the Company, in a private transaction a total of 110,000 of the Company's Common Shares in consideration of a loan made by ERB to the Company in April 1997. 50,000 shares were issued on June 7, 1997 and 10,000 were issued on the first of each month from July 1997 through December 1997. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On December 31, 1997, the Company issued in a private transaction to Stone Pine Capital, LLC ("SP Capital"), Stone Pine Advisors, LLC ("SP Advisors"), companies affiliated with certain directors of the Company, and Paul Bagley, the Chairman of the Company, 33,333, 33,333 and 33,334 of the Company's Common Shares, respectively, in consideration of loans made by SP Capital, SP Advisors and Mr. Bagley to the Company during December 1997. The issuance of the securities were private transactions exempt from registration under Section 4(2) of the Securities Act.

       On December 31, 1997, the Board of Directors of the Company approved the issuance in a private transaction of the following number of Convertible Preferred Shares of the Company in exchange for the forgiveness of outstanding indebtedness and other obligations of the Company to the following, companies affiliated with certain directors of the Company: SP Financial - 360,000 Series A Preferred Shares; ERB - 384,000 Series A Preferred Shares; Stone Pine Atlantic LLC - 131,500 Series B Preferred Shares; Stone Pine Colorado LLC - 317,500 Series B Preferred Shares. The issuances of the securities were private transactions exempt from registration under Section 4(2) of the Securities Act.

       On January 12, 1998, Consolidated issued in a private transaction 269,349 Common Shares to BINHAD, Inc. on behalf of the unsecured creditors of Capitol Metals Co. as partial consideration for the acquisition of the assets of Capitol Metals Co. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On January 30, 1998, the Company issued to Paul Bagley, the Chairman of the Company, 1,500,000 of the Company's Common Shares in consideration of a loan made by Mr. Bagley to the Company during January 1998. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On March 3, 1998, the Company issued in a private transaction warrants to purchase up to one million Common Shares of the Company, exercisable at $1.00 per share, having an exercise term of three years from the date of issuance and warrants to purchase up to one million Common Shares of the Company, exercisable at $0.75 per share, having an exercise term of two years from the date of issuance. The Warrants were issued pursuant to an exemption from registration under Regulation S of the Securities Act to private offshore investors who are not "U.S. Persons" (as defined in Rule 902(o) of Regulation
S).

       On March 10, 1998, the Company sold 200 shares of the Company's Series C 6% Convertible Preferred Shares pursuant to an exemption from registration under Regulation S of the Securities Act (the "Series C Shares") for an aggregate purchase price of $2 million. Effective July 22, 1998, 14 of the Series C Shares were exercised and 311,111 Common Shares were issued upon conversion. The Shares were issued to twelve private investors who are not "U.S. Persons" (as defined in Rule 902(o) of Regulation S). In connection with the purchase of the Series C Shares, the Company issued to the investors warrants to purchase up to 250,000 Common Shares of the Company, exercisable at $2.38 per share, having an exercise term of two years from the date of issuance.

       On March 24, 1998, the Company issued to Stone Pine Atlantic LLC, a company affiliated with certain directors of the Company, in a private transaction 214,286 of the Company's Common Shares in consideration of a loan made by Stone Pine Atlantic LLC to the Company during March 1998. The issuance of the securities was a private transaction exempt from registration under
Section 4(2) of the Securities Act.

       On April 19, 1998, April 16, 1998, June 9, 1998 and June 16, 1998 the
Company issued and sold, in private transactions, $2,000,000, $1,500,000, $500,000 and $1,000,000, respectively, principal amount of its 10% Convertible Notes to eleven accredited investors. The issuance of the securities were private transactions exempt from registration under Section 4(2) of the Securities Act.

       On May 5, 1998, the Company issued to a consultant to the Company, who is also a director of the Company, in a private transaction, 100,000 Common Shares pursuant to the terms of a Consulting Agreement with the Company. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On July 13, 1998, the Company issued to an advisor to the Company, in a private transaction, 120,000 Common Shares and warrants to purchase 200,000 Common Shares at $2.00 per share, having an exercise term of two years from the date of issuance, pursuant to the terms of an Advisory Agreement with the Company. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On July 13, 1998, the Company issued to a consultant to the Company, in a private transaction, 50,000 Common Shares pursuant to the terms of a Consulting Agreement with the Company. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On July 29, 1998, the Company issued to a former advisor to the Company, in a private transaction, 250,000 Common Shares pursuant to the terms of the Advisory Agreement with the Company. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       On August 4, 1998, the Company issued to a consultant to the Company, in a private transaction, 100,000 Common Shares pursuant to the terms of a Consulting Agreement with the Company. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.


       On August 21, 1998, the Company issued to a consultant to the Company, in a private transaction, 300,000 Common Shares. The issuance of the securities was a private transaction exempt from registration under Section 4(2) of the Securities Act.

       There were no underwriters involved in any of the transactions described above.

ITEM 27.                            EXHIBITS



       Exhibit No.                        Description
       -----------          ---------------------------------------------------
       2.1(1)               Stock Purchase Agreement, dated as of January 15,
                            1997, between Angeles Acquisition Corp., Angeles
                            Metal Trim Co., California Building Systems, Inc.,
                            and the shareholders of Angeles Metal Trim Co. and
                            D. Kingston Cable (Exhibits and Schedules omitted).

       2.2(1)               Agreement and Plan of Merger, dated January 16,
                            1997, between the Company, Consolidated Land &
                            Cattle Company, Raymond E. McElhaney, Bill M.
                            Conrad, Ronald R. McGinnis, Angeles Acquisition
                            Corp. and Stone Pine Colorado, LLC (Exhibits and
                            Schedules omitted).

       3.1(2)               Articles of Incorporation of the Company.

       3.2(11) Articles of Amendment to Articles of Incorporation, dated as of December 31, 1997 (Setting Forth Terms of Series A Preferred Stock and Series B Preferred
                            Stock).

       3.3(3) Articles of Amendment to Articles of Incorporation, dated as of March 9, 1998 (Setting Forth Terms of
                            Series C Preferred Stock).

       3.4(4)               By-Laws Revised and Amended, as of August 26, 1997.

       4.1(3) Form of Warrant to Purchase 1,000,000 Common Shares at $1.00.

       4.2(3)               Form of Warrants to Purchase 1,000,000 Common
                            Shares at $.75.

       4.3(3) Form of Warrants to Purchase 250,000 Common Shares at $2.38.

       4.4(13) Form of Warrants to Purchase 200,000 Common Shares at $2.00.

       5.1(14)              Opinion of Gallagher, Briody & Butler.

       10.1(5)              Purchase and Sale Agreement, dated January 16,
                            1997, between the Company, Raymond McElhaney, Bill
                            Conrad and Ronald McGinnis (Exhibits and Schedules omitted).

       10.2(1)              Form of Stock Purchase Agreement, dated January 16,
                            1997, between the Company and the investors
                            (Exhibits and Schedules omitted).

       10.3(5) Lease Agreement, dated January 15, 1997, by and between Angeles Metal Trim Co. and D. Kingston
                            Cable, Trustee of the Daniel Kingston Cable and
                            Barbara White Cable 1995 Revocable Intervivos Trust
                            (Re: property at 4817 and 4915 Sheila Street,
                            Commerce, California).

       10.4(5) Lease Agreement, dated January 15, 1997, by and between Angeles Metal Trim Co. and D. Kingston
                            Cable, Trustee of the Daniel Kingston Cable and
                            Barbara White Cable 1995 Revocable Intervivos Trust
                            (Re: property at 116 Y Street, Vancouver,
                            Washington).

       10.5(5) Lease Agreement, dated November 13, 1989, by and between Angeles Metal Trim Co. and 83rd Street
                            Investors (Re: property at 4841 83rd Street,
                            Sacramento, California).

       10.6(5) Lease Agreement, dated October 1, 1996, by and between Angeles Metal Trim Co. and Fred G. and
                            Patricia A. Duncolon (Re: property at 1851
                            Alexander Avenue, Tacoma, Washington).

       10.7(5) Services Agreement, dated as of February 1, 1997, between the Company and Stone Pine Atlantic, LLC.

       10.8(5) Promissory Note, dated as of January 16, 1997, between the Company and Stone Pine Colorado, LLC.

       10.9(6)              Loan Agreement, dated as of April 9, 1997, between
                            Angeles Metal Trim Co., Consolidated Capital of
                            North America, Inc., Stone Pine Colorado, LLC and
                            ERB Acquisition Group, LLC.

       10.10(6)             Promissory Note, dated April 9, 1997, of Angeles
                            Metal Trim Co. in the principal amount of $309,000, payable to ERB Acquisition Group, LLC.

       10.11(6)             Guaranty, dated April 9, 1997, and delivered by
                            Consolidated Capital of North America Inc. and
                            Stone Pine Colorado, LLC to and for the benefit of ERB Acquisition Group, LLC.

       10.12(6) Security Agreement, dated as of April 9, 1997, made and delivered by Consolidated Capital of North
                            America, Inc. in favor of ERB Acquisition Group,
                            LLC.

       10.13(7)             Loan Agreement, dated as of June 18, 1997, between
                            Angeles Metal Trim Co., Consolidated Capital of
                            North America, Inc. and Stone Pine Financial Group,
                            LLC.

       10.14(7)             Promissory Note, dated June 18, 1997, of Angeles
                            Metal Trim Co., in the principal amount of $110,210, payable to Stone Pine Financial Group,
                            LLC.

       10.15(7)             Employment Agreement, dated April 10, 1997, between
                            Angeles Metal Trim Co. and Ronald F. Martin.

       10.16(4)             Loan Agreement and Term Note, dated as of August
                            21, 1997, between Consolidated Capital of North
                            America, Inc. and Stone Pine Financial Group, LLC.

       10.17(4)             Amendment to Term Note, dated August 21, 1997.

       10.18(4)             Promissory Note, dated as of July 8, 1997, between
                            ERB Acquisition Group, LLC and Consolidated Capital of North America, Inc.

       10.19(4)             Amendment to Promissory Note, dated July 8, 1997.

       10.20(4)             Consolidated Capital of North America, Inc. 1997
                            Stock Incentive Plan.

       10.21(4) Form of Incentive Stock Option Agreement for Grants to Employees.

       10.22(4)             Form of Non-Qualified Stock Option Agreement for
                            Grants to Employees.

       10.23(4)             Form of Non-Qualified Stock Option Agreement for
                            Grants to Non-Employees.

       10.24(8)             Asset Purchase Agreement, dated as of December 1,
                            1997, between the Company and Capitol Metals Co.,
                            Inc. (Exhibits and Schedules omitted).

       10.25(8) First Amendment to Asset Purchase Agreement, dated as of January 8, 1998, among Binhad, Inc. (formerly known as Capitol Metals Co., Inc.), the Company and
                            Angeles Acquisition Corp.

       10.26(8) Assignment and Bill of Sale, dated January 9, 1998, from Binhad, Inc. (formerly known as Capitol Metals
                            Co., Inc.) to Angeles Acquisition Corp.

       10.27(8) Secured Promissory Note, dated January 12, 1998, in the principal amount of $1,200,000, from the Company and Angeles Acquisition Corp., to Binhad,
                            Inc. (formerly known as Capitol Metals, Inc.).

       10.28(8) Secured Promissory Note, dated January 12, 1998, in the principal amount of $300,000, from the Company and Angeles Acquisition Corp., to Binhad, Inc.
                            (formerly known as Capitol Metals Co., Inc.).

       10.29(8)             Security Agreement, dated January 8, 1998, between
                            Binhad, Inc. (formerly known as Capitol Metals Co.,
                            Inc.) and Angeles Acquisition Corp.

       10.30(8)             Registration Agreement, dated as of January 6,
                            1998, between Binhad, Inc. (formerly known as
                            Capitol Metals Co., Inc.) and the Company.

       10.31(8) Assignment and Assumption Agreement, dated as of January 8, 1998, among the Company, Binhad, Inc.
                            (formerly known as Capitol Metals Co., Inc.) and
                            Angeles Acquisition Corp.

       10.32(8) Note Secured by Collateral Security Agreement, dated January 12, 1998, by and between the Company and Angeles Acquisition Corp., and Nat and Evelyn
                            Handel, Trustees of the Nat and Evelyn Handel
                            Family Trust.

       10.33(8)             Collateral Security Agreement, dated January 12,
                            1998, by and between Angeles Acquisition Corp. and Nat and Evelyn Handel, Trustees of the Nat and
                            Evelyn Handel Family Trust.

       10.34(11)            Loan Agreement, dated as of December 31, 1997,
                            between the Company and Stone Pine Advisors, LLC.

       10.35(11)            Promissory Note, dated as of December 31, 1997, in
                            the principal amount of $75,000 from the Company to
                            Stone Pine Advisors, LLC.

       10.36(11)            Loan Agreement, dated as of December 31, 1997,
                            between the Company and Stone Pine Capital, LLC.

       10.37(11)            Promissory Note, dated as of December 31, 1997, in
                            the principal amount of $75,000 from the Company to
                            Stone Pine Capital, LLC.

       10.38(11)            Loan Agreement, dated as of December 31, 1997,
                            between the Company and Paul Bagley.

       10.39(11)            Promissory Note, dated as of December 31, 1997, in
                            the principal amount of $75,000 from the Company to
                            Paul Bagley.

       10.40(11)            Agreement, dated as of December 31, 1997, between
                            the Company and Stone Pine Financial Group, LLC
                            relating to the issuance of Series A Preferred
                            Shares.

       10.41(11)            Agreement, dated as of December 31, 1997, between
                            the Company and ERB Acquisition Group, LLC relating
                            to the issuance of Series A Preferred Shares.

       10.42(11)            Agreement, dated as of December 31, 1997, between
                            the Company and Stone Pine Colorado, LLC relating
                            to the issuance of Series B Preferred Shares.

       10.43(11)            Agreement, dated as of December 31, 1997, between
                            the Company and Stone Pine Atlantic, LLC relating
                            to the issuance of Series B Preferred Shares.

       10.44(11)            Convertible Note, dated as of January 9, 1998, in
                            the principal amount of $1,750,000 from the Company
                            to Paul Bagley.

       10.45(11)            Convertible Note, dated as of March 3, 1998, in the
                            principal amount of $250,000 from the Company to
                            Stone Pine Atlantic, LLC.

       10.46(3)             Offshore Securities Subscription Agreement for 6%
                            Convertible Preferred Shares - Series C, dated
                            March 6, 1998 (Exhibits and Schedules omitted).

       10.47(11)            Loan Agreement, dated January 9, 1998, by and
                            between Congress Financial Corporation (Western),
                            Angeles Metal Trim Co. and Angeles Acquisition
                            Corp.

       10.48(11)            Secured Promissory Note, dated January 9, 1998, in
                            the original principal amount of $1,943,000, from
                            Angeles Metal Trim Co. to Congress Financial
                            Corporation (Western).

       10.49(11)            Secured Promissory Note, dated January 9, 1998, in
                            the original principal amount of $200,000 from
                            Angeles Acquisition Corp. to Congress Financial
                            Corporation (Western).

       10.50(11)            Secured Promissory Note, dated January 9, 1998, in
                            the original principal amount of $1,500,000 from
                            Angeles Acquisition Corp. to Congress Financial
                            Corporation (Western).

       10.51(11)            Guarantee, dated January 9, 1998 executed by the
                            Company Angeles Metal Trim Co. and California
                            Building Systems, Inc. in favor of Congress
                            Financial Corporation (Western) with respect to
                            Angeles Acquisition Corp. notes.

       10.52(11)            Guarantee, dated January 9, 1998 executed by the
                            Company, Angeles Acquisition Corp. and California
                            Building Systems, Inc. in favor of Congress
                            Financial Corporation (Western) with respect to
                            Angeles Metal Trim Co. notes.

       10.53(11)            Lease Agreement, dated January 12, 1998, by and
                            between Danat Investment Company and the Company
                            (Re: property at 20000 South Western Avenue,
                            Torrance , California).

       10.54(11)            Subordination, Nondisturbance and Attornment
                            Agreement, dated January 12, 1998, by and among the
                            Company, Angeles Acquisition Corp., Danat
                            Investment Company and Aid Association for
                            Lutherans.

       10.55(11)            Mortgage Agreement, dated January 12, 1998,
                            executed by Aid Association for Lutherans in favor
                            of Congress Financial Corporation (Western) with
                            respect to premises at 20000 S. Western Avenue,
                            Torrance, California (Exhibits omitted).

       10.56(11)            Agreement, dated as of March 3, 1998, by and
                            between RDB Capital Advisors, LLC, Richard D.
                            Bailey, Stone Pine Investment Banking, LLC and the
                            Company.

       10.57(12)            Agreement between Company and Christian W. Wolf
                            effective March 10, 1998.

       10.58(12)            Form of Note Purchase Agreement between the Company
                            and the Purchasers of 10% Convertible Notes
                            (Exhibits and Schedules Omitted).

       10.59(12)            Form of 10% Convertible Note due April 9, 1999.

       10.60(12)            Agreement between the Company and Jeffrey R. Leach
                            effective April 29, 1998.

       10.61(13)            Amendment to 10% Convertible Note due April 9,
                            1999.

       16.1(9)              Letter from Kish Leake & Associates, P.C., dated
                            February 5, 1997, regarding change of certifying accountant.

       16.2(10)             Letter from Grant Thornton LLP, dated January 28,
                            1998, regarding change of certifying accountant.

       21(11)               Subsidiaries of the Company.

       23.1                 Consent of Arthur Andersen LLP

       23.2                 Consent of Arthur Andersen LLP

       23.3                 Consent of Grant Thornton LLP

       23.4                 Consent of Gumbiner, Savett, Finkel, Fingleson &
                            Rose, Inc.

       23.5 Consent of Gallagher, Briody & Butler (included as part of Exhibit 5.1)

       24.1 Power of Attorney (included as part of the original signature page)



(1) Incorporated by reference from the Company's Report on Form 8-K, dated January 23, 1997.

(2) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(3) Incorporated by reference from the Company's Report on Form 8-K, dated March 18, 1998.

(4) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997.

(5) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(6) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997.

(7) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997.

(8) Incorporated by reference from the Company's Report on Form 8-KA, filed on January 29, 1998.

(9) Incorporated by reference from the Company's Report on Form 8-K filed on February 7, 1997.

(10) Incorporated by reference from the Company's Report on Form 8-KA, filed on January 30, 1998.

(11) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

(12) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998.





(13) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1998.



(14)   Filed with Form SB-2 on August 6, 1998.


ITEM 28.                          UNDERTAKINGS


       The undersigned registrant will:

       (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (#230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) Include any addition or changed material on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, August 26, 1998.



                                   Consolidated Capital of North America, Inc.


                                   By: *
                                      -----------------------------------------
                                       Paul Bagley
                                       Chief Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.





Signature                                    Capacity                           Date
---------                                    --------                           ----
*                                     Chairman and Chief Executive           August 26, 1998
----------------------------------    Officer (Principal Executive Officer)
Paul Bagley

/s/ Carl Casareto                     Director and Chief Financial Officer   August 26, 1998
----------------------------------    (Principal Financial and Accounting
Carl Casareto                         Officer)

*                                     Director                               August 26, 1998
----------------------------------
Donald R. Jackson

*                                     Director                               August 26, 1998
-----------------------------------
Richard D. Bailey

*                                     Director                               August 26, 1998
---------------------------------
L. Wayne Harber

                                      Director
---------------------------------
John D. McKey, Jr.

*                                     Director                               August 26, 1998
-------------------------------
Thompson H. Rogers


*By: /s/ Carl Casareto
     ---------------------------
     Attorney-in-Fact

                               INDEX TO EXHIBITS



       Exhibit No.                        Description
       -----------          ---------------------------------------------------
       2.1(1)               Stock Purchase Agreement, dated as of January 15,
                            1997, between Angeles Acquisition Corp., Angeles
                            Metal Trim Co., California Building Systems, Inc.,
                            and the shareholders of Angeles Metal Trim Co. and
                            D. Kingston Cable (Exhibits and Schedules omitted).

       2.2(1)               Agreement and Plan of Merger, dated January 16,
                            1997, between the Company, Consolidated Land &
                            Cattle Company, Raymond E. McElhaney, Bill M.
                            Conrad, Ronald R. McGinnis, Angeles Acquisition
                            Corp. and Stone Pine Colorado, LLC (Exhibits and
                            Schedules omitted).

       3.1(2)               Articles of Incorporation of the Company.

       3.2(11) Articles of Amendment to Articles of Incorporation, dated as of December 31, 1997 (Setting Forth Terms of Series A Preferred Stock and Series B Preferred
                            Stock).

       3.3(3) Articles of Amendment to Articles of Incorporation, dated as of March 9, 1998 (Setting Forth Terms of
                            Series C Preferred Stock).

       3.4(4)               By-Laws Revised and Amended, as of August 26, 1997.

       4.1(3) Form of Warrant to Purchase 1,000,000 Common Shares at $1.00.

       4.2(3)               Form of Warrants to Purchase 1,000,000 Common
                            Shares at $.75.

       4.3(3) Form of Warrants to Purchase 250,000 Common Shares at $2.38.

       4.4(13) Form of Warrants to Purchase 200,000 Common Shares at $2.00.

       5.1(14)              Opinion of Gallagher, Briody & Butler.

       10.1(5)              Purchase and Sale Agreement, dated January 16,
                            1997, between the Company, Raymond McElhaney, Bill
                            Conrad and Ronald McGinnis (Exhibits and Schedules omitted).

       10.2(1)              Form of Stock Purchase Agreement, dated January 16,
                            1997, between the Company and the investors
                            (Exhibits and Schedules omitted).

       10.3(5) Lease Agreement, dated January 15, 1997, by and between Angeles Metal Trim Co. and D. Kingston
                            Cable, Trustee of the Daniel Kingston Cable and
                            Barbara White Cable 1995 Revocable Intervivos Trust
                            (Re: property at 4817 and 4915 Sheila Street,
                            Commerce, California).

       10.4(5) Lease Agreement, dated January 15, 1997, by and between Angeles Metal Trim Co. and D. Kingston
                            Cable, Trustee of the Daniel Kingston Cable and
                            Barbara White Cable 1995 Revocable Intervivos Trust
                            (Re: property at 116 Y Street, Vancouver,
                            Washington).

       10.5(5) Lease Agreement, dated November 13, 1989, by and between Angeles Metal Trim Co. and 83rd Street
                            Investors (Re: property at 4841 83rd Street,
                            Sacramento, California).

       10.6(5) Lease Agreement, dated October 1, 1996, by and between Angeles Metal Trim Co. and Fred G. and
                            Patricia A. Duncolon (Re: property at 1851
                            Alexander Avenue, Tacoma, Washington).

       10.7(5) Services Agreement, dated as of February 1, 1997, between the Company and Stone Pine Atlantic, LLC.

       10.8(5) Promissory Note, dated as of January 16, 1997, between the Company and Stone Pine Colorado, LLC.

       10.9(6)              Loan Agreement, dated as of April 9, 1997, between
                            Angeles Metal Trim Co., Consolidated Capital of
                            North America, Inc., Stone Pine Colorado, LLC and
                            ERB Acquisition Group, LLC.

       10.10(6)             Promissory Note, dated April 9, 1997, of Angeles
                            Metal Trim Co. in the principal amount of $309,000, payable to ERB Acquisition Group, LLC.

       10.11(6)             Guaranty, dated April 9, 1997, and delivered by
                            Consolidated Capital of North America Inc. and
                            Stone Pine Colorado, LLC to and for the benefit of ERB Acquisition Group, LLC.

       10.12(6) Security Agreement, dated as of April 9, 1997, made and delivered by Consolidated Capital of North
                            America, Inc. in favor of ERB Acquisition Group,
                            LLC.

       10.13(7)             Loan Agreement, dated as of June 18, 1997, between
                            Angeles Metal Trim Co., Consolidated Capital of
                            North America, Inc. and Stone Pine Financial Group,
                            LLC.

       10.14(7)             Promissory Note, dated June 18, 1997, of Angeles
                            Metal Trim Co., in the principal amount of $110,210, payable to Stone Pine Financial Group,
                            LLC.

       10.15(7)             Employment Agreement, dated April 10, 1997, between
                            Angeles Metal Trim Co. and Ronald F. Martin.

       10.16(4)             Loan Agreement and Term Note, dated as of August
                            21, 1997, between Consolidated Capital of North
                            America, Inc. and Stone Pine Financial Group, LLC.

       10.17(4)             Amendment to Term Note, dated August 21, 1997.

       10.18(4)             Promissory Note, dated as of July 8, 1997, between
                            ERB Acquisition Group, LLC and Consolidated Capital of North America, Inc.

       10.19(4)             Amendment to Promissory Note, dated July 8, 1997.

       10.20(4)             Consolidated Capital of North America, Inc. 1997
                            Stock Incentive Plan.

       10.21(4) Form of Incentive Stock Option Agreement for Grants to Employees.

       10.22(4)             Form of Non-Qualified Stock Option Agreement for
                            Grants to Employees.

       10.23(4)             Form of Non-Qualified Stock Option Agreement for
                            Grants to Non-Employees.

       10.24(8)             Asset Purchase Agreement, dated as of December 1,
                            1997, between the Company and Capitol Metals Co.,
                            Inc. (Exhibits and Schedules omitted).

       10.25(8) First Amendment to Asset Purchase Agreement, dated as of January 8, 1998, among Binhad, Inc. (formerly known as Capitol Metals Co., Inc.), the Company and
                            Angeles Acquisition Corp.

       10.26(8) Assignment and Bill of Sale, dated January 9, 1998, from Binhad, Inc. (formerly known as Capitol Metals
                            Co., Inc.) to Angeles Acquisition Corp.

       10.27(8) Secured Promissory Note, dated January 12, 1998, in the principal amount of $1,200,000, from the Company and Angeles Acquisition Corp., to Binhad,
                            Inc. (formerly known as Capitol Metals, Inc.).

       10.28(8) Secured Promissory Note, dated January 12, 1998, in the principal amount of $300,000, from the Company and Angeles Acquisition Corp., to Binhad, Inc.
                            (formerly known as Capitol Metals Co., Inc.).

       10.29(8)             Security Agreement, dated January 8, 1998, between
                            Binhad, Inc. (formerly known as Capitol Metals Co.,
                            Inc.) and Angeles Acquisition Corp.

       10.30(8)             Registration Agreement, dated as of January 6,
                            1998, between Binhad, Inc. (formerly known as
                            Capitol Metals Co., Inc.) and the Company.

       10.31(8) Assignment and Assumption Agreement, dated as of January 8, 1998, among the Company, Binhad, Inc.
                            (formerly known as Capitol Metals Co., Inc.) and
                            Angeles Acquisition Corp.

       10.32(8) Note Secured by Collateral Security Agreement, dated January 12, 1998, by and between the Company and Angeles Acquisition Corp., and Nat and Evelyn
                            Handel, Trustees of the Nat and Evelyn Handel
                            Family Trust.

       10.33(8)             Collateral Security Agreement, dated January 12,
                            1998, by and between Angeles Acquisition Corp. and Nat and Evelyn Handel, Trustees of the Nat and
                            Evelyn Handel Family Trust.

       10.34(11)            Loan Agreement, dated as of December 31, 1997,
                            between the Company and Stone Pine Advisors, LLC.

       10.35(11)            Promissory Note, dated as of December 31, 1997, in
                            the principal amount of $75,000 from the Company to
                            Stone Pine Advisors, LLC.

       10.36(11)            Loan Agreement, dated as of December 31, 1997,
                            between the Company and Stone Pine Capital, LLC.

       10.37(11)            Promissory Note, dated as of December 31, 1997, in
                            the principal amount of $75,000 from the Company to
                            Stone Pine Capital, LLC.

       10.38(11)            Loan Agreement, dated as of December 31, 1997,
                            between the Company and Paul Bagley.

       10.39(11)            Promissory Note, dated as of December 31, 1997, in
                            the principal amount of $75,000 from the Company to
                            Paul Bagley.

       10.40(11)            Agreement, dated as of December 31, 1997, between
                            the Company and Stone Pine Financial Group, LLC
                            relating to the issuance of Series A Preferred
                            Shares.

       10.41(11)            Agreement, dated as of December 31, 1997, between
                            the Company and ERB Acquisition Group, LLC relating
                            to the issuance of Series A Preferred Shares.

       10.42(11)            Agreement, dated as of December 31, 1997, between
                            the Company and Stone Pine Colorado, LLC relating
                            to the issuance of Series B Preferred Shares.

       10.43(11)            Agreement, dated as of December 31, 1997, between
                            the Company and Stone Pine Atlantic, LLC relating
                            to the issuance of Series B Preferred Shares.

       10.44(11)            Convertible Note, dated as of January 9, 1998, in
                            the principal amount of $1,750,000 from the Company
                            to Paul Bagley.

       10.45(11)            Convertible Note, dated as of March 3, 1998, in the
                            principal amount of $250,000 from the Company to
                            Stone Pine Atlantic, LLC.

       10.46(3)             Offshore Securities Subscription Agreement for 6%
                            Convertible Preferred Shares - Series C, dated
                            March 6, 1998 (Exhibits and Schedules omitted).

       10.47(11)            Loan Agreement, dated January 9, 1998, by and
                            between Congress Financial Corporation (Western),
                            Angeles Metal Trim Co. and Angeles Acquisition
                            Corp.

       10.48(11)            Secured Promissory Note, dated January 9, 1998, in
                            the original principal amount of $1,943,000, from
                            Angeles Metal Trim Co. to Congress Financial
                            Corporation (Western).

       10.49(11)            Secured Promissory Note, dated January 9, 1998, in
                            the original principal amount of $200,000 from
                            Angeles Acquisition Corp. to Congress Financial
                            Corporation (Western).

       10.50(11)            Secured Promissory Note, dated January 9, 1998, in
                            the original principal amount of $1,500,000 from
                            Angeles Acquisition Corp. to Congress Financial
                            Corporation (Western).

       10.51(11)            Guarantee, dated January 9, 1998 executed by the
                            Company Angeles Metal Trim Co. and California
                            Building Systems, Inc. in favor of Congress
                            Financial Corporation (Western) with respect to
                            Angeles Acquisition Corp. notes.

       10.52(11)            Guarantee, dated January 9, 1998 executed by the
                            Company, Angeles Acquisition Corp. and California
                            Building Systems, Inc. in favor of Congress
                            Financial Corporation (Western) with respect to
                            Angeles Metal Trim Co. notes.

       10.53(11)            Lease Agreement, dated January 12, 1998, by and
                            between Danat Investment Company and the Company
                            (Re: property at 20000 South Western Avenue,
                            Torrance , California).

       10.54(11)            Subordination, Nondisturbance and Attornment
                            Agreement, dated January 12, 1998, by and among the
                            Company, Angeles Acquisition Corp., Danat
                            Investment Company and Aid Association for
                            Lutherans.

       10.55(11)            Mortgage Agreement, dated January 12, 1998,
                            executed by Aid Association for Lutherans in favor
                            of Congress Financial Corporation (Western) with
                            respect to premises at 20000 S. Western Avenue,
                            Torrance, California (Exhibits omitted).

       10.56(11)            Agreement, dated as of March 3, 1998, by and
                            between RDB Capital Advisors, LLC, Richard D.
                            Bailey, Stone Pine Investment Banking, LLC and the
                            Company.

       10.57(12)            Agreement between Company and Christian W. Wolf
                            effective March 10, 1998.

       10.58(12)            Form of Note Purchase Agreement between the Company
                            and the Purchasers of 10% Convertible Notes
                            (Exhibits and Schedules Omitted).

       10.59(12)            Form of 10% Convertible Note due April 9, 1999.

       10.60(12)            Agreement between the Company and Jeffrey R. Leach
                            effective April 29, 1998.

       10.61(13)            Amendment to 10% Convertible Note due April 9,
                            1999.

       16.1(9)              Letter from Kish Leake & Associates, P.C., dated
                            February 5, 1997, regarding change of certifying accountant.

       16.2(10)             Letter from Grant Thornton LLP, dated January 28,
                            1998, regarding change of certifying accountant.

       21(11)               Subsidiaries of the Company.

       23.1                 Consent of Arthur Andersen LLP

       23.2                 Consent of Arthur Andersen LLP

       23.3                 Consent of Grant Thornton LLP

       23.4                 Consent of Gumbiner, Savett, Finkel, Fingleson &
                            Rose, Inc.

       23.5 Consent of Gallagher, Briody & Butler (included as part of Exhibit 5.1)

       24.1 Power of Attorney (included as part of the original signature page)



(1) Incorporated by reference from the Company's Report on Form 8-K, dated January 23, 1997.

(2) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(3) Incorporated by reference from the Company's Report on Form 8-K, dated March 18, 1998.

(4) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997.

(5) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(6) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997.

(7) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997.

(8) Incorporated by reference from the Company's Report on Form 8-KA, filed on January 29, 1998.

(9) Incorporated by reference from the Company's Report on Form 8-K filed on February 7, 1997.

(10) Incorporated by reference from the Company's Report on Form 8-KA, filed on January 30, 1998.

(11) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

(12) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998.





(13) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1998.



(14)   Filed with Form SB-2 on August 6, 1998.